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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             VEECO INSTRUMENTS INC.,

                            VENICE ACQUISITION CORP.

                                       AND

                                   FEI COMPANY

                                  July 11, 2002

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                               TABLE OF CONTENTS

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I.    DEFINITIONS.................................................................................1

      1.01     CERTAIN DEFINITIONS................................................................2

II.   THE MERGER.................................................................................13

      2.01     THE MERGER........................................................................13
      2.02     EFFECTIVE TIME OF THE MERGER......................................................13
      2.03     CLOSING OF THE MERGER.............................................................13
      2.04     EFFECTS OF THE MERGER.............................................................13
      2.05     AMENDMENT OF VEECO'S CERTIFICATE OF INCORPORATION AND BYLAWS......................14
      2.06     CONVERSION OF SHARES..............................................................14
      2.07     CLOSING OF FEI'S TRANSFER BOOKS...................................................15
      2.08     EXCHANGE OF CERTIFICATES..........................................................16
      2.09     TAX CONSEQUENCES..................................................................17
      2.10     SUBSEQUENT ACTION.................................................................17

III.  REPRESENTATIONS AND WARRANTIES OF FEI......................................................17

      3.01     CORPORATE ORGANIZATION............................................................17
      3.02     CAPITALIZATION....................................................................18
      3.03     AUTHORIZATION.....................................................................19
      3.04     REPORTS...........................................................................19
      3.05     NO UNDISCLOSED LIABILITIES........................................................20
      3.06     COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS..................................20
      3.07     NO CONFLICTS......................................................................20
      3.08     CONTRACTS.........................................................................21
      3.09     LITIGATION........................................................................22
      3.10     TAXES.............................................................................22
      3.11     ABSENCE OF CERTAIN CHANGES........................................................22
      3.12     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.............................................23
      3.13     INTELLECTUAL PROPERTY RIGHTS......................................................25
      3.14     ABSENCE OF LIENS; TITLE TO PROPERTY...............................................26
      3.15     ENVIRONMENTAL MATTERS.............................................................27
      3.16     BROKERS AND FINDERS...............................................................28
      3.17     REORGANIZATION....................................................................28
      3.18     BOARD APPROVAL....................................................................28
      3.19     OPINION OF FEI'S BROKER...........................................................28
      3.20     RESTRICTIONS ON BUSINESS ACTIVITIES...............................................28
      3.21     STATE ANTI-TAKEOVER STATUTES......................................................28
      3.22     OWNERSHIP OF VEECO STOCK..........................................................29
      3.23     FORM S-4 REGISTRATION STATEMENT; JOINT PROXY STATEMENT............................29

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IV.   REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION....................................29

      4.01     CORPORATE ORGANIZATION............................................................29
      4.02     CAPITALIZATION....................................................................30
      4.03     AUTHORIZATION.....................................................................31
      4.04     REPORTS...........................................................................31
      4.05     NO UNDISCLOSED LIABILITIES........................................................31
      4.06     COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS..................................32
      4.07     NO CONFLICTS......................................................................32
      4.08     CONTRACTS.........................................................................33
      4.09     LITIGATION........................................................................33
      4.10     TAXES.............................................................................34
      4.11     ABSENCE OF CERTAIN CHANGES........................................................34
      4.12     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.............................................35
      4.13     INTELLECTUAL PROPERTY RIGHTS......................................................37
      4.14     ABSENCE OF LIENS; TITLE TO PROPERTY...............................................38
      4.15     ENVIRONMENTAL MATTERS.............................................................39
      4.16     BROKERS AND FINDERS...............................................................40
      4.17     REORGANIZATION....................................................................40
      4.18     BOARD APPROVAL....................................................................40
      4.19     OPINION OF VEECO'S BROKER.........................................................40
      4.20     RESTRICTIONS ON BUSINESS ACTIVITIES...............................................40
      4.21     STATE ANTI-TAKEOVER STATUTES......................................................40
      4.22     OWNERSHIP OF FEI STOCK............................................................41
      4.23     FORM S-4 REGISTRATION STATEMENT; JOINT PROXY STATEMENT............................41
      4.24     VEECO RIGHTS AGREEMENT............................................................41

V.    COVENANTS..................................................................................41

      5.01     ACCESS............................................................................41
      5.02     CONDUCT OF THE BUSINESS OF THE PARTIES PENDING THE CLOSING DATE...................42
      5.03     RESTRICTED CONDUCT................................................................43
      5.04     CONSENTS..........................................................................45
      5.05     STOCK OPTIONS.....................................................................46
      5.06     ESPP..............................................................................47
      5.07     EMPLOYEE MATTERS..................................................................47
      5.08     INDEMNIFICATION OF OFFICERS AND DIRECTORS.........................................48
      5.09     REGISTRATION STATEMENT ON FORM S-3................................................49
      5.10     TAX MATTERS.......................................................................49
      5.11     LETTERS OF THE PARTIES' ACCOUNTANTS...............................................50
      5.12     LISTING...........................................................................51
      5.13     BOARD OF DIRECTORS; COMMITTEES; OFFICERS; HEADQUARTERS............................51
      5.14     NOTICE OF BREACH; DISCLOSURE......................................................51
      5.15     PAYMENT OF INDEBTEDNESS BY AFFILIATES.............................................51
      5.16     NO SOLICITATION -- FEI............................................................52

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      5.17     NO SOLICITATION -- VEECO..........................................................53
      5.18     BLUE SKY LAWS.....................................................................54
      5.19     ADDITIONAL AGREEMENTS.............................................................54
      5.20     DISCLOSURE........................................................................54
      5.21     REGISTRATION STATEMENT; JOINT PROXY STATEMENT.....................................54
      5.22     FEI STOCKHOLDERS' MEETING.........................................................56
      5.23     VEECO STOCKHOLDERS' MEETING.......................................................56
      5.24     SECTION 16 MATTERS................................................................57
      5.25     ACQUISITION COMPLIANCE............................................................58
      5.26     CONVEYANCE TAXES..................................................................58

VI.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.....................................58

      6.01     EFFECTIVENESS OF REGISTRATION STATEMENT...........................................58
      6.02     STOCKHOLDER APPROVAL..............................................................58
      6.03     LITIGATION........................................................................58
      6.04     NO ORDER..........................................................................58
      6.05     HSR ACT...........................................................................58
      6.06     LISTING...........................................................................59

VII.  CONDITIONS PRECEDENT TO VEECO'S AND ACQUISITION'S OBLIGATIONS..............................59

      7.01     REPRESENTATIONS AND WARRANTIES....................................................59
      7.02     PERFORMANCE OF COVENANTS..........................................................59
      7.03     MATERIAL ADVERSE EFFECT...........................................................59
      7.04     AGREEMENTS AND DOCUMENTS..........................................................59

VIII.CONDITIONS PRECEDENT TO FEI'S OBLIGATIONS...................................................59

      8.01     REPRESENTATIONS AND WARRANTIES....................................................60
      8.02     PERFORMANCE OF COVENANTS..........................................................60
      8.03     MATERIAL ADVERSE EFFECT...........................................................60
      8.04     DOCUMENTS.........................................................................60

IX.   TERMINATION................................................................................60

      9.01     TERMINATION.......................................................................60
      9.02     EFFECT OF TERMINATION.............................................................62
      9.03     EXPENSES; TERMINATION FEES........................................................62
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X.    MISCELLANEOUS..............................................................................64

      10.01    SUCCESSORS........................................................................64
      10.02    AMENDMENT.........................................................................64
      10.03    WAIVER............................................................................64
      10.04    NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................65
      10.05    ENTIRE AGREEMENT; COUNTERPARTS....................................................65
      10.06    GOVERNING LAW.....................................................................65
      10.07    DISCLOSURE SCHEDULES..............................................................65
      10.08    ATTORNEYS' FEES...................................................................66
      10.09    ASSIGNMENT........................................................................66
      10.10    NOTICES...........................................................................66
      10.11    HEADINGS..........................................................................67
      10.12    EXHIBITS AND SCHEDULES............................................................67
      10.13    SEVERABILITY......................................................................67
      10.14    NO THIRD-PARTY BENEFICIARIES......................................................67

SCHEDULES

Schedule A     FEI Stockholders Party to FEI Stockholder Voting Agreements

Schedule B     Veeco Stockholders Party to Veeco Stockholder Voting Agreements


EXHIBITS

Exhibit A      FEI  Stockholder Voting Agreements

Exhibit B      Veeco Stockholder Voting Agreements

Exhibit C      Certificate of Amendment of the Amended and Restated Certificate of Incorporation
               of Veeco Instruments Inc.

Exhibit D      Articles of Merger

Exhibit E      Fourth Amended and Restated Bylaws of Veeco Instruments Inc.

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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "MERGER AGREEMENT") is made as of July 11, 2002, by and among Veeco Instruments Inc., a Delaware corporation ("VEECO"), Venice Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Veeco ("ACQUISITION"), and FEI Company, an Oregon corporation ("FEI").

     WHEREAS, upon the terms and subject to the conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the Oregon Business Corporation Act (the "OBCA"), Veeco, FEI and Acquisition are entering into a business combination pursuant to which Acquisition will merge with and into FEI, with the result that FEI shall be the surviving corporation and shall become a wholly owned subsidiary of Veeco (the "MERGER"), all upon the terms and conditions set forth herein.

     WHEREAS, the Boards of Directors of FEI, Veeco and Acquisition have (i) determined that the Merger is consistent with and in furtherance of their long-term business strategies and fair to, advisable and in the best interests of their respective stockholders; (ii) approved this Merger Agreement and all other agreements and transactions contemplated by this Merger Agreement; and
(iii) in the case of the Board of Directors of FEI, determined to recommend that its stockholders vote to approve the Merger, and, in the case of the Board of Directors of Veeco, determined to recommend that its stockholders vote to approve the issuance of the Veeco Shares in the Merger.

     WHEREAS, Veeco has entered into those certain Voting Agreements in the forms attached hereto as EXHIBIT A (the "FEI STOCKHOLDER VOTING AGREEMENTS"), dated as of the date hereof, with the stockholders of FEI listed on SCHEDULE A to this Merger Agreement. Pursuant to the FEI Stockholder Voting Agreements, such stockholders of FEI have granted to Veeco irrevocable proxies to vote the shares of FEI Common Stock (as defined below) held by them in favor of approving the Merger, and against any alternative proposals, action, failure to act, or agreement that would result in a breach of any covenant, representation or agreement of FEI under this Merger Agreement.

     WHEREAS, FEI has entered into those certain Voting Agreements in the forms attached hereto as EXHIBIT B (the "VEECO STOCKHOLDER VOTING AGREEMENTS"), dated as of the date hereof, with the stockholders of Veeco listed on SCHEDULE B to this Merger Agreement. Pursuant to the Veeco Stockholder Voting Agreements, such stockholders of Veeco have granted to FEI irrevocable proxies to vote the Veeco Shares (as defined below) held by them in favor of approving the issuance of the Veeco Shares in the Merger, and against any alternative proposals, action, failure to act, or agreement that would result in a breach of any covenant, representation or agreement of Veeco under this Merger Agreement.

     WHEREAS, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.   DEFINITIONS

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     1.01  CERTAIN DEFINITIONS. For purposes of this Merger Agreement, the following terms shall have the following meanings:

     "ACQUISITION" shall have the meaning set forth in the introductory paragraph of this Merger Agreement.

     "AFFILIATE" of any Person shall mean, with respect to any Person, an affiliate of such Person within the meaning of Rule 405 promulgated under the Securities Act.

     "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.02.

     "ASSUMED PURCHASE RIGHT" shall have the meaning set forth in Section
5.06(a).

     "BENEFIT PLAN" shall mean, with respect to any Person, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such Person or any of its ERISA Affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such Person or any of its ERISA Affiliates or to which such Person or any of its ERISA Affiliates contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

     "BUSINESS DAY" shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "CLOSING" shall have the meaning set forth in Section 2.03(a).

     "CLOSING DATE" shall have the meaning set forth in Section 2.03(a).

     "CLOSING PRICE PER SHARE" shall mean the closing price per Veeco Share as reported by the NASDAQ on the trading day immediately preceding the Closing Date.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or any successor statute thereto.

     "CONSENT" shall mean any approval, permit, consent, ratification, permission, waiver or authorization (including any License or governmental authorization).

     "CONSTITUENT CORPORATIONS" shall have the meaning set forth in Section
2.01.

     "CONTRACT" shall mean any agreement, arrangement, commitment, understanding, indemnity, indenture, instrument or lease, including any and all amendments, supplements, and modifications (whether oral or written) thereto, whether or not in writing.

     "CONTROLLED GROUP LIABILITY" shall mean any and all liabilities (a) under Title IV of ERISA, other than for payment of premiums to the PBGC (including without limitation on account of a

                                       -2-
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complete or partial withdrawal from, or unpaid contribution to, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA), (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Section 701 et seq. of ERISA, or the provisions of law enacted by the Health Insurance Portability and Accountability Act of 1996, and (e) under corresponding or similar provisions of foreign laws or regulations.

     "DGCL" shall have the meaning set forth in the first WHEREAS clause to this Merger Agreement.

     "EFFECTIVE TIME" shall have the meaning set forth in Section 2.02.

     "ENVIRONMENT" shall mean the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAWS" shall mean any foreign, state, federal or local laws, ordinances, codes, regulations, statutes and orders promulgated by any Governmental Authority relating to Hazardous Substances, pollution, natural resources, protection of the Environment or public health and safety, including, without limitation, laws and regulations relating to the use, treatment, storage, release, disposal or transportation of Hazardous Substances or the handling and disposal of medical and biological waste.

     "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section
3.15(a).

     "EQUITY SECURITIES" shall mean any (i) capital stock or any securities representing any other equity interest or (ii) any securities convertible into or exchangeable for capital stock or any other equity interest, or any other rights, warrants or options to acquire any of the foregoing securities.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean with respect to any Person (a) any corporation that is a member of a controlled group of corporations, within the meaning of
Section 414(b) of the Code, of which that Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, of which that Person is a member, and (c) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that Person or any entity described in clause (a) or (b) is a member.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" shall have the meaning set forth in Section 2.08(a).

     "EXCHANGE FUND" shall have the meaning set forth in Section 2.08(a).

                                       -3-
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     "EXCHANGE RATIO" shall have the meaning set forth in Section 2.06(a).

     "EXISTING POLICY" shall have the meaning set forth in Section 5.08(b).

     "FEI" shall have the meaning set forth in the introductory paragraph to this Merger Agreement.

     "FEI ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Veeco) contemplating or otherwise relating to any FEI Acquisition Transaction.

     "FEI ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Merger Agreement) involving:

          (a) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, issuance of securities, purchase or acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which FEI or any other Material FEI Entity is a constituent corporation, (ii) in which a Person or "group" (as defined and described under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of FEI or another Material FEI Entity, or
(iii) in which FEI or any other Material FEI Entity issues securities representing more than 15% of the outstanding securities of any class of voting securities of FEI or such Material FEI Entity;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets (other than in the ordinary course of business) that constitute or account for 15% or more of the consolidated net revenues, net income or assets (measured by fair market value) of FEI and the other FEI Entities, on a consolidated basis; or

          (c) any liquidation or dissolution of FEI.

     "FEI AUTHORIZATIONS" shall have the meaning set forth in Section 3.06(b).

     "FEI BALANCE SHEET" shall have the meaning set forth in Section 3.05.

     "FEI BALANCE SHEET DATE" shall have the meaning set forth in Section 3.11.

     "FEI BENEFIT PLAN" shall mean any Benefit Plan maintained or contributed to by FEI, a Subsidiary of FEI or an ERISA Affiliate of either, or to which FEI, a Subsidiary of FEI or an ERISA Affiliate of either is required to contribute.

     "FEI BOARD RECOMMENDATION" shall have the meaning set forth in Section 5.22(b).

     "FEI'S BROKER" shall have the meaning set forth in Section 3.16.

     "FEI COMMON STOCK" shall mean the common stock of FEI, no par value per share.

     "FEI CONFIDENTIAL IP INFORMATION" shall have the meaning set forth in
Section 3.13(f).

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     "FEI CONTRACT" shall have the meaning set forth in Section 3.08(a).

     "FEI CONVERTIBLE DEBT" shall have the meaning set forth in Section 3.02(b).

     "FEI DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by FEI in accordance with the requirements of Section 10.07 hereof and that has been delivered by FEI to Veeco on the date of this Merger Agreement.

     "FEI ENTITIES" shall mean FEI and each of its Subsidiaries.

     "FEI ESPP" shall have the meaning set forth in Section 5.06(a).

     "FEI FINANCIAL STATEMENTS" shall have the meaning set forth in Section
3.04.

     "FEI INSIDER" shall have the meaning set forth in Section 5.24.

     "FEI INTELLECTUAL PROPERTY" shall mean all Intellectual Property used in or necessary for the conduct of FEI's and its Subsidiaries' businesses as currently conducted.

     "FEI OPTIONS" shall have the meaning set forth in Section 3.02(b).

     "FEI-OWNED IP" shall have the meaning set forth in Section 3.13(c).

     "FEI RIGHTS AGREEMENT" shall mean any preferred stock rights agreement (commonly known as a "poison pill") entered into or put in place by FEI.

     "FEI SEC DOCUMENTS" shall mean each statement, report, form, schedule, registration statement (including the related prospectus in the form filed pursuant to Rule 424(b) of the Securities Act) and proxy statement or information statement, and all other filings filed with the SEC by FEI since January 1, 1999.

     "FEI STOCK CERTIFICATE" shall have the meaning set forth in Section 2.07.

     "FEI STOCKHOLDERS' MEETING" shall have the meaning set forth in Section 5.22(a).

     "FEI STOCKHOLDER VOTING AGREEMENTS" shall have the meaning set forth in the third WHEREAS clause to this Merger Agreement.

     "FEI TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of FEI shall have failed to recommend that FEI's stockholders vote to approve the Merger, or shall have withdrawn or modified in a manner adverse to Veeco the FEI Board Recommendation; (ii) FEI shall have failed to include in the Joint Proxy Statement the FEI Board Recommendation; (iii) the Board of Directors of FEI shall have approved, endorsed or recommended any FEI Acquisition Transaction; (iv) FEI shall have entered into any letter of intent or similar document or any Contract providing for any FEI Acquisition Transaction; (v) FEI shall have failed to hold the FEI Stockholders' Meeting in accordance with Section 5.22; (vi) FEI shall have failed to prepare and mail to its stockholders the Joint Proxy Statement in accordance with Section 5.21;
(vii) a tender or exchange offer relating to FEI's securities shall have been commenced by a Person unaffiliated with

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Veeco, and FEI shall not have sent to its stockholders, pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent, given or otherwise commenced, a statement disclosing that the Board of Directors of FEI recommends rejection of such tender or exchange offer; (viii) the Board of Directors of FEI shall have granted any approval or taken any other step to exempt any transaction (other than the Merger and the other transactions with Veeco and Acquisition contemplated by this Merger Agreement) from the requirements and provisions of
Section 835 of the OBCA or other state anti-takeover statutes or regulations;
(ix) FEI's Board of Directors shall have amended or resolved to amend the FEI Rights Agreement, if in effect, in a manner so as to render it inapplicable to any FEI Acquisition Transaction (other than with respect to the Merger and other transactions contemplated by this Merger Agreement) or (x) any of the FEI Entities shall have violated in a material manner any of the restrictions set forth in Section 5.16.

     "FOREIGN CONTINUING EMPLOYEES" shall have the meaning set forth in Section 5.07(d).

     "FORM S-4 REGISTRATION STATEMENT" shall mean the registration statement on Form S-4 to be filed with the SEC by Veeco in connection with the issuance of Veeco Shares in the Merger, as said registration statement may be amended from time to time prior to or after the time it is declared effective by the SEC.

     "GAAP" shall mean United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "HAZARDOUS SUBSTANCES" shall mean (i) any waste, substance or material that is prohibited, limited, or regulated by any Environmental Law, or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment; (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls, and (v) petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products.

     "HAZARDOUS SUBSTANCE ACTIVITIES" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal remediation, release, exposure of others to, sale or distribution of any Hazardous Substance or any product containing a Hazardous Substance.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PERSONS" shall have the meaning set forth in Section 5.08(a).

     "INTELLECTUAL PROPERTY" means shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights

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registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all mask works and any registrations and applications therefor throughout the world (vi) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world;
(viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (ix) any similar or equivalent rights to any of the foregoing throughout the world.

     "IRS" shall mean the Internal Revenue Service of the United States or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "JOINT PROXY STATEMENT" shall mean the joint proxy statement/prospectus to be sent to FEI's stockholders in connection with the FEI Stockholders' Meeting and to Veeco's stockholders in connection with the Veeco Stockholders' Meeting.

     "KNOWLEDGE" shall mean, (i) with respect to an individual, the actual knowledge of such individual and (ii) with respect to any Person other than an individual, the actual knowledge of any officer or director of a corporate entity or other Person performing similar functions for any other type of non-individual Person.

     "LAW" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority and any decree, injunction, judgment, order, ruling, assessment or writ.

     "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

     "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, attachment, claim, lease, charge, option, right of first refusal, easement, servitude, encroachment or other survey defect, transfer restriction or other encumbrance of any nature whatsoever, except for liens for Taxes not yet due and payable.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on (i) the business, assets, financial condition, operations or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) the ability of such Person to consummate the transactions contemplated by this Merger Agreement prior to the Termination Date; PROVIDED, HOWEVER, that, for purposes of clause (i) above, in no event shall any of the following, alone or in combination with one another, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any effect resulting from compliance with the express terms and conditions of this Agreement; (B) any effect resulting from the announcement or pendency of the Merger (provided that the exception in this clause (B) shall not apply to the use of the term "Material Adverse Effect" in Sections 7.01 and 8.01 with respect to the representations and warranties contained in Sections 3.03, 3.07, 3.08, 3.13(b), 4.03, 4.07, 4.08, and 4.13(b)); (C) any changes in the Person's stock price or trading volume (but excluding the reasons for such changes in the stock price or trading volume); (D) any failure by the Person to meet published revenue or earnings projections (but excluding the reasons for failing to meet such projections); (E) any effect that results from changes affecting any of the industries in which the Person operates generally or the United States economy generally (including prevailing interest rate and stock market levels); (F) any effect that results primarily from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect the Person in any material respect); or (G) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement.

     "MATERIAL FEI ENTITY" shall mean any FEI Entity that is a "significant subsidiary" (as such term is defined in Regulation 210.1-02(w) of Regulation S-X of the SEC) of FEI.

     "MATERIAL VEECO ENTITY" shall mean any Veeco Entity that is a "significant subsidiary" (as such term is defined in Regulation 210.1-02(w) of Regulation S-X of the SEC) of Veeco.

     "MERGER" shall have the meaning set forth in the first WHEREAS clause to this Merger Agreement.

     "MERGER AGREEMENT" shall mean this Agreement and Plan of Merger, as amended, supplemented or otherwise modified from time to time.

     "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.06(a).

     "NASDAQ" shall mean The NASDAQ Stock Market, Inc.

     "OBCA" shall have the meaning set forth in the first WHEREAS clause to this Merger Agreement.

     "PARTY(IES)" shall mean FEI or Veeco and all of their respective Subsidiaries, including Acquisition.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity or organization, whether or not a legal entity, and including, without limitation, any Governmental Authority.

     "PHILIPS" shall mean Philips Business Electronics International B.V.

     "QUALIFYING AMENDMENT" shall mean an amendment or supplement to the Joint Proxy Statement or Form S-4 Registration Statement (including by incorporation by reference) to the extent it contains (a) a change in the Veeco Board Recommendation or a change in the FEI Board Recommendation (as the case may be),
(b) a statement of the reasons of the Board of Directors of Veeco or FEI (as the case may be) for making such change in the Veeco Board Recommendation or the FEI Board Recommendation (as the case may be) and (c) additional information reasonably related to the foregoing.

     "REGULATORY LAW" shall mean the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict, or regulate (a) mergers, acquisitions or other business combinations,
(b) foreign investment or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competitions.

     "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing, whether intentional or unintentional.

     "REPRESENTATIVES" shall mean, with respect to any Person, its officers, directors, attorneys, accountants, advisors and other representatives.

     "REQUIRED FEI STOCKHOLDER VOTE" shall mean the affirmative vote of the holders of a majority of the shares of FEI Common Stock entitled to vote at the FEI Stockholders Meeting in which a quorum is present in conformance with the requirements of OBCA, FEI's articles of incorporation, charter documents and by-laws, and NASDAQ.

     "REQUIRED VEECO STOCKHOLDER VOTE" shall mean the affirmative vote of the holders of a majority of the outstanding Veeco Shares entitled to vote at the Veeco Stockholders Meeting in which a quorum is present in conformance with the requirements of DGCL, Veeco's certificate of incorporation, charter documents and by-laws, and NASDAQ.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SUBSIDIARY" shall mean a Person shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Person that is sufficient to enable such Person to elect at least a majority of the members of such Person's Board of Directors or other governing body, or (b) at least 50% of the outstanding entity or financial interests of such Person.

     "SUPERIOR FEI PROPOSAL" shall mean an unsolicited, BONA FIDE, written offer made by a third party (other than by Veeco or by a Veeco Entity) with respect to a FEI Acquisition Transaction on terms that the Board of Directors of FEI determines in good faith make it more favorable to the stockholders of FEI for FEI to consummate such FEI Acquisition Transaction, than for FEI to consummate the Merger, after, among other relevant considerations, consultation with an independent financial advisor of nationally recognized reputation; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior FEI Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party. For purposes of this definition, the term "FEI Acquisition Transaction" shall have the meaning ascribed to such term in this Article I, except that references to "15%" therein shall be deemed to read "50%."

     "SUPERIOR VEECO PROPOSAL" shall mean an unsolicited, bona fide, written offer made by a third party (other than by FEI or by a FEI Entity) with respect to a Veeco Acquisition Transaction on terms that the Board of Directors of Veeco determines in good faith make it more favorable to the stockholders of Veeco for Veeco to consummate such Veeco Acquisition Transaction, than for

Veeco to consummate the Merger, after, among other relevant considerations, consultation with an independent financial advisor of nationally recognized reputation; provided, however, that any such offer shall not be deemed to be a "Superior Veeco Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party. For purposes of this definition, the term "Veeco Acquisition Transaction" shall have the meaning ascribed to such term in this Article I, except that references to "15%" therein shall be deemed to read "50%."

     "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.01.

     "TAX" or "TAXES" shall mean any and all taxes (whether Federal, state, local or municipal, and whether domestic or foreign), including, without limitation, income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupation, value added, AD VALOREM, transfer and other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto.

     "TAX RETURNS" shall mean any returns (including any information returns), reports and forms required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Taxes or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

     "TERMINATION DATE" shall have the meaning set forth in Section 9.01(b).

     "TERMINATION FEE" shall have the meaning set forth in Section 9.03(b).

     "THREATENED" shall mean: a claim, proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, proceeding dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the near future.

     "TRANSACTION EXPENSES" shall have the meaning set forth in Section 9.03(b).

     "U.S. CONTINUING EMPLOYEES" shall have the meaning set forth in Section 5.07(a).

     "VEECO" shall have the meaning set forth in the introductory paragraph of this Merger Agreement.

     "VEECO ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by FEI) contemplating or otherwise relating to any Veeco Acquisition Transaction.

     "VEECO ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Merger Agreement) involving:

          (a) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, issuance of securities, purchase or acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Veeco or any other Material Veeco Entity is a constituent corporation, (ii) in which a Person or "group" (as defined and described under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of Veeco or another Material Veeco Entity, or (iii) in which Veeco or any other Material Veeco Entity issues securities representing more than 15% of the outstanding securities of any class of voting securities of Veeco or such Material Veeco Entity;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets (other than in the ordinary course of business) that constitute or account for 15% or more of the consolidated net revenues, net income or assets (measured by fair market value) of Veeco and the other Veeco Entities, on a consolidated basis; or

          (c) any liquidation or dissolution of Veeco.

     "VEECO AUTHORIZATIONS" shall have the meaning set forth in Section 4.06(b).

     "VEECO BALANCE SHEET" shall have the meaning set forth in Section 4.05.

     "VEECO BALANCE SHEET DATE" shall have the meaning set forth in Section
4.11.

     "VEECO BENEFIT PLAN" shall mean any Benefit Plan maintained or contributed to by Veeco, a Subsidiary of Veeco or an ERISA Affiliate of either, or to which Veeco, a Subsidiary of Veeco or an ERISA Affiliate of either is required to contribute.

     "VEECO BENEFITS" shall have the meaning set forth in Section 5.07(a).

     "VEECO BOARD RECOMMENDATION" shall have the meaning set forth in Section 5.23(b).

     "VEECO'S BROKER" shall have the meaning set forth in Section 4.16.

     "VEECO CERTIFICATE OF INCORPORATION AMENDMENT" shall mean the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Veeco, substantially in the form attached hereto as Exhibit C.

     "VEECO CONFIDENTIAL IP INFORMATION" shall have the meaning set forth in
Section 4.13(f).

     "VEECO CONTRACT" shall have the meaning set forth in Section 4.08(a).

     "VEECO CONVERTIBLE DEBT" shall have the meaning set forth in Section
4.02(b).

     "VEECO DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Veeco in accordance with the requirements of Section 10.07 hereof and that has been delivered by Veeco to FEI on the date of this Merger Agreement.

     "VEECO ENTITIES" shall mean Veeco and each of its Subsidiaries.

     "VEECO ESPP" shall have the meaning set forth in Section 5.06(b).

     "VEECO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.04.

     "VEECO INVESTOR AGREEMENT" shall mean that certain Investor Agreement, dated as of the date hereof, by and among Veeco, Philips and FEI.

     "VEECO INTELLECTUAL PROPERTY" shall mean all Intellectual Property used in or necessary for the conduct of Veeco's and its Subsidiaries' businesses as currently conducted.

     "VEECO OPTIONS" shall have the meaning set forth in Section 4.02(b).

     "VEECO-OWNED IP" shall have the meaning set forth in Section 4.13(c).

     "VEECO RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated as of March 13, 2001, between Veeco and American Stock Transfer and Trust Company, as amended.

     "VEECO SEC DOCUMENTS" shall mean each statement, report, form, schedule, registration statement (including the related prospectus in the form filed pursuant to Rule 424(b) of the Securities Act) and proxy statement or information statement, and all other filings filed with the SEC by Veeco since January 1, 1999.

     "VEECO SHARES" shall mean the common stock, $0.01 par value per share, of Veeco.

     "VEECO STOCKHOLDERS' MEETING" shall have the meaning set forth in Section 5.23(a).

     "VEECO STOCKHOLDER VOTING AGREEMENTS" shall have the meaning set forth in the fourth WHEREAS clause to this Merger Agreement.

     "VEECO TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Veeco shall have failed to recommend that Veeco's stockholders vote to approve the issuance of Veeco Shares in the Merger, or shall have withdrawn or modified in a manner adverse to FEI the Veeco Board Recommendation;
(ii) Veeco shall have failed to include in the Joint Proxy Statement the Veeco Board Recommendation; (iii) the Board of Directors of Veeco shall have approved, endorsed or recommended any Veeco Acquisition Transaction; (iv) Veeco shall have entered into any letter of intent or similar document or any Contract providing for any Veeco Acquisition Transaction; (v) Veeco shall have failed to hold the Veeco Stockholders' Meeting in accordance with Section 5.23; (vi) Veeco shall have failed to prepare and mail to its stockholders the Joint Proxy Statement in accordance with Section 5.21; (vii) a tender or exchange offer relating to Veeco's securities shall have been commenced by a Person unaffiliated with FEI, and Veeco shall not have sent to its stockholders, pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten business days after such tender or exchange offer is first published, sent, given or otherwise commenced, a statement disclosing that the Board of Directors of Veeco recommends rejection of such tender or exchange offer; (viii) the Board of Directors of Veeco shall have granted any approval or taken any other step to exempt any transaction (other than the Merger and the other transactions with FEI contemplated by this Merger Agreement) from the requirements and provisions of Section 203 of the DGCL or other state anti-takeover statutes or regulations; (ix) Veeco's Board of Directors shall have amended or resolved to amend the Veeco Rights Agreement in a manner so as to render it inapplicable to any Veeco Acquisition Transaction (other than with respect to the Merger and other transactions contemplated by this Merger Agreement) or (x) any of the Veeco Entities shall have violated in a material manner any of the restrictions set forth in Section 5.17.

     "VOTING DEBT" shall mean any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

     1.02 The words "hereof," "herein," "hereby" and "hereunder," and words of like import, refer to this Merger Agreement as a whole and not to any particular Section hereof. References herein to any Section, Schedule or Exhibit refer to such Section of, or such Schedule or Exhibit to, this Merger Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, singular or plural, as the context may require. The word "including," when used herein, means "including, without limitation."

II.  THE MERGER

     2.01 THE MERGER. At the Effective Time of the Merger, Acquisition shall be merged with and into FEI. The separate existence of Acquisition shall thereupon cease and FEI shall continue its corporate existence as the surviving corporation (the "SURVIVING CORPORATION") under the Laws of the State of Oregon under its present name. FEI and Acquisition are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS."

     2.02 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause articles of merger substantially in the form of EXHIBIT D to be executed and filed with the Secretary of State of the State of Oregon, as provided in
Section 481 of the OBCA (the "ARTICLES OF MERGER"), and shall take all such other and further actions as may be required by Law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of the Articles of Merger. The date and time of such effectiveness are referred to herein as the "EFFECTIVE TIME."

     2.03 CLOSING OF THE MERGER

          (a) Unless this Merger Agreement shall theretofore have been terminated pursuant to the provisions of Section 9.01 hereof, the closing of the Merger (the "Closing") shall take place as promptly as practicable, but no later than the second business day, following the day on which the last of the conditions (other than conditions which, by their nature, are to be satisfied at Closing, but subject to those conditions) set forth in Articles VI, VII and VIII hereof are fulfilled or waived (by the relevant party or parties), subject to applicable Laws (the "Closing Date"), at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

          (b) Subject to the provisions of this Merger Agreement, Veeco, Acquisition and FEI shall cause to be executed and filed at the Closing the Articles of Merger, and shall cause the Articles of Merger to be recorded in accordance with the provisions of the OBCA and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

     2.04 EFFECTS OF THE MERGER. At the Effective Time of the Merger:

          (a) the separate existence of Acquisition shall cease and Acquisition shall be merged with and into FEI, which shall be the Surviving Corporation;

          (b) the Articles of Incorporation and By-Laws of Acquisition as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation, until each shall thereafter be amended in accordance with each of their terms and as provided by Law;

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals set forth on
SCHEDULE 2.04(C);

          (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed;

          (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor Liens upon the property of either of the Constituent Corporations shall be impaired by the Merger; and

          (f) the FEI Convertible Debt shall become convertible solely into a number of Veeco Shares equal to the number of Veeco Shares that would have been issued if the FEI Convertible Debt had been converted into FEI Common Stock immediately prior to the Effective Time.

     2.05 AMENDMENT OF VEECO'S CERTIFICATE OF INCORPORATION AND BYLAWS.

          (a) Immediately following the Effective Time, Article I of the Amended and Restated Certificate of Incorporation of Veeco shall be amended in its entirety to provide that "The name of the corporation is Veeco FEI Inc. (the "Corporation")."

          (b) Immediately following the Effective Time, the Bylaws of Veeco shall be amended and restated as set forth in EXHIBIT E.

     2.06 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any further action on the part of Veeco, Acquisition, FEI or any holder of any Equity Securities of the Constituent Corporations:

          (a) Each share of FEI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.355 Veeco Shares (the "MERGER CONSIDERATION"). Accordingly, 1.355 is hereinafter referred to as the "EXCHANGE RATIO."

          (b) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (c) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Veeco Shares or FEI Common Stock), reorganization, recapitalization or other like change with respect to Veeco Shares or FEI Common Stock occurring after the date of this Merger Agreement and prior to the Effective Time or after the Effective Time if the record date with respect thereto is set after the date of this Merger Agreement and prior to the Effective Time.

          (d) No fraction of a Veeco Share will be issued in exchange for surrendered shares of FEI Common Stock, but in lieu thereof each holder of shares of FEI Common Stock who would otherwise be entitled to a fraction of a Veeco Share (after aggregating all fractional shares of Veeco Shares to be received by such holder) shall receive from Veeco an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Closing Price Per Share.

          (e) All FEI Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a FEI Stock Certificate shall thereafter cease to have any rights with respect to the shares of FEI Common Stock represented thereby, except the right to receive the Merger Consideration for such FEI Common Stock upon the surrender of such FEI Stock Certificate in accordance with this Section and Section 2.08 hereof.

          (f) If any shares of FEI Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with FEI or any other FEI Entity or under which FEI or any other FEI Entity has any rights, then the Veeco Shares issued in exchange for such shares of FEI Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Veeco Shares may accordingly be marked with appropriate legends. FEI shall use commercially reasonable efforts to ensure that, from and after the Effective Time, Veeco is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     2.07 CLOSING OF FEI'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of FEI shall be closed with respect to all shares of FEI Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of FEI Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of FEI Common Stock (a "FEI STOCK CERTIFICATE") is presented to the Exchange Agent or to the Surviving Corporation or Veeco, such FEI Stock Certificate shall be canceled, and shall be exchanged as provided in Section 2.08 hereof.

     2.08 EXCHANGE OF CERTIFICATES.

          (a) On or prior to the Closing Date, Veeco shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). Promptly (but in no event more than three business days) after the Effective Time, Veeco shall deposit with the Exchange Agent (i) certificates representing the Veeco Shares issuable pursuant to this Article II and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 2.06(d) hereof. The Veeco Shares and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to herein collectively as the "EXCHANGE FUND."

          (b) As soon as reasonably practicable after the Effective Time (but in no event more than three business days after the Effective Time), the Exchange Agent will mail to the record holders of FEI Stock Certificates: (i) a letter of transmittal in customary form and containing such provisions as Veeco may reasonably specify (including a provision confirming that delivery of FEI Stock Certificates shall be effected, and risk of loss and title to FEI Stock Certificates shall pass, only upon delivery of such FEI Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of FEI Stock Certificates in exchange for certificates representing Veeco Shares as contemplated by this Article II. Upon surrender of a FEI Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Veeco, (1) the holder of such FEI Stock Certificates shall be entitled to receive in exchange therefor a certificate representing the number of whole Veeco Shares that such holder has the right to receive pursuant to the provisions of Section 2.06 hereof (and an appropriate amount of cash in lieu of any fractional Veeco Share otherwise issuable), and (2) the FEI Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.08, each FEI Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Veeco Shares (and an appropriate amount of cash in lieu of any fractional Veeco Share otherwise issuable) as contemplated by this Article II. If any FEI Stock Certificate shall have been lost, stolen or destroyed, Veeco may, in its reasonable discretion and as a condition precedent to the issuance of any certificate representing Veeco Shares hereunder, require the owner of such lost, stolen or destroyed FEI Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Veeco may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Veeco or the Surviving Corporation with respect to such FEI Stock Certificate.

          (c) No dividends or other distributions declared or made with respect to Veeco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered FEI Stock Certificate with respect to the Veeco Shares that such holder has the right to receive in the Merger until such holder surrenders such FEI Stock Certificate in accordance with this Section 2.08 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar Laws, to receive all such dividends and distributions, without interest).

          (d) Any portion of the Exchange Fund that remains undistributed to holders of FEI Stock Certificates as of the date that is 180 days after the Effective Time shall be delivered to Veeco upon demand, and any holders of FEI Stock Certificates who have not theretofore surrendered their FEI Stock Certificates in accordance with this Section 2.08 shall thereafter look only to Veeco for satisfaction of their claims for Veeco Shares, cash in lieu of fractional Veeco Shares and any dividends or distributions with respect to Veeco Shares.

          (e) Each of the Exchange Agent, Veeco and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Merger Agreement to any holder or former holder of FEI Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Veeco nor the Surviving Corporation shall be liable to any holder or former holder of FEI Common Stock or to any other Person with respect to any Veeco Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

     2.09 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Merger Agreement hereby adopt this Merger Agreement as a "plan of reorganization" as described in Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     2.10 SUBSEQUENT ACTION. If, at any time after the Effective Time, Veeco or the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of Merger, the officers and directors of Veeco and the Surviving Corporation shall be authorized (in the name and on behalf of Acquisition, in the name and on behalf of FEI or otherwise) to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Merger Agreement.

III. REPRESENTATIONS AND WARRANTIES OF FEI

     FEI hereby represents and warrants to and covenants and agrees with Veeco and Acquisition that, except as set forth in the FEI Disclosure Schedule:

     3.01 CORPORATE ORGANIZATION.

          (a) FEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. FEI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would

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not, either individually or in the aggregate, have a Material Adverse Effect on
FEI. True and complete copies of the Articles of Incorporation and By-Laws of FEI, as in effect as of the date of this Merger Agreement, have been filed by FEI as part of the FEI SEC Documents.

          (b) Each Subsidiary of FEI (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on FEI. Section 3.01(b) of the FEI Disclosure Schedule contains a complete and accurate list of each Subsidiary of FEI, indicating the jurisdiction of incorporation or organization of each such Subsidiary and FEI's percentage ownership interest therein (including each type of security held by FEI of each Subsidiary).

     3.02 CAPITALIZATION.

          (a) The authorized capital stock of FEI consists of 45,000,000 shares of FEI Common Stock, of which 32,393,766 were issued and outstanding as of June 30, 2002, and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of FEI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are free of preemptive rights, with no personal liability attaching to the ownership thereof, and were issued in conformity with applicable Laws.

          (b) As of June 30, 2002, 3,080,783 shares of FEI Common Stock (in the aggregate) were issuable upon the exercise of options previously granted, and 1,502,299 shares of FEI Common Stock (in the aggregate) were reserved for issuance upon the exercise of options available for grant, under FEI's stock option plans (collectively, the "FEI OPTIONS"), 3,533,926 shares of FEI Common Stock (in the aggregate) were issuable upon the conversion of FEI's outstanding $175 million 5.5% Convertible Subordinated Notes due August 15, 2008 (the "FEI CONVERTIBLE DEBT") and 391,645 shares of FEI Common Stock (in the aggregate) were reserved for issuance under the FEI ESPP. Except as set forth above, there are no outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of FEI or any Contracts to restructure or recapitalize FEI. Other than in connection with the FEI Convertible Debt, there are no outstanding Contracts of FEI or any Subsidiary of FEI to repurchase, redeem or otherwise acquire any Equity Securities of FEI or any Subsidiary of FEI. From December 31, 2001 to the date of this Merger Agreement, no shares of FEI capital stock have been issued except pursuant to the exercise of FEI Options, the FEI Convertible Debt or under the FEI ESPP. As of June 30, 2002, no shares of FEI capital stock were reserved for issuance, except for 1,893,944 shares of FEI Common Stock reserved for issuance upon exercise of FEI Options, the FEI Convertible Debt and under the FEI ESPP. FEI has no issued or outstanding Voting Debt.

          (c) FEI owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of FEI, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of FEI has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of

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any shares of capital stock or any other Equity Security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.02(c) of the FEI Disclosure Schedule sets forth a list of each material investment of FEI in the equity (or any security convertible or exchangeable into equity) of any Person other than its Subsidiaries.

     3.03 AUTHORIZATION. FEI has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Articles of Merger, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Merger Agreement, the Articles of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of FEI, and no other corporate proceedings on the part of FEI (other than the Required FEI Stockholder Vote and the filing of the Articles of Merger) are necessary to authorize this Merger Agreement, the Articles of Merger and any such related documents or agreements or to consummate the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by FEI and the Articles of Merger, when executed at the Closing, will be duly and validly executed and delivered by FEI. This Merger Agreement, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding agreement of FEI, enforceable in accordance with its terms, and the Articles of Merger, when executed by FEI at the Closing, assuming the due authorization, execution and delivery by each of the other parties thereto, will be legal, valid and binding agreements of FEI, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.04 REPORTS. All FEI SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. All documents required to be filed as exhibits to the FEI SEC Documents have been so filed. The FEI SEC Documents include all statements, reports and documents required to be filed by FEI pursuant to the Exchange Act and the Securities Act. The FEI SEC Documents comply in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the FEI SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. None of FEI's Subsidiaries is required to file any statements, reports or documents with the SEC. The financial statements of FEI and its Subsidiaries, including the notes thereto, included in the FEI SEC Documents (the "FEI FINANCIAL STATEMENTS") complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the
SEC). The FEI Financial Statements fairly present the consolidated financial condition, operating results and cash flows of FEI and its Subsidiaries at the dates and during the periods indicated therein in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to normal year-end adjustments and additional footnote disclosures). There has been no material change in FEI's accounting policies except as described in the notes to the FEI Financial Statements. At all times since January 1, 1999, FEI has (i) filed as and when due all documents required to be filed with NASDAQ, and (ii) otherwise timely performed all of FEI's obligations pursuant to the rules and regulations of NASDAQ.

     3.05 NO UNDISCLOSED LIABILITIES. The FEI Entities do not have any obligations or liabilities of any nature (whether matured or unmatured, absolute, accrued, fixed or contingent) other than those (i) set forth or adequately provided for in the Balance Sheet of FEI and its Subsidiaries included in FEI's Annual Report on Form 10-K for the year ended December 31, 2001 (the "FEI Balance Sheet"), (ii) not required to be set forth on the FEI Balance Sheet under GAAP consistently applied, (iii) incurred in the ordinary course of business since the FEI Balance Sheet Date, and consistent with past practice or (iv) which, individually or in the aggregate, would not have a Material Adverse Effect on FEI.

     3.06 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS.

          (a) Each of the FEI Entities has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, Law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on FEI.

          (b) Each of the FEI Entities has obtained each federal, state, county, local or foreign governmental Consent, approval, certificate, license, permit, grant, or other authorization of a Governmental Authority that is required for the operation of its business or the holding of any interest in its properties (collectively, the "FEI AUTHORIZATIONS"), and all of such FEI Authorizations are in full force and effect, except where the failure to obtain or have any of such FEI Authorizations could not reasonably be expected to have a Material Adverse Effect on FEI.

     3.07 NO CONFLICTS.

          (a) The execution, delivery and performance by FEI of this Merger Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or By-Laws or other organizational documents of FEI or any other FEI Entity, (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in or provide the basis for the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity, or trigger any repurchase obligation, of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of FEI or any other FEI Entity under, any material Contract to which FEI or any other FEI Entity is a party or by which any of their respective properties or assets are bound, or to which any of the property or assets of FEI or any other FEI Entity are subject, except for Contracts wherein the other party thereto has consented to the consummation of the Merger or irrevocably waived in writing its right to take any action contemplated in this clause (ii), (iii) violate any Law applicable to FEI or any other FEI Entity or (iv) violate or result in the revocation or suspension of any material license, permit, certificate, Consent or approval from a Governmental Authority that is necessary for the business and operations of FEI or any other FEI Entity.

          (b) No filing or registration with, or permit, authorization, Consent or approval of, or notification or disclosure to, any Governmental Authority is required by FEI or any other FEI Entity in connection with the execution and delivery of this Merger Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act or any other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) in connection with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing of appropriate merger documents as required by the DGCL and OBCA, (iv) Consents, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such Consents, orders, registrations, declarations and filings as may be required under the laws of various states or
(vi) such other Consents, filings and registrations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on FEI.

     3.08 CONTRACTS.

          (a) Neither FEI nor any of its Subsidiaries is a party to or is bound by any written contract, arrangement or commitment (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Merger Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FEI, Veeco, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Merger Agreement, but which has not been previously filed with the SEC, (iv) which are of the type required to be disclosed under Item 404 of Regulation S-K of the SEC, but which has not been previously filed with the SEC, (v) which materially restricts the conduct of any line of business by FEI or any Subsidiary thereof or, upon consummation of the Merger, will materially restrict the ability of Veeco or the Surviving Corporation or any Subsidiary thereof to engage in any proposed line of business or (vi) which, upon the consummation or stockholder approval of the transactions contemplated by this Merger Agreement, will result in any of the Veeco Entities or any of the FEI Entities, granting any rights or licenses to any material Intellectual Property of any of the Veeco Entities or any of the FEI Entities, to any third party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.08(a), whether or not set forth in the FEI Disclosure Schedule, is referred to herein as a "FEI CONTRACT".

          (b) (i) Each FEI Contract is valid and binding on FEI and any of its Subsidiaries that is a party thereto, as applicable, and is in full force and effect (except to the extent such contract has expired or terminated according to its terms), (ii) FEI and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each FEI Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FEI, and (iii) neither FEI nor any of its Subsidiaries, knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of FEI or any of its Subsidiaries under any such FEI Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FEI.

     3.09 LITIGATION. Except as disclosed in the FEI SEC Documents prior to the date hereof, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of FEI, Threatened against FEI or any other FEI Entity or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on FEI, and (ii) there is no judgment, decree or order against FEI or any other FEI Entity or, to the knowledge of FEI, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Merger Agreement, or that could reasonably be expected to have a Material Adverse Effect on FEI.

     3.10 TAXES. FEI and each of the FEI Entities has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by FEI and/or any of the other FEI Entities, either separately or as part of an affiliated group of corporations, pursuant to the Laws of any Governmental Authority with taxing power over any of the FEI Entities or its assets and business. All Tax Returns filed by any of the FEI Entities are true, correct and complete. FEI and each of the FEI Entities has paid all Taxes that have become due by it pursuant to those Tax Returns or pursuant to any assessment received by any of the FEI Entities, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the FEI Financial Statements. All Taxes that FEI or any of the FEI Entities is, or was, required by Law to withhold and collect have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority. There is no agreement, plan, arrangement or other contract covering any employee or independent contractor of FEI or any of the FEI Entities that would give rise to the payment of any amount that would not be deductible by Veeco or any of the Veeco Entities or the Surviving Corporation pursuant to
Section 280G or Section 162(m) of the Code. FEI is not a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code. The charges, accruals and reserves with respect to Taxes on the FEI Financial Statements with respect to each of the FEI Entities (excluding any provision for deferred income taxes established to reflect timing differences between book and tax income) for all tax periods (or portions thereof) ending on or before the Closing Date (including any period for which no Tax Return has yet been filed) are adequate.

     3.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed in or filed as an exhibit to the FEI SEC Documents prior to the date hereof, since December 31, 2001 (the "FEI Balance Sheet Date"), the FEI Entities have conducted their business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to FEI; (ii) any acquisition, sale or transfer of any material asset of the FEI Entities other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by FEI or any revaluation by FEI of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of FEI Common Stock or any other FEI Equity Securities (excluding interest payments on the FEI Convertible Debt contemplated by the Indenture relating thereto), or any direct or indirect redemption, purchase or other acquisition by FEI of any of its shares of capital stock; (v) any material Contract entered into by any FEI Entity, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material Contract to which any FEI Entity is a party or by which any of them is bound; or (vi) any agreement by any FEI Entity to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Veeco and its Representatives regarding the transactions contemplated by this Merger Agreement).

     3.12 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

          (a) There does not now exist any and, to the knowledge of FEI, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to FEI or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FEI. No FEI Benefit Plan is (i) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, (ii) a "multiple employer plan" as defined in ERISA or the Code, or (iii) a "funded welfare plan" within the meaning of Section 419 of the Code. None of the FEI Benefit Plans provides for any welfare or other non-pension benefits to retired or former employees, except to the extent required by the continuation coverage requirements of Section 601 et. seq. of ERISA, Section 4980B of the Code or similar state law.

          (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on FEI, (i) each of the FEI Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Authority, including, but not limited to, ERISA and the Code, and (ii) there are no pending or, to the knowledge of FEI, Threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of FEI, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the FEI Benefit Plans, any fiduciaries thereof with respect to their duties to the FEI Benefit Plans or the assets of any of the trusts under any of the FEI Benefit Plans that could reasonably be expected to result in any material liability of FEI or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any FEI Benefit Plan, any participant in a FEI Benefit Plan, or any other party. There are no unpaid contributions due prior to the date hereof with respect to any FEI Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law.

          (c) Neither FEI nor any Subsidiary of FEI is a party to any collective bargaining or other labor union contract applicable to individuals employed by FEI or any Subsidiary of FEI, and no collective bargaining agreement or other labor union contract is being negotiated by FEI or any Subsidiary of FEI. Except as would not reasonably be expected to have a Material Adverse Effect on FEI,
(i) there is no labor dispute, strike, slowdown or work stoppage against FEI or any Subsidiary of FEI pending or, to the knowledge of FEI, Threatened against FEI or any Subsidiary of FEI and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to FEI or any Subsidiary of FEI.

          (d) Neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, consultant or any current or former employee of FEI or any Subsidiaries of FEI under any FEI consultant Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any FEI

Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding of any trust or other funding vehicle; or (v) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any FEI Benefit Plan or related trust.

          (e) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by FEI or any Subsidiary of FEI that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FEI.

          (f) Section 3.12(f) of the FEI Disclosure Schedule sets forth a list of each material FEI Benefit Plan.

          (g) FEI has heretofore made available to Veeco true and complete copies of each of the FEI Benefit Plans (and all related trust agreements, insurance contracts and other ancillary documents) and, to the extent applicable, (i)the actuarial report for such FEI Benefit Plan for each of the last two years, (ii)the most recent determination letter from the IRS for such FEI Benefit Plan, (iii)the summary plan description for such FEI Benefit Plan, and (iv)the Form 5500 for such FEI Benefit Plan for each of the last two years, and all schedules thereto. Since the date of the documents made available, there has not been any material change in the assets or liabilities of any of the FEI Benefit Plans or any change in their terms and operations that could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the FEI Benefit Plans has been or will be amended prior to the Closing Date to the extent such amendment will materially affect the cost of maintaining such Plans. Each of the FEI Benefit Plans can be amended, modified or terminated by FEI or a Subsidiary of FEI within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any FEI Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

          (h) Each FEI Benefit Plan that is intended to be qualified under
Section 401 of the Code has received a favorable determination letter from the IRS as to the qualification of such plan (or is a prototype plan entitled to rely on a favorable determination, opinion or advisory letter issued to the prototype sponsor), or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to receive such a determination. For each FEI Benefit Plan that has received such a determination, such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such FEI Benefit Plan.

          (i) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FEI, no individual who has been classified by FEI as a non-employee (such as an independent contractor, leased employee or consultant) would reasonably be expected to have a claim against FEI for eligibility to participate in any FEI Benefit Plan, if such individual is later reclassified as a FEI employee.

          (j) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FEI, all FEI Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

     3.13 INTELLECTUAL PROPERTY RIGHTS.

          (a) FEI and its Subsidiaries own, or are licensed to use, all FEI Intellectual Property. To the knowledge of FEI, the business and operations of FEI and its Subsidiaries as they are currently conducted do not infringe on the rights of any third party where such infringement, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on any Material FEI Entity or any material business or product offering of FEI or any of its Subsidiaries, and, to the extent material FEI Intellectual Property is licensed from a third party, FEI's use of such Intellectual Property is in accordance in all material respects with the applicable license pursuant to which FEI acquired the right to use such Intellectual Property. To the knowledge of FEI, no third party is challenging, infringing on or otherwise violating any right of FEI in the FEI Intellectual Property where such infringement, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on any Material FEI Entity or any material business or product offering of FEI or any of its Subsidiaries. Neither FEI nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any material FEI Intellectual Property, nor has FEI received any written demand from any other party to cease and desist from infringement of such other party's Intellectual Property. To the knowledge of FEI, no material Intellectual Property owned or licensed by FEI is being used or enforced by FEI or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of such Intellectual Property.

          (b) The execution, delivery and performance of this Agreement by FEI and the consummation by FEI of the transactions contemplated hereby will not (i) constitute a breach by FEI or its Subsidiaries of any material instrument or agreement governing any FEI Intellectual Property, (ii) pursuant to the terms of any material license or agreement relating to any FEI Intellectual Property, cause the material modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any FEI Intellectual Property under the terms thereof, (iv) give rise to a right of forfeiture or termination of any FEI Intellectual Property under the terms thereof or (v) impair the right of FEI, its Subsidiaries or, to FEI's knowledge, Veeco to make, have made, offer for sale, use, sell, export or license any products or processes used by FEI, its Subsidiaries or, to FEI's knowledge, Veeco in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on FEI.

          (c) Each item of material FEI Intellectual Property owned by FEI or a Subsidiary thereof (the "FEI-OWNED IP") (i) is free and clear of any Liens or filings required under the Uniform Commercial Code in effect in any jurisdiction; (ii) is not subject to any outstanding judicial order, decree, judgment or stipulation or to any agreement materially restricting the scope of FEI's or such Subsidiary's use thereof; and (iii) together with each item of material FEI Intellectual Property which FEI or such Subsidiary has a right to use or practice pursuant to one or more license or similar agreements, is not subject to any suits, actions, written claims or demands of any third party and no action or proceeding, whether judicial, administrative, has been instituted, is pending or, to FEI's knowledge, Threatened, which challenges or affects the rights of FEI or such Subsidiary in the same manner.

          (d) Neither FEI nor any Subsidiary thereof has entered into any agreement to indemnify any third party against any claim of infringement, misappropriation or other violation of FEI Intellectual Property rights other than indemnification provisions contained in purchase orders, customer agreements or similar agreements arising in the ordinary course of business.

          (e) To the knowledge of FEI and its Subsidiaries, (a) all rights in all inventions and discoveries made, developed or conceived by any current or former officer, employee, independent contractor, consultant or any other agent of FEI or any Subsidiary thereof during the course of their employment (or other retention) by FEI or a Subsidiary thereof and material to the business of FEI or a Subsidiary thereof and which are the subject of one or more issued letters patent or applications for letters patent have been assigned in writing to FEI or a Subsidiary thereof; and (b) the policy of FEI or a Subsidiary thereof requires each employee of FEI or a Subsidiary thereof to sign documents confirming that he or she assign to FEI or a Subsidiary thereof all Intellectual Property rights made, written, developed or conceived by him or her during the course of his or her employment (or other retention) by FEI or a Subsidiary thereof and relating to the business of FEI or a Subsidiary thereof to the extent that ownership of any such Intellectual Property rights does not vest in FEI or a Subsidiary thereof by operation of Law.

          (f) FEI believes that FEI and its Subsidiaries have taken reasonable and practicable steps to protect and preserve the confidentiality of any material FEI Intellectual Property that it wishes to remain confidential ("FEI CONFIDENTIAL IP INFORMATION"). FEI believes that all use by FEI and its Subsidiaries of FEI Confidential IP Information not owned by FEI and its Subsidiaries has been and is pursuant to the terms of a written agreement between FEI or a Subsidiary thereof and the owner of such Confidential Information, or is otherwise lawful.

     3.14 ABSENCE OF LIENS; TITLE TO PROPERTY.

          (a) For purposes of this Agreement, "FEI Real Property" means all interests in real property including, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, privileges, hereditaments, appurtenances, rights to access and rights of way, and all fixtures, buildings, structures and other improvements thereon, owned or used by FEI, together with any additions thereto or replacements thereof.

          (b) Section 3.14(b) of the Disclosure Schedule contains the true and correct street address of all FEI Real Property owned by FEI (the "FEI Owned Real Property") and contains the true and correct street address of all FEI Real Property leased by FEI and exceeding 10,000 square feet of leased area, excluding, however, any FEI Owned Real Property or leased FEI Real Property identified in FEI's financial statements or the FEI SEC Documents (the "FEI Leased Real Property"). There is no other material real property that is owned or leased by FEI or used in or necessary for the conduct of business as presently conducted.

          (c) Except as would not reasonably be expected to have a Material Adverse Effect on FEI, all leases for material FEI Leased Real Property (the "FEI Leases") are in good standing, valid and effective in accordance with their respective terms, and neither FEI nor any of its

Subsidiaries, nor to FEI's knowledge, any other party to a FEI Lease, is in material breach, violation or default under, and neither FEI nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any FEI Lease. FEI has provided Veeco with true, complete and correct copies of each FEI Lease.

          (d) Except as would not reasonably be expected to have a Material Adverse Effect on FEI, the FEI Real Property and all present uses and operations of the FEI Real Property comply with all applicable Laws, Court Orders, Governmental Permits, restrictions of any Governmental Body having jurisdiction over any portion of the FEI Real Property (including, those relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the FEI Real Property. Except as would not reasonably be expected to have a Material Adverse Effect on FEI, FEI has obtained all approvals of any Governmental Body (including, certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, and occupation of the FEI Real Property and operation of its business. (e) FEI and each of its Subsidiaries has good and valid title to, or, in the case of leased assets, valid leasehold interests in, all of its material tangible assets used in its business, free and clear of any Liens, except (i) Liens reflected in the FEI Financial Statements or the FEI SEC Documents; (ii) Liens for Taxes not yet due and payable; and (iii) Liens which are not material to FEI and its Subsidiaries taken as a whole.

     3.15 ENVIRONMENTAL MATTERS.

     Except as disclosed in the FEI SEC Documents:

          (a) The FEI Entities have conducted all Hazardous Substance Activities relating to the business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Substance Activities of the FEI Entities prior to the Closing have not resulted in the exposure of any person to a Hazardous Substance in a manner which could reasonably be expected to result in a Material Adverse Effect on FEI. The FEI Entities have obtained all material permits, licenses and approvals necessary or required under all applicable Environmental Laws for the ownership and operation of their business ("Environmental Permits"). All such Environmental Permits are valid and in full force and effect. The FEI Entities have not received written notice of any action to revoke or modify any of such Environmental Permits, and, to FEI's knowledge, the ownership and operation of the FEI Entities' business is and has been in material compliance with all terms and conditions thereof. The FEI Entities have not received notice of any pending or Threatened claim by any Governmental Authority or any other Person concerning potential liability of any of the FEI Entities under Environmental Laws in connection with the ownership or operation of its business. Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the FEI Entities to material liability, to the knowledge of the FEI Entities, no Hazardous Substances are present on any real property currently owned, operated, occupied, controlled or leased by the FEI Entities or were present on any other real property at the time it ceased to be owned, operated, occupied, controlled or leased by the FEI Entities.

          (b) The FEI Entities have made all disclosures, including notice of a Release or Threatened Release of a Hazardous Substance, required of any FEI Entity under any Environmental Law.

          (c) No FEI Entity has received written notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that would reasonably be expected to result in any material environmental liability.

          (d) No FEI Entity has received written notice or otherwise obtained knowledge of any material liability with respect to any Hazardous Substance, which it has transported or arranged for the transportation of to premises not owned or operated by any FEI Entity.

     3.16 BROKERS AND FINDERS. Except for Credit Suisse First Boston ("FEI'S BROKER"), no broker, finder, agent or similar intermediary has acted on FEI's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with FEI or any action taken by FEI. FEI shall pay all fees and disbursements of FEI's Broker.

     3.17 REORGANIZATION. Neither FEI nor any of its Subsidiaries has taken any action or has knowledge of any fact or circumstance that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     3.18 BOARD APPROVAL. The Board of Directors of FEI has unanimously (i) determined that the Merger is advisable, consistent with and in the furtherance of the long-term business strategy of FEI and fair to, and in the best interests of, FEI and its stockholders, (ii) approved this Merger Agreement, the Merger and the other transactions contemplated by this Merger Agreement and (iii) determined to recommend approval of the Merger by the stockholders of FEI.

     3.19 OPINION OF FEI'S BROKER. The Board of Directors of FEI has received the opinion of FEI's Broker, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the stockholders of FEI (other than Philips and its Affiliates).

     3.20 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon FEI or any of its Subsidiaries which has or, to its knowledge, reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed future business practice of FEI or any of its Subsidiaries, any proposed acquisition of property by FEI or any of its Subsidiaries or the conduct of business by FEI or any of its Subsidiaries as currently conducted or as proposed to be conducted by FEI or any of its Subsidiaries.

     3.21 STATE ANTI-TAKEOVER STATUTES. FEI has granted all approvals and taken all other steps necessary to exempt the FEI Stockholder Voting Agreements, the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 835 of the OBCA and other state anti-takeover statutes or regulations to the extent applicable such that none of the provisions of such "business combination," "moratorium," "control share," or other state anti-takeover statute or regulation (a) applies to this Merger Agreement or any of the transactions contemplated hereby, (b) prohibits or restricts FEI's ability to perform its obligations under this Merger Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (c) would have the effect of invalidating or voiding this Merger Agreement or any provisions hereof or (d) would subject FEI to any material impediment or condition in connection with the exercise of any of its rights under this Merger Agreement.

     3.22 OWNERSHIP OF VEECO STOCK. As of the date of this Merger Agreement, neither FEI nor any of its Subsidiaries own any Veeco Shares. 3.23 FORM S-4 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information to be supplied by FEI or its Subsidiaries in (i) the Form S-4 Registration Statement will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement will, on the date of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, at the time of each of the FEI Stockholders' Meeting and the Veeco Stockholders' Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the FEI Stockholders Meeting or the Veeco Stockholders Meeting, which has become false or misleading. The Joint Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable Laws, including the provisions of the Exchange Act, except that no representation is made by FEI with respect to information supplied by Veeco or Acquisition for inclusion therein.

IV.  REPRESENTATIONS AND WARRANTIES OF VEECO AND ACQUISITION

     Veeco and Acquisition, jointly and severally, hereby represent and warrant to and covenant and agree with FEI that, except as set forth in the Veeco Disclosure Schedule:

     4.01 CORPORATE ORGANIZATION.

          (a) Veeco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Veeco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Veeco. True and complete copies of the Certificate of Incorporation and By-Laws of Veeco, as in effect as of the date of this Merger Agreement, have been filed by Veeco as part of the Veeco SEC Documents.

          (b) Each Subsidiary of Veeco (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Veeco. Section 4.01(b) of the

Veeco Disclosure Schedule contains a complete and accurate list of each Subsidiary of Veeco, indicating the jurisdiction of incorporation or organization of each such Subsidiary and Veeco's percentage ownership interest therein (including each type of security held by Veeco of each Subsidiary).

          (c) Acquisition is a wholly owned Subsidiary of Veeco and has conducted and will conduct no business or activity, nor has incurred or will incur any liability or obligation, other than hereunder or in accordance with the Merger.

     4.02 CAPITALIZATION.

          (a) The authorized capital stock of Veeco consists of 60,000,000 Veeco Shares, of which 29,134,679 were issued and outstanding as of June 30, 2002, and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding Veeco Shares have been duly authorized and validly issued and are fully paid and nonassessable, are free of preemptive rights, with no personal liability attaching to the ownership thereof, and were issued in conformity with applicable Laws.

          (b) As of June 30, 2002, 6,122,330 Veeco Shares (in the aggregate) were issuable upon the exercise of options previously granted, and 878,286 Veeco Shares (in the aggregate) were reserved for issuance upon the exercise of options available for grant, under Veeco's stock option plans (collectively, the "VEECO OPTIONS"), 5,712,802 Veeco Shares (in the aggregate) were issuable upon the conversion of Veeco's outstanding $220 million 4.125% Convertible Subordinated Notes due December 21, 2008 (the "VEECO CONVERTIBLE DEBT") and 78,155 shares of Veeco Shares (in the aggregate) were reserved for issuance under the Veeco ESPP. Except as set forth above, there are no outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of Veeco, or any Contracts to restructure or recapitalize Veeco. Other than in connection with the Veeco Convertible Debt, there are no outstanding Contracts of Veeco or any Subsidiary of Veeco to repurchase, redeem or otherwise acquire any Equity Securities of Veeco or any Subsidiary of Veeco. From December 31, 2001 to the date of this Merger Agreement, no shares of Veeco capital stock have been issued except pursuant to the exercise of Veeco Options, the Veeco Convertible Debt and under the Veeco ESPP. As of June 30, 2002, no shares of Veeco capital stock were reserved for issuance, except for 7,000,616 Veeco Shares reserved for issuance upon exercise of Veeco Options, the Veeco Convertible Debt and under the Veeco ESPP. Veeco has no issued or outstanding Voting Debt.

          (c) Veeco owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Veeco, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Veeco has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other Equity Security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.02(c) of the Veeco Disclosure Schedule sets forth a list of each material investment of Veeco in the equity (or any security convertible or exchangeable into equity) of any Person other than its Subsidiaries.

     4.03 AUTHORIZATION. Veeco has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Articles of Merger, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Merger Agreement, the Articles of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Veeco, and no other corporate proceedings on the part of Veeco (other than the Required Veeco Stockholder Vote and the filing of the Articles of Merger) are necessary to authorize this Merger Agreement, the Articles of Merger and any such related documents or agreements or to consummate the transactions contemplated hereby. This Merger Agreement has been duly and validly executed and delivered by Veeco and the Articles of Merger, when executed at the Closing, will be duly and validly executed and delivered by Veeco. This Merger Agreement, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding agreement of Veeco, enforceable in accordance with its terms, and the Articles of Merger, when executed by Veeco at the Closing, assuming the due authorization, execution and delivery by each of the other parties thereto, will be legal, valid and binding agreements of Veeco, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, fraudulent conveyance or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.04 REPORTS. All Veeco SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. All documents required to be filed as exhibits to the Veeco SEC Documents have been so filed. The Veeco SEC Documents include all statements, reports and documents required to be filed by Veeco pursuant to the Exchange Act and the Securities Act. The Veeco SEC Documents comply in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Veeco SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. None of Veeco's Subsidiaries is required to file any statements, reports or documents with the SEC. The financial statements of Veeco and its Subsidiaries, including the notes thereto, included in the Veeco SEC Documents (the "VEECO FINANCIAL STATEMENTS") complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Veeco Financial Statements fairly present the consolidated financial condition, operating results and cash flows of Veeco and its Subsidiaries at the dates and during the periods indicated therein in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to normal year-end adjustments and additional footnote disclosures). There has been no material change in Veeco's accounting policies except as described in the notes to the Veeco Financial Statements. At all times since January 1, 1999, Veeco has (i) filed as and when due all documents required to be filed with NASDAQ, and (ii) otherwise timely performed all of Veeco's obligations pursuant to the rules and regulations of NASDAQ.

     4.05 NO UNDISCLOSED LIABILITIES. The Veeco Entities do not have any obligations or liabilities of any nature (whether matured or unmatured, absolute, accrued, fixed or contingent) other than those (i) set forth or adequately provided for in the Balance Sheet of Veeco and its Subsidiaries included in Veeco's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Veeco Balance Sheet"), (ii) not required to be set forth on the Veeco Balance Sheet under GAAP consistently applied, (iii) incurred in the ordinary course of business since the Veeco Balance Sheet Date and consistent with past practice or (iv) which, individually or in the aggregate, would not have a Material Adverse Effect on Veeco.

     4.06 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS.

          (a) Each of the Veeco Entities has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, Law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Veeco.

          (b) Each of the Veeco Entities has obtained each federal, state, county, local or foreign governmental Consent, approval, certificate, license, permit, grant, or other authorization of a Governmental Authority that is required for the operation of its business or the holding of any interest in its properties (collectively, the "VEECO Authorizations"), and all of such Veeco Authorizations are in full force and effect, except where the failure to obtain or have any of such Veeco Authorizations could not reasonably be expected to have a Material Adverse Effect on Veeco.

     4.07 NO CONFLICTS.

          (a) The execution, delivery and performance by Veeco and Acquisition of this Merger Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-Laws or other organizational documents of Veeco or Acquisition or any other Veeco Entity, (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in or provide the basis for the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity, or trigger any repurchase obligation, of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of Veeco or Acquisition or any other Veeco Entity under, any material Contract to which Veeco or Acquisition or any other Veeco Entity is a party or by which any of their respective properties or assets are bound, or to which any of the property or assets of Veeco or Acquisition or any other Veeco Entity are subject, except for Contracts wherein the other party thereto has consented to the consummation of the Merger or irrevocably waived in writing its right to take any action contemplated in this clause (ii), (iii) violate any Law applicable to Veeco or Acquisition or any other Veeco Entity or (iv) violate or result in the revocation or suspension of any material license, permit, certificate, Consent or approval from a Governmental Authority that is necessary for the business and operations of Veeco or Acquisition or any other Veeco Entity.

          (b) No filing or registration with, or permit, authorization, Consent or approval of, or notification or disclosure to, any Governmental Authority is required by Veeco or Acquisition or any other Veeco Entity in connection with the execution and delivery of this Merger Agreement or the consummation of the Merger and the other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act or any other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) in connection with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing of appropriate merger documents as required by the DGCL and OBCA, (iv) Consents, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such Consents, orders, registrations, declarations and filings as may be required under the laws of various states or (vi) such other Consents, filings and registrations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on Veeco.

     4.08 CONTRACTS.

          (a) Neither Veeco nor any of its Subsidiaries is a party to or is bound by any written contract, arrangement or commitment (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Merger Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FEI, Veeco, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Merger Agreement, but which has not been previously filed with the SEC, (iv) which are of the type required to be disclosed under Item 404 of Regulation S-K of the SEC, but which has not been previously filed with the SEC, (v) which materially restricts the conduct of any line of business by Veeco or any Subsidiary thereof or, upon consummation of the Merger, will materially restrict the ability of Veeco or the Surviving Corporation or any Subsidiary thereof to engage in any proposed line of business or (vi) which, upon the consummation or stockholder approval of the transactions contemplated by this Merger Agreement, will result in any of the FEI Entities or any of the Veeco Entities, granting any rights or licenses to any material Intellectual Property of any of the FEI Entities or any of the Veeco Entities, to any third party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.08(a), whether or not set forth in the Veeco Disclosure Schedule, is referred to herein as a "VEECO CONTRACT".

          (b) (i) Each Veeco Contract is valid and binding on Veeco and any of its Subsidiaries that is a party thereto, as applicable, and is in full force and effect (except to the extent such contract has expired or terminated according to its terms), (ii) Veeco and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Veeco Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Veeco, and (iii) neither Veeco nor any of its Subsidiaries, knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Veeco or any of its Subsidiaries under any such Veeco Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Veeco.

     4.09 LITIGATION. Except as disclosed in the Veeco SEC Documents prior to the date hereof, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Veeco,

Threatened against Veeco or any other Veeco Entity or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Veeco, and (ii) there is no judgment, decree or order against Veeco or any other Veeco Entity or, to the knowledge of Veeco, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Merger Agreement, or that could reasonably be expected to have a Material Adverse Effect on Veeco.

     4.10 TAXES. Veeco and each of the Veeco Entities has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by Veeco and/or any of the other Veeco Entities, either separately or as part of an affiliated group of corporations, pursuant to the Laws of any Governmental Authority with taxing power over any of the Veeco Entities or its assets and business. All Tax Returns filed by any of the Veeco Entities are true, correct and complete. Veeco and each of the Veeco Entities has paid all Taxes that have become due by it pursuant to those Tax Returns or pursuant to any assessment received by any of the Veeco Entities, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Veeco Financial Statements. All Taxes that Veeco or any of the Veeco Entities is, or was, required by Law to withhold and collect have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority. There is no agreement, plan, arrangement or other contract covering any employee or independent contractor of Veeco or any of the Veeco Entities that would give rise to the payment of any amount that would not be deductible by Veeco or any of the Veeco Entities or the Surviving Corporation pursuant to Section 280G or Section 162(m) of the Code. Veeco is not a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code. The charges, accruals and reserves with respect to Taxes on the Veeco Financial Statements with respect to each of the Veeco Entities (excluding any provision for deferred income taxes established to reflect timing differences between book and tax income) for all tax periods (or portions thereof) ending on or before the Closing Date (including any period for which no Tax Return has yet been filed) are adequate.

     4.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed in or filed as an exhibit to the Veeco SEC Documents prior to the date hereof, since December 31, 2001 (the "VEECO BALANCE SHEET DATE"), the Veeco Entities have conducted their business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Veeco; (ii) any acquisition, sale or transfer of any material asset of the Veeco Entities other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Veeco or any revaluation by Veeco of any of its assets;
(iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Veeco Shares or any other Veeco Equity Securities (excluding interest payments on the Veeco Convertible Debt contemplated by the Indenture relating thereto), or any direct or indirect redemption, purchase or other acquisition by Veeco of any of its shares of capital stock; (v) any material Contract entered into by any Veeco Entity, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material Contract to which any Veeco Entity is a party or by which any of them is bound; or (vi) any agreement by any Veeco Entity to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with FEI and its Representatives regarding the transactions contemplated by this Merger Agreement).

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     4.12 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

          (a) There does not now exist any and, to the knowledge of Veeco, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Veeco or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Veeco. No Veeco Benefit Plan is (i) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, (ii) a "multiple employer plan" as defined in ERISA or the Code, or (iii) a "funded welfare plan" within the meaning of Section 419 of the Code. None of the Veeco Benefit Plans provides for any welfare or other non-pension benefits to retired or former employees, except to the extent required by the continuation coverage requirements of Section 601 et. seq. of ERISA, Section 4980B of the Code or similar state law.

          (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Veeco, (i) each of the Veeco Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Authority, including, but not limited to, ERISA and the Code, and
(ii) there are no pending or, to the knowledge of Veeco, Threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Veeco, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Veeco Benefit Plans, any fiduciaries thereof with respect to their duties to the Veeco Benefit Plans or the assets of any of the trusts under any of the Veeco Benefit Plans that could reasonably be expected to result in any material liability of Veeco or any of its Subsidiaries to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any Veeco Benefit Plan, any participant in a Veeco Benefit Plan, or any other party. There are no unpaid contributions due prior to the date hereof with respect to any Veeco Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law.

          (c) Neither Veeco nor any Subsidiary of Veeco is a party to any collective bargaining or other labor union contract applicable to individuals employed by Veeco or any Subsidiary of Veeco, and no collective bargaining agreement or other labor union contract is being negotiated by Veeco or any Subsidiary of Veeco. Except as would not reasonably be expected to have a Material Adverse Effect on Veeco, (i) there is no labor dispute, strike, slowdown or work stoppage against Veeco or any Subsidiary of Veeco pending or, to the knowledge of Veeco, Threatened against Veeco or any Subsidiary of Veeco and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to Veeco or any Subsidiary of Veeco.

          (d) Neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, consultant or any current or former employee of Veeco or any Subsidiaries of Veeco under any Veeco consultant Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Veeco Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding of any trust or other funding vehicle; or (v) limit or prohibit the

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ability to amend, merge, terminate or receive a reversion of assets from any
Veeco Benefit Plan or related trust.

          (e) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by Veeco or any Subsidiary of Veeco that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Veeco.

          (f) Section 4.12(f) of the Veeco Disclosure Schedule sets forth a list of each material Veeco Benefit Plan.

          (g) Veeco has heretofore made available to FEI true and complete copies of each of the Veeco Benefit Plans (and all related trust agreements, insurance contracts and other ancillary documents) and, to the extent applicable, (i) the actuarial report for such Veeco Benefit Plan for each of the last two years, (ii) the most recent determination letter from the IRS for such Veeco Benefit Plan, (iii) the summary plan description for such Veeco Benefit Plan, and (iv) the Form 5500 for such Veeco Benefit Plan for each of the last two years, and all schedules thereto. Since the date of the documents made available, there has not been any material change in the assets or liabilities of any of the Veeco Benefit Plans or any change in their terms and operations that could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Veeco Benefit Plans has been or will be amended prior to the Closing Date to the extent such amendment will materially affect the cost of maintaining such Plans. Each of the Veeco Benefit Plans can be amended, modified or terminated by Veeco or a Subsidiary of Veeco within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Veeco Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

          (h) Each Veeco Benefit Plan that is intended to be qualified under
Section 401 of the Code has received a favorable determination letter from the IRS as to the qualification of such plan (or is a prototype plan entitled to rely on a favorable determination, opinion or advisory letter issued to the prototype sponsor), or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to receive such a determination. For each Veeco Benefit Plan that has received such a determination, such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Veeco Benefit Plan.

          (i) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Veeco, no individual who has been classified by Veeco as a non-employee (such as an independent contractor, leased employee or consultant) would reasonably be expected to have a claim against Veeco for eligibility to participate in any Veeco Benefit Plan, if such individual is later reclassified as a Veeco employee.

          (j) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Veeco, all Veeco Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for

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such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

     4.13 INTELLECTUAL PROPERTY RIGHTS.

          (a) Veeco and its Subsidiaries own, or are licensed to use, all Veeco Intellectual Property. To the knowledge of Veeco, the business and operations of Veeco and its Subsidiaries as they are currently conducted do not infringe on the rights of any third party where such infringement, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on any Material Veeco Entity or any material business or product offering of Veeco or any of its Subsidiaries, and, to the extent material Veeco Intellectual Property is licensed from a third party, Veeco's use of such Intellectual Property is in accordance in all material respects with the applicable license pursuant to which Veeco acquired the right to use such Intellectual Property. To the knowledge of Veeco, no third party is challenging, infringing on or otherwise violating any right of Veeco in the Veeco Intellectual Property where such infringement, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on any Material Veeco Entity or any material business or product offering of Veeco or any of its Subsidiaries. Since Neither Veeco nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any material Veeco Intellectual Property, nor has Veeco received any written demand from any other party to cease and desist from infringement of such other party's Intellectual Property. To the knowledge of Veeco, no material Intellectual Property owned or licensed by Veeco is being used or enforced by Veeco or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of such Intellectual Property.

          (b) The execution, delivery and performance of this Agreement by Veeco and the consummation by Veeco of the transactions contemplated hereby will not
(i) constitute a breach by Veeco or its Subsidiaries of any material instrument or agreement governing any Veeco Intellectual Property, (ii) pursuant to the terms of any material license or agreement relating to any Veeco Intellectual Property, cause the material modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any Veeco Intellectual Property under the terms thereof, (iv) give rise to a right of forfeiture or termination of any Veeco Intellectual Property under the terms thereof or (v) impair the right of Veeco, its Subsidiaries or, to Veeco's knowledge, FEI to make, have made, offer for sale, use, sell, export or license any products or processes used by Veeco, its Subsidiaries or, to Veeco's knowledge, FEI in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Veeco.

          (c) Each item of material Veeco Intellectual Property owned by Veeco or a Subsidiary thereof (the "VEECO-OWNED IP") (i) is free and clear of any Liens or filings required under the Uniform Commercial Code in effect in any jurisdiction; (ii) is not subject to any outstanding judicial order, decree, judgment or stipulation or to any agreement materially restricting the scope of Veeco's or such Subsidiary's use thereof; and (iii) together with each item of material Veeco Intellectual Property which Veeco or such Subsidiary has a right to use or practice pursuant to one or more license or similar agreements, is not subject to any suits, actions, written claims or

                                      -37-
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demands of any third party and no action or proceeding, whether judicial, administrative, has been instituted, is pending or, to Veeco's knowledge, Threatened, which challenges or affects the rights of Veeco or such Subsidiary in the same manner.

          (d) Neither Veeco nor any Subsidiary thereof has entered into any agreement to indemnify any third party against any claim of infringement, misappropriation or other violation of Veeco Intellectual Property rights other than indemnification provisions contained in purchase orders, customer agreements or similar agreements arising in the ordinary course of business.

          (e) To the knowledge of Veeco and its Subsidiaries, (a) all rights in all inventions and discoveries made, developed or conceived by any current or former officer, employee, independent contractor, consultant or any other agent of Veeco or any Subsidiary thereof during the course of their employment (or other retention) by Veeco or a Subsidiary thereof and material to the business of Veeco or a Subsidiary thereof and which are the subject of one or more issued letters patent or applications for letters patent have been assigned in writing to Veeco or a Subsidiary thereof; and (b) the policy of Veeco or a Subsidiary thereof requires each employee of Veeco or a Subsidiary thereof to sign documents confirming that he or she assign to Veeco or a Subsidiary thereof all Intellectual Property rights made, written, developed or conceived by him or her during the course of his or her employment (or other retention) by Veeco or a Subsidiary thereof and relating to the business of Veeco or a Subsidiary thereof to the extent that ownership of any such Intellectual Property rights does not vest in Veeco or a Subsidiary thereof by operation of Law.

          (f) Veeco believes that Veeco and its Subsidiaries have taken reasonable and practicable steps to protect and preserve the confidentiality of any material Veeco Intellectual Property that it wishes to remain confidential ("VEECO CONFIDENTIAL IP INFORMATION"). Veeco believes that all use by Veeco and its Subsidiaries of Veeco Confidential IP Information not owned by Veeco and its Subsidiaries has been and is pursuant to the terms of a written agreement between Veeco or a Subsidiary thereof and the owner of such Confidential Information, or is otherwise lawful.

     4.14 ABSENCE OF LIENS; TITLE TO PROPERTY.

          (a) For purposes of this Agreement, "Veeco Real Property" means all interests in real property including, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, privileges, hereditaments, appurtenances, rights to access and rights of way, and all fixtures, buildings, structures and other improvements thereon, owned or used by Veeco, together with any additions thereto or replacements thereof.

          (b) Section 4.14(b) of the Disclosure Schedule contains the true and correct street address of all Veeco Real Property owned by Veeco (the "Veeco Owned Real Property") and contains the true and correct street address of all Veeco Real Property leased by Veeco and exceeding 10,000 square feet of leased area, excluding, however, any Veeco Owned Real Property or leased Veeco Real Property identified in Veeco's financial statements or the Veeco SEC Documents (the "Veeco Leased Real Property"). There is no other material real property that is owned or leased by Veeco or used in or necessary for the conduct of business as presently conducted.

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(c) Except as would not reasonably be expected to have a Material Adverse Effect on Veeco, all leases for material Veeco Leased Real Property (the "Veeco
Leases") are in good standing, valid and effective in accordance with their respective terms, and neither Veeco nor any of its Subsidiaries, nor to Veeco's knowledge, any other party to a Veeco Lease, is in material breach, violation or default under, and neither Veeco nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any Veeco Lease. Veeco has provided FEI with true, complete and correct copies of each Veeco Lease.

          (d) Except as would not reasonably be expected to have a Material Adverse Effect on Veeco, the Veeco Real Property and all present uses and operations of the Veeco Real Property comply with all applicable Laws, Court Orders, Governmental Permits, restrictions of any Governmental Body having jurisdiction over any portion of the Veeco Real Property (including, those relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Veeco Real Property. Except as would not reasonably be expected to have a Material Adverse Effect on Veeco, Veeco has obtained all approvals of any Governmental Body (including, certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, and occupation of the Veeco Real Property and operation of its business.

          (e) Veeco and each of its Subsidiaries has good and valid title to, or, in the case of leased assets, valid leasehold interests in, all of its material tangible assets used in its business, free and clear of any Liens, except (i) Liens reflected in the Veeco Financial Statements or the Veeco SEC Documents; (ii) Liens for Taxes not yet due and payable; and (iii) Liens which are not material to Veeco and its Subsidiaries taken as a whole.

     4.15 ENVIRONMENTAL MATTERS.

     Except as disclosed in the Veeco SEC Documents:

          (a) The Veeco Entities have conducted all Hazardous Substance Activities relating to the business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Substance Activities of the Veeco Entities prior to the Closing have not resulted in the exposure of any person to a Hazardous Substance in a manner which could reasonably be expected to result in a Material Adverse Effect on Veeco. The Veeco Entities have obtained all material Environmental Permits. All such Environmental Permits are valid and in full force and effect. The Veeco Entities have not received written notice of any action to revoke or modify any of such Environmental Permits, and, to Veeco's knowledge the ownership and operation of the Veeco Entities' business is and has been in material compliance with all terms and conditions thereof. The Veeco Entities have not received notice of any pending or Threatened claim by any Governmental Authority or any other Person concerning potential liability of any of the Veeco Entities under Environmental Laws in connection with the ownership or operation of its business. Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Veeco Entities to material liability, to the knowledge of the Veeco Entities, no Hazardous Substances are present on any real property currently owned, operated, occupied, controlled or leased by the Veeco Entities or were present on any other real property at the time it ceased to be owned, operated, occupied, controlled or leased by the Veeco Entities.

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          (b) The Veeco Entities have made all disclosures, including notice of a Release or Threatened Release of a Hazardous Substance, required of any Veeco Entity under any Environmental Law.

          (c) No Veeco Entity has received written notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that would reasonably be expected to result in any material environmental liability.

          (d) No Veeco Entity has received written notice or otherwise obtained knowledge of any material liability with respect to any Hazardous Substance, which it has transported or arranged for the transportation of to premises not owned or operated by any Veeco Entity.

     4.16 BROKERS AND FINDERS. Except for Salomon Smith Barney Inc. ("VEECO'S BROKER"), no broker, finder, agent or similar intermediary has acted on Veeco's or Acquisition's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with Veeco or Acquisition or any action taken by Veeco or Acquisition. Veeco shall pay all fees and disbursements of Veeco's Broker.

     4.17 REORGANIZATION. Neither Veeco nor any of its Subsidiaries has taken any action or has knowledge of any fact or circumstance that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     4.18 BOARD APPROVAL. The Board of Directors of Veeco has unanimously (i) determined that the Merger is advisable, consistent with and in the furtherance of the long-term business strategy of Veeco and fair to, and in the best interests of, Veeco and its stockholders, (ii) approved this Merger Agreement, the Merger and the other transactions contemplated by this Merger Agreement and
(iii) approved and determined to recommend that the stockholders of Veeco vote to approve the issuance of the Veeco Shares in the Merger.

     4.19 OPINION OF VEECO'S BROKER. The Board of Directors of Veeco has received the opinion of Veeco's Broker, dated as of the date of this Merger Agreement, to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to Veeco.

     4.20 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Veeco or any of its Subsidiaries which has or, to its knowledge, reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed future business practice of Veeco or any of its Subsidiaries, any proposed acquisition of property by Veeco or any of its Subsidiaries or the conduct of business by Veeco or any of its Subsidiaries as currently conducted or as proposed to be conducted by Veeco or any of its Subsidiaries.

     4.21 STATE ANTI-TAKEOVER STATUTES. Veeco has granted all approvals and taken all other steps necessary to exempt the Veeco Stockholder Voting Agreements, the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the DGCL and other state anti-takeover statutes or regulations to the extent applicable such that none of the provisions of such "business combination," "moratorium," "control share," or other state anti-takeover statute or regulation (a) applies to this Merger Agreement or any of the transactions

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contemplated hereby, (b) prohibits or restricts Veeco's ability to perform its obligations under this Merger Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (c) would have the effect of invalidating or voiding this Merger Agreement or any provisions hereof or (d) would subject Veeco to any material impediment or condition in connection with the exercise of any of its rights under this Merger Agreement.

     4.22 OWNERSHIP OF FEI STOCK. As of the date of this Merger Agreement, neither Veeco nor any of its Subsidiaries own any shares of FEI Common Stock.

     4.23 FORM S-4 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information to be supplied by Veeco or its Subsidiaries in (i) the Form S-4 Registration Statement will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement will, on the date of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, at the time of each of the Veeco Stockholders' Meeting and the FEI Stockholders' Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the FEI Stockholders Meeting or the Veeco Stockholders Meeting, which has become false or misleading. The Joint Proxy Statement will comply, as of its mailing date, as to form in all material respects with all applicable Laws, including the provisions of the Exchange Act, except that no representation is made by Veeco with respect to information supplied by FEI for inclusion therein.

     4.24 VEECO RIGHTS AGREEMENT. The Board of Directors of Veeco has amended (in the form provided to FEI) the Veeco Rights Agreement so that none of FEI or its Affiliates shall become an "Acquiring Person," and no "Distribution Date" or "Triggering Event" (as such terms are defined in the Veeco Rights Agreement) will occur as a result of the approval, execution or delivery of this Merger Agreement or the Veeco Stockholder Voting Agreements or the consummation of the transactions contemplated hereby and thereby.

V.   COVENANTS

     5.01 ACCESS. Between the date hereof and the Closing Date, upon reasonable notice, FEI shall, and shall cause each of the other FEI Entities to, provide Veeco, Acquisition and each of their authorized Representatives with such reasonable access to the properties, books, records, Tax Returns, Contracts, information, documents and personnel of the FEI Entities as they relate to the FEI Entities' business during normal business hours as Veeco or Acquisition may reasonably request for the purpose of making such investigation of the business, properties, financial condition, operations and results of operations of the FEI Entities' business as Veeco or Acquisition may deem appropriate or necessary. Between the date hereof and the Closing Date, upon reasonable notice, Veeco shall, and shall cause each of the other Veeco Entities to, provide FEI and each of its authorized Representatives with such reasonable access to the properties, books, records, Tax Returns, Contracts, information, documents and personnel of the Veeco Entities as they relate to the Veeco Entities' business during normal business hours as FEI may reasonably request for the purpose of making such investigation of the business, properties, financial condition, operations and

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results of operations of the Veeco Entities' business as FEI may deem appropriate or necessary. Notwithstanding anything to the contrary herein, if any party is prohibited from disclosing confidential information to another party by Law or by preexisting confidentiality obligations, then such party shall inform the other party of such prohibition and the parties shall work together to resolve any related due diligence matters without violating such Laws or confidentiality obligations, including using reasonable best efforts to obtain third party Consents to such disclosure, if appropriate.

     5.02 CONDUCT OF THE BUSINESS OF THE PARTIES PENDING THE CLOSING DATE. During the period commencing with the execution and delivery of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, except (i) as otherwise expressly permitted by this Merger Agreement, (ii) in the case of FEI as provided in SCHEDULE 5.02 of the FEI Disclosure Schedule and in the case of Veeco and Acquisition as provided in SCHEDULE 5.02 of the Veeco Disclosure Schedule, or (iii) to the extent that the other party shall otherwise consent in writing (which consent shall not be unreasonably withheld), each of FEI (which for the purposes of this Section 5.02 shall include FEI and each of its Subsidiaries) and Veeco (which for the purposes of this Section 5.02 shall include Veeco and each of its Subsidiaries), shall (a) carry on its respective businesses in the usual, regular and ordinary course consistent with past practice in all material respects, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) shall use its reasonable commercial efforts to keep available the services of its present officers and key employees, consistent with past practice, preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with material customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect on or after the Closing Date, (c) pay its debts and Taxes when due (unless being contested or disputed in good faith), (d) pay or perform other material obligations when due, (e) keep in force all insurance policies, and (f) otherwise ensure that its ongoing businesses shall not be impaired in any material respect on or after the Closing Date. Except as otherwise expressly permitted by this Merger Agreement, during the period commencing with the execution and delivery of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, none of FEI, Veeco or Acquisition shall, without the prior consent of the other Parties (which consent shall not be unreasonably withheld), take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section
3.11 or 4.11, as applicable, of this Merger Agreement is reasonably likely to occur. During the period commencing with the execution and delivery of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, FEI shall confer with Veeco concerning operational matters of the FEI Entities of a material nature and otherwise report periodically to Veeco concerning the status of the FEI Entities' business, operations and finances. During the period commencing with the execution and delivery of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, Veeco shall confer with FEI concerning operational matters of the Veeco Entities of a material nature and otherwise report periodically to FEI concerning the status of the Veeco Entities' business, operations and finances. In furtherance of the foregoing and subject to applicable Law, FEI and Veeco shall confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of its business during the foregoing period.

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     5.03 RESTRICTED CONDUCT. Without limiting Section 5.02, except as expressly contemplated by this Merger Agreement or as set forth on SCHEDULE 5.03 of the FEI Disclosure Schedule or of the Veeco Disclosure Schedule, during the period commencing with the execution and delivery of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger
Agreement pursuant to its terms and the Closing Date, neither FEI (which for the purposes of this Section 5.03 shall include FEI and each of its Subsidiaries) nor Veeco (which for the purposes of this Section 5.03 shall include Veeco and each of its Subsidiaries) shall do, cause or permit any of the following without the prior written consent of the other (which consent will not be unreasonably withheld or delayed):

          (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Articles of Incorporation or Bylaws or other governing documents;

          (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with currently effective agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries; or sell or otherwise issue any shares of its capital stock or securities exercisable or exchangeable for or convertible into shares of its capital stock, other than in accordance with or pursuant to existing option plans or upon the exercise or conversion of Veeco Options outstanding as of the date of this Merger Agreement, FEI Options outstanding as of the date of this Merger Agreement, the Veeco Convertible Debt, the FEI Convertible Debt, under the Veeco ESPP or under the FEI ESPP or other convertible or exchangeable securities outstanding as of the date of this Merger Agreement;

          (c) REORGANIZATION. Take or fail to take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          (d) NO ACQUISITIONS. Acquire or agree to acquire by merger or consolidation, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which could be material to the acquiror (excluding the acquisition of assets used in the operations of its and its Subsidiaries' business in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor);

          (e) ORDINARY COURSE. Other than in the ordinary course of business (i) enter into any new material line of business or (ii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith;

          (f) ISSUANCE OF SECURITIES. Issue, deliver, sell, pledge, dispose of, or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge, disposition or encumbrance of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls, or options to acquire, any such shares or Voting Debt,

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or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (A) the issuance of shares upon the exercise of Veeco Options or FEI Options (as applicable) or the Veeco Convertible Debt or the FEI Convertible Debt (as applicable) in accordance with their present terms or pursuant to Veeco Options or FEI Options (as applicable) or other stock-based awards granted pursuant to clause (B) below,
(B) the granting of Veeco Options or FEI Options (as applicable) or other stock-based awards, (excluding the granting of "reload" stock options (e.g.
stock options that, pursuant to the terms thereof require a new grant of options to the holder upon the exercise of such initial options)), under Benefit Plans outstanding on the date hereof in the ordinary course of business and in individual and aggregate amounts consistent with past practice or (C) issuances, sales or deliveries by a wholly owned Subsidiary to its parent;

          (g) LIQUIDATION; DISSOLUTION. Adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (h) CHANGES IN ACCOUNTING METHODS. Except as required by GAAP, make any change in accounting methods, principles or practices;

          (i) JOINT VENTURES. Enter into any material joint venture, partnership or similar arrangement;

          (j) NO DISPOSITIONS. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries) other than in the ordinary course of business consistent with past practice;

          (k) INVESTMENTS; INDEBTEDNESS. (A) Make any loans, advances or capital contributions to, or investments in, any other Person, other than (I) loans or investments in a Subsidiary or (II) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material (provided that none of such transactions referred to in this Clause
(II) presents a material risk of making it more difficult to obtain any Consent required in connection with the Merger under Regulatory Law) or (B) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than a wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing;

          (l) COMPENSATION. Except as required by Law or by the terms of any collective bargaining agreement or other agreement in effect as of the date of this Merger Agreement, increase the amount of compensation of, or pay any severance to (other than in the ordinary course consistent with past practice), any director, officer or (other than in the ordinary course consistent with past practice) key employee, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional stock options (except as permitted by Section 5.03(f)), adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trust funding qualified plans; and shall not accelerate the vesting of, or the lapsing of restrictions with respect to any stock option, and any option granted or committed to be granted after the date of this Merger Agreement shall not accelerate as a result of approval or consummation of any transaction contemplated by this Merger Agreement;

          (m) INTELLECTUAL PROPERTY. Transfer or license to any Person or otherwise extend, amend or modify any rights to any intellectual property owned by it or its Subsidiaries, other than in the ordinary course of business or pursuant to any Contracts currently in place (that have been disclosed in writing to the other party hereto prior to the date of this Merger Agreement);

          (n) CERTAIN ACTIONS. Other than as expressly permitted by Section 5.16 in the case of FEI or 5.17 in the case of Veeco, take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Merger Agreement; or

          (o) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.03(a) through (n) above.

     5.04 CONSENTS.

          (a) FEI, Veeco and Acquisition shall cooperate and use their respective reasonable best efforts to obtain, prior to the Effective Time, all licenses, permits, Consents, approvals, authorizations, qualifications and orders of Governmental Authorities, parties to the FEI Contracts and the Veeco Contracts and any other Persons as are necessary for consummation of the transactions contemplated by this Merger Agreement and for the Surviving Corporation to enjoy all rights under such FEI Contracts and Veeco Contracts after the consummation of the transactions contemplated by this Merger Agreement.

          (b) FEI and Veeco shall use their respective reasonable best efforts to file, as soon as practicable after the date of this Merger Agreement, all notices, reports and other documents required to be filed with any Governmental Authority with respect to the Merger and the other transactions contemplated by this Merger Agreement, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, FEI and Veeco shall, promptly after the date of this Merger Agreement, prepare and file the notifications required under the HSR Act (within 20 days following the date of this Merger Agreement) and any applicable foreign antitrust Laws or regulations in connection with the Merger that are reasonably determined by the parties to apply. FEI and Veeco shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Authority in connection with antitrust or related matters. Each of FEI and Veeco shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Merger Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the Merger. Except as may be prohibited by any Governmental Authority or by any Law, FEI and Veeco will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum,

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brief, argument, opinion or proposal made or submitted in connection with any
Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade Law. In addition, except as may be prohibited by any Governmental Authority or by any Law, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade Law or any other similar Legal Proceeding, each of FEI and Veeco will permit authorized outside legal counsel of the other party, to the extent necessary for any joint defense or mutually agreed to by FEI's and Veeco's respective outside legal counsel, to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, briefing, opinion or proposal made or submitted to any Governmental Authority in connection with any such Legal Proceeding. Notwithstanding anything to the contrary in this Merger Agreement, neither Veeco nor FEI nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that would be reasonably likely to have a Material Adverse Effect on Veeco (assuming the Merger has been consummated) or would be reasonably likely to materially adversely impact the benefits expected to be derived by Veeco and FEI from consummation of the Merger, and neither Veeco nor FEI shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

     5.05 STOCK OPTIONS.

          (a) At the Effective Time, all rights with respect to FEI Common Stock under FEI Options then outstanding shall be converted into and become rights with respect to Veeco Shares, and Veeco shall assume each such FEI Option in accordance with the terms (as in effect as of the date of this Merger Agreement) of the stock option plan or other arrangement under which it was issued and the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each FEI Option assumed by Veeco may be exercised by the holder thereof solely for Veeco Shares, (ii) the number of Veeco Shares subject to each such FEI Option shall be equal to the product of (A) the number of shares of FEI Common Stock subject to such FEI Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, rounding to the nearest whole share, (iii) the per share exercise price under each such FEI Option shall be adjusted by dividing (x) the per share exercise price under such FEI Option by (y) the Exchange Ratio and rounding to the nearest cent and (iv) any restriction on the exercise or transfer of any such FEI Option shall continue in full force and effect in accordance with its terms and the term, exercisability, vesting schedule and other provisions of or relating to such FEI Option shall otherwise remain unchanged. Veeco shall file with the SEC, no later than the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the Veeco Shares issuable with respect to FEI Options assumed by Veeco in accordance with this Section 5.05(a).

          (b) It is the intention of the parties that the FEI Options so assumed by Veeco shall qualify, to the maximum extent permissible following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent the FEI Options so assumed qualified as incentive stock options prior to the Effective Time.

          (c) Prior to the Effective Time, FEI shall take all action that may be necessary (under the plans pursuant to which FEI Options are outstanding and otherwise) to effectuate the provisions of this Section 5.05 and to ensure that, from and after the Effective Time, holders of FEI

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Options have no rights with respect thereto other than those specifically provided in this Section 5.05.

     5.06 ESPP.

          (a) At the Effective Time, the FEI Employee Stock Purchase Plan (the "FEI ESPP") and each outstanding purchase right with respect to all open offering periods under the FEI ESPP (each an "ASSUMED PURCHASE RIGHT") shall be assumed by Veeco. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the FEI ESPP and the documents governing the Assumed Purchase Right, except that the purchase price of Veeco Shares under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of a share of FEI Common Stock on the offering date of each assumed offering period by the Exchange Ratio (with the purchase price rounded up to the nearest whole cent) or (ii) eighty-five percent (85%) of the fair market value of a Veeco Share on the applicable purchase date of each assumed offering period occurring after the Effective Time. Subject to Section 5.06(b), the Assumed Purchase Rights shall be exercised at such times following the Effective Time as set forth in the FEI ESPP, and each participant shall, accordingly, be issued Veeco Shares at such times.

          (b) Prior to the Effective Time, FEI shall take any and all action that may be necessary under the FEI ESPP (or otherwise) to ensure that (i) all offering periods under the FEI ESPP that are open at the Effective Time and are assumed by Veeco pursuant to Section 5.06(a), shall terminate, and the applicable purchase date for all Assumed Purchase Rights shall occur, on or before December 31, 2002, (ii) the FEI ESPP shall terminate on or before December 31, 2002, and (iii) the offering period scheduled to begin on or about September 1, 2002 shall be the last offering period to commence under the FEI ESPP (the "September Offering"), and the September Offering shall terminate, and the applicable purchase date shall occur, on December 31, 2002. Veeco agrees to implement or continue, as applicable, the September Offering and all Assumed Purchase Rights until the earlier of (i) December 31, 2002, or (ii) the date that the applicable offering period would have otherwise terminated, without additional corporate action, pursuant to the FEI ESPP.

          (c) Veeco agrees that the employees of FEI who become employees of Veeco or any Subsidiary of Veeco may participate in the employee stock purchase plan sponsored by Veeco (the "VEECO ESPP"), subject to the terms and conditions of the Veeco ESPP.

     5.07 EMPLOYEE MATTERS.

          (a) Until the first anniversary of the Effective Time, Veeco shall, or shall cause a Subsidiary of Veeco to, (i) provide the employees of FEI who remain employed with Veeco or any Subsidiary of Veeco in the U.S. after the Effective Time (the "U.S. CONTINUING EMPLOYEES") with terms and conditions of employment that are substantially comparable in the aggregate to those provided to similarly situated employees of Veeco (the "VEECO BENEFITS") or (ii) continue to provide the U.S. Continuing Employees with terms and conditions of employment that are substantially comparable in the aggregate to those provided by FEI immediately prior to the Effective Time. Nothing contained herein shall be construed to limit the ability of Veeco or a Subsidiary of Veeco, following the Effective Time, to terminate the employment of any employee or to amend or terminate any Veeco or FEI Benefit Plan in accordance with its terms.

          (b) Except to the extent necessary to avoid duplication of benefits, and, to the extent permitted under applicable law (after adoption of any amendments necessary to implement the following), Veeco shall provide the U.S. Continuing Employees with full credit, for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Veeco or any Subsidiary of Veeco in which such employees are eligible to participate, for such employees' service with FEI to the same extent recognized by FEI immediately prior to the Effective Time. Veeco shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any welfare plan to be waived with respect to the U.S. Continuing Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles and offsets (or similar payments) made prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirement under any employee benefit plans or arrangements maintained by Veeco or any Subsidiary of Veeco in which such employees are eligible to participate on and after the Effective Time.

          (c) Nothing herein expressed or implied shall confer upon any of the U.S. Continuing Employees or any other current or former employee or legal representative thereof, any rights or remedies, including, without limitation, any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

          (d) Veeco shall provide employees of FEI who remain employed with Veeco or any Subsidiary of Veeco outside the U.S. after the Effective Time (the "FOREIGN CONTINUING EMPLOYEES") with terms and conditions of employment that are substantially similar to those provided by FEI or any Subsidiary of FEI immediately prior to the Effective Time as and to the extent required by applicable Law.

          (e) Until such time as that certain Employment Agreement, dated as of the date hereof, between Veeco and Vahe Sarkissian is terminated, Veeco will continue in effect the FEI Non-Qualified Deferred Compensation Plan on substantially the same terms and conditions as existing on the date of this Agreement (or will put in place a successor plan with substantially the same terms and conditions, which may permit participation by other employees of Veeco and its Subsidiaries); provided, however, that in no event shall the Company be required to make any contributions to such plan.

     5.08 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          (a) From and after the Effective Time, Veeco will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of FEI pursuant to any indemnification agreements between FEI and its directors and officers immediately prior to the Effective Time (collectively, the "INDEMNIFIED PERSONS"), subject to applicable law. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Persons as those provisions contained in the Articles of Incorporation and Bylaws of FEI as in effect on the date of this Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of an Indemnified Person, unless such modification is required by law.

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          (b) From the Effective Time until the sixth anniversary of the
Effective Time, the Surviving Corporation shall maintain in effect (and Veeco shall cause the Surviving Corporation to maintain in effect), for the benefit of the Indemnified Persons, with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by FEI as of the date of this Merger Agreement in the form disclosed by FEI to Veeco prior to the date of this Merger Agreement (the "EXISTING POLICY"); PROVIDED, HOWEVER, that (i) the Surviving Corporation may in its sole discretion determine to substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any such substitute policies) in excess of 200% of the premium payable by FEI therefor as of the date of this Merger Agreement, in the aggregate. In the event any future annual premium for the Existing Policy (or any such substitute policies) exceeds 200% of the premium payable by FEI therefor as of the date of this Merger Agreement, in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any such substitute policies) to the amount of coverage that can be obtained for a premium equal to 200% of the premium payable by FEI therefor as of the date of this Merger Agreement.

          (b) This Section 5.08 is intended to be for the benefit of, and shall be enforceable by the Indemnified Persons and their heirs and personal representatives and shall be binding on Veeco, the Surviving Corporation and their successors and assigns. In the event Veeco, the Surviving Corporation or their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Veeco or the Surviving Corporation, as applicable, honor the obligations set forth in this Section 5.08.

     5.09 REGISTRATION STATEMENT ON FORM S-3. Veeco shall file with the SEC, no later than the date on which the Merger becomes effective, a registration statement on Form S-3, relating to the resale of the FEI Convertible Debt and the common stock issuable upon conversion of the FEI Convertible Debt.

     5.10 TAX MATTERS.

          (a) (i) Between the date hereof and the Closing Date, FEI shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by it or by any of the other FEI Entities, either separately or as part of an affiliated group of corporations, pursuant to the Laws of each Governmental Authority with taxing power over it or any of the other FEI Entities or any of the FEI Entities' assets and businesses. Each of such Tax Returns will be true, correct and complete in all material respects when filed. Neither FEI nor any FEI Entity shall (i) make any election or (ii) file any amended Tax Return reflecting any position, in the case of each of (i) and (ii) that could result in a material adverse Tax consequence to Veeco, Acquisition, FEI or any FEI Entity or Veeco Entity for any period beginning on or after the Effective Time. FEI shall timely file all required transfer Tax Returns and/or notices of the transfer of the FEI Entities' business, if any, with the appropriate Governmental Authority. Veeco shall cooperate with FEI in connection with the matters contemplated by this Section 5.10(a)(i), which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with FEI's or any of the FEI Entities' obligations under this Section 5.10(a)(i).

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                (ii) Between the date hereof and the Closing Date, Veeco shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by it or by any of the other Veeco Entities, either separately or as part of an affiliated group of corporations, pursuant to the Laws of each Governmental Authority with taxing power over it or any of the other Veeco Entities or any of the Veeco Entities' assets and businesses. Each of such Tax Returns will be true, correct and complete in all material respects when filed. Neither Veeco nor any Veeco Entity shall (i) make any election or (ii) file any amended Tax Return reflecting any position, in the case of each of (i) and (ii) that could result in a material adverse Tax consequence to Veeco, Acquisition, FEI or any FEI Entity or any Veeco Entity for any period beginning on or after the Effective Time. Veeco shall timely file all required transfer Tax Returns and/or notices of the transfer of the Veeco Entities' business, if any, with the appropriate Governmental Authority. FEI shall cooperate with Veeco in connection with the matters contemplated by this Section 5.10(a)(ii), which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with Veeco's or any of the Veeco Entities' obligations under this Section 5.10(a)(ii).

          (b) At or prior to the filing of the Form S-4 Registration Statement, FEI and Veeco shall execute and deliver to Kaye Scholer LLP, counsel to Veeco, and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to FEI, tax representation letters in form and substance satisfactory to such counsel. Further, Veeco, Acquisition and FEI shall execute and deliver to Kaye Scholer LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax representation letters substantially identical to the tax representation letters delivered pursuant to the immediately preceding sentence dated as of the Closing Date, and modified to reflect changes in law, if any, and such other matters as Kaye Scholer LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, may reasonably request. Following delivery of the tax representation letters contemplated pursuant to the first sentence of this
Section 5.10(b), each of Veeco and FEI shall use its reasonable best efforts to cause Kaye Scholer LLP to deliver to Veeco, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, to deliver to FEI, a tax opinion with respect to such matters as are appropriate for description, and inclusion as exhibits, in the Form S-4 Registration Statement and the Joint Proxy Statement, such opinions to be substantially similar in substance. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.10(b).

          (c) None of Veeco, Acquisition or FEI will take any action prior or subsequent to the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a reorganization as described in Section 368(a) of the Code.

     5.11 LETTERS OF THE PARTIES' ACCOUNTANTS.

          (a) FEI shall use all reasonable efforts to cause to be delivered to Veeco a letter of Deloitte & Touche LLP, independent public accountant for FEI, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Veeco), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

          (b) Veeco shall use all reasonable efforts to cause to be delivered to FEI a letter of Ernst & Young LLP, independent public accountant for Veeco, dated no more than two business

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days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to FEI), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

     5.12 LISTING. Veeco shall cause the Veeco Shares being issued, and those being reserved for issuance, in the Merger to be approved for listing (subject to notice of issuance) on NASDAQ.

     5.12 BOARD OF DIRECTORS; COMMITTEES; OFFICERS; HEADQUARTERS.

          (a) Veeco shall take all actions necessary such that, effective as of immediately following the Effective Time, Veeco's Board of Directors shall consist of thirteen (13) members, seven (7) of whom shall be nominated by Veeco from the current members of its board of directors, five (5) of whom shall be nominated by FEI from the current members of its board of directors, and one (1) of whom shall be nominated by Philips in accordance with the terms of the Veeco Investor Agreement. In addition, Veeco shall take all actions necessary such that, effective as of immediately following the Effective Time, two (2) of the Veeco nominees and two (2) of the FEI nominees shall serve as Class III directors for terms expiring at Veeco's 2003 Annual Meeting of the Stockholders, two (2) of the Veeco nominees and two (2) of the FEI nominees shall serve as Class I directors for terms expiring at Veeco's 2004 Annual Meeting of the Stockholders and three (3) of the Veeco nominees, one (1) of the FEI nominees and the Philips nominee shall serve as Class II directors for terms expiring at Veeco's 2005 Annual Meeting of the Stockholders.

          (b) Veeco shall cause, as of the Effective Time, the individuals set forth on SCHEDULE 5.13(B) to be appointed to the position(s) set forth opposite their respective names.

          (c) Prior to the Effective Time, Veeco shall use commercially reasonable efforts to enter into employment agreements, to be effective as of the Effective Time, with such senior officers of Veeco and FEI as are mutually agreed by Veeco and FEI, which employment agreements shall have terms acceptable to the board of directors of each of Veeco and FEI.

          (d) Following the Effective Time, the headquarters for Veeco FEI Inc. shall be located at the current headquarters of Veeco.

     5.14 NOTICE OF BREACH; DISCLOSURE. Each party shall promptly notify the other of (i) any event, condition or circumstance of which such party becomes aware after the date hereof and prior to the Closing Date that would constitute a violation or breach of this Merger Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VI, VII or VIII hereof, as the case may be or (ii) any event, occurrence, transaction, or other item of which such party becomes aware which would have been required to have been disclosed on either the FEI Disclosure Schedule or the Veeco Disclosure Schedule or any statement delivered hereunder had such event, occurrence, transaction or item existed as of the date hereof. The disclosure of any matter as provided in this Section
5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.15 PAYMENT OF INDEBTEDNESS BY AFFILIATES. FEI shall use commercially reasonable efforts to cause all indebtedness owed to any FEI Entity by any FEI Affiliate to be paid in full prior to

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Closing, other than as provided in Sections 3.02(b) and 3.08 of the FEI
Disclosure Schedule, and advances of, or reimbursements for, expenses incurred or anticipated to be incurred by officers, directors and employees of the FEI Entities in the ordinary course of business and in compliance with the relevant FEI Entity's policy, if any, relating thereto.

     5.16 NO SOLICITATION -- FEI.

          (a) During the period commencing with the execution of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, FEI shall not directly or indirectly, and shall use reasonable best efforts to cause the other FEI Entities and their respective Representatives, employees and agents not directly or indirectly, to (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any FEI Acquisition Proposal, (ii) furnish any information regarding any of the FEI Entities to any Person in connection with or in response to a FEI Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a FEI Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any FEI Acquisition Proposal, (iv) approve, endorse or recommend any FEI Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any FEI Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of the Merger by the Required FEI Stockholder Vote, this Section 5.16(a) shall not prohibit FEI from engaging in discussions and taking such other actions as may be reasonably required for the purpose of becoming informed with respect to a BONA FIDE unsolicited written FEI Acquisition Proposal that is submitted to FEI (and not withdrawn) if the Board of Directors of FEI reasonably determines in good faith after due consideration that such FEI Acquisition Proposal would reasonably be likely to result in a Superior FEI Proposal and (1) neither FEI nor any Representative of any of the FEI Entities shall have violated any of the restrictions set forth in this Section 5.16, (2) the Board of Directors of FEI concludes in good faith that failure to take such action would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of FEI to FEI's stockholders under applicable Law, after consultation with its outside legal counsel, and (3) prior to any such discussion or other action FEI receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of FEI.

          (b) FEI shall promptly advise Veeco of any FEI Acquisition Proposal (including the identity of the Person making or submitting such FEI Acquisition Proposal and the terms thereof) that is made or submitted by any Person after the date of this Merger Agreement. FEI shall keep Veeco reasonably informed with respect to the status of any such FEI Acquisition Proposal.

          (c) On the date hereof, FEI shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any FEI Acquisition Proposal or FEI Acquisition Transaction.

          (d) FEI agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the FEI Entities is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Veeco. FEI also will promptly request each Person that has executed, within 12 months prior to the date of this Merger Agreement, a confidentiality

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agreement in connection with its consideration of a possible FEI Acquisition
Transaction, to return all confidential information heretofore furnished to such Person by or on behalf of any of the FEI Entities.

     5.17 NO SOLICITATION -- VEECO.

          (a) During the period commencing with the execution of this Merger Agreement and continuing until the earlier to occur of the termination of this Merger Agreement pursuant to its terms and the Closing Date, Veeco shall not directly or indirectly, and shall use reasonable best efforts to cause the other Veeco Entities and their respective Representatives, employees and agents not directly or indirectly, to (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Veeco Acquisition Proposal, (ii) furnish any information regarding any of the Veeco Entities to any Person in connection with or in response to a Veeco Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Veeco Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Veeco Acquisition Proposal, (iv) approve, endorse or recommend any Veeco Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Veeco Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of the issuance of the Veeco Shares in the Merger by the Required Veeco Stockholder Vote, this Section 5.17(a) shall not prohibit Veeco from engaging in discussions and taking such other actions as may be reasonably required for the purpose of becoming informed with respect to a BONA FIDE unsolicited written Veeco Acquisition Proposal that is submitted to Veeco (and not withdrawn) if the Board of Directors of Veeco reasonably determines in good faith after due consideration that such Veeco Acquisition Proposal would reasonably be likely to result in a Superior Veeco Proposal and (1) neither Veeco nor any Representative of any of the Veeco Entities shall have violated any of the restrictions set forth in this Section 5.17, (2) the Board of Directors of Veeco concludes in good faith that failure to take such action would be reasonably likely to result in a breach of the fiduciary obligations of the Board of Directors of Veeco to Veeco's stockholders under applicable Law, after consultation with its outside legal counsel, and (3) prior to any such discussion or other action Veeco receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Veeco.

          (b) Veeco shall promptly advise FEI of any Veeco Acquisition Proposal (including the identity of the Person making or submitting such Veeco Acquisition Proposal and the terms thereof) that is made or submitted by any Person after the date of this Merger Agreement. Veeco shall keep FEI reasonably informed with respect to the status of any such Veeco Acquisition Proposal.

          (c) On the date hereof, Veeco shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Veeco Acquisition Proposal or Veeco Acquisition Transaction.

          (d) Veeco agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Veeco Entities is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of FEI. Veeco also will promptly request each Person

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that has executed, within 12 months prior to the date of this Merger Agreement, a confidentiality agreement in connection with its consideration of a possible Veeco Acquisition Transaction, to return all confidential information heretofore furnished to such Person by or on behalf of any of the Veeco Entities.

     5.18 BLUE SKY LAWS. Veeco shall take such steps as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Veeco Shares in connection with the Merger. FEI shall use its reasonable efforts to assist Veeco as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Veeco Shares in connection with the Merger.

     5.19 ADDITIONAL AGREEMENTS. Subject to Section 5.04(b), Veeco and FEI shall each use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Merger Agreement, as promptly as practicable following the execution and delivery of this Merger Agreement. Without limiting the generality of the foregoing, but subject to Section 5.04(b), each party to this Merger Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Merger Agreement, and (ii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger. Each of Veeco and FEI shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by it following the date hereof.

     5.20 DISCLOSURE. Veeco and FEI shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Merger Agreement. Without limiting the generality of the foregoing, neither Veeco nor FEI shall, and neither Veeco nor FEI shall permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Merger Agreement unless (a) the other party shall have approved such disclosure or (b) such party shall have been advised by its outside legal counsel that such disclosure is required by applicable Law.

     5.21 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. As promptly as practicable after the date of this Merger Agreement, Veeco and FEI shall prepare and cause to be filed with the SEC the Joint Proxy Statement and Veeco shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Veeco and FEI shall use reasonable best efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Each of Veeco and FEI shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement or Form S-4 Registration Statement. Veeco will use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Veeco's stockholders, and FEI will use reasonable best efforts to cause the Joint Proxy Statement to be mailed to FEI's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. FEI and Veeco shall promptly furnish to one another all information concerning the FEI Entities and FEI's stockholders and Veeco and Veeco's stockholders that may be required or

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reasonably requested in connection with any action contemplated by this Section
5.21. If any event relating to any of the FEI Entities occurs, or if FEI becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then FEI shall promptly inform Veeco thereof and shall cooperate with Veeco in filing such amendment or supplement with the SEC and provide Veeco with a reasonable opportunity to comment on any such amendment or supplement prior to filing with the SEC and, if appropriate, shall cooperate with Veeco in mailing such amendment or supplement to the stockholders of FEI. If any event relating to any of the Veeco Entities occurs, or if Veeco becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then Veeco shall promptly inform FEI thereof and shall cooperate with FEI in filing such amendment or supplement with the SEC and provide FEI with a reasonable opportunity to comment on any such amendment or supplement prior to filing with the SEC and, if appropriate, cooperate with FEI in mailing such amendment or supplement to the stockholders of Veeco. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement or the Form S-4 Registration Statement shall be made without the approval of both Veeco and FEI, which approval shall not be unreasonably withheld or delayed; PROVIDED, that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 Registration Statement or Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition, or results of operations; and PROVIDED, FURTHER, that Veeco, in connection with a change in the Veeco Board Recommendation (to the extent permitted by Section 5.23(c) hereof), and FEI, in connection with a change in the FEI Board Recommendation (to the extent permitted by Section 5.22(c) hereof), may amend or supplement the Joint Proxy Statement or Form S-4 Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions be accurately described. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Veeco Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or Form S-4 Registration Statement. If, at any time prior to the Effective Time, any information relating to Veeco or FEI, or any of their respective Affiliates, officers or directors, is discovered by Veeco or FEI and such information should be set forth in an amendment or supplement to (i) the Form S-4 Registration Statement so that such document would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Joint Proxy Statement so that such document would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the FEI Stockholders Meeting or the Veeco Stockholders Meeting, which has become false or misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Veeco and FEI.

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     5.22  FEI Stockholders' Meeting.

           (a) FEI shall take all action necessary under all applicable Laws to call, give notice of and hold a meeting of the holders of FEI Common Stock to vote on a proposal to approve the Merger (the "FEI STOCKHOLDERS' MEETING"). The FEI Stockholders' Meeting shall be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act on a date or dates determined in accordance with the mutual agreement of FEI and Veeco, but in no event later than 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act, unless a stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement or an injunction shall have been issued by a court of competent jurisdiction or other appropriate Governmental Authority to restrain or prohibit the consummation of the Merger. FEI shall ensure that all proxies solicited in connection with the FEI Stockholders' Meeting are solicited in compliance with all applicable Laws.

           (b) Subject to Section 5.22(c): (i) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of FEI recommends that FEI's stockholders vote to approve the Merger at the FEI Stockholders' Meeting (such recommendation of FEI's Board of Directors that FEI's stockholders vote to approve the Merger being referred to as the "FEI BOARD RECOMMENDATION"); and (ii) the FEI Board Recommendation shall not be withdrawn or modified in a manner adverse to Veeco, and no resolution by the Board of Directors of FEI or any committee thereof to withdraw or modify the FEI Board Recommendation in a manner adverse to Veeco shall be adopted.

           (c) Notwithstanding anything to the contrary contained in Section 5.22(b), at any time prior to the approval of the Merger by the Required FEI Stockholder Vote, the FEI Board Recommendation may be withdrawn or modified in a manner adverse to Veeco if: (i) a FEI Acquisition Proposal is made and is not withdrawn; (ii) FEI promptly provides Veeco prior written notice of any meeting of FEI's Board of Directors at which such Board of Directors will consider and determine whether such offer is a Superior FEI Proposal; (iii) FEI's Board of Directors determines in good faith that such offer constitutes a Superior FEI Proposal (after consultation with an independent financial advisor of nationally recognized reputation); (iv) FEI's Board of Directors determines in good faith, after consultation with FEI's outside legal counsel, that, in light of such Superior FEI Proposal, the failure to withdraw or modify the FEI Board Recommendation would be reasonably likely to result in a breach of the fiduciary obligations of FEI's Board of Directors to FEI's stockholders under applicable Law; and (v) neither FEI nor any of its Representatives shall have materially violated any of the restrictions set forth in Section 5.16.

           (d) FEI's obligation to call, give notice of and hold the FEI Stockholders' Meeting in accordance with Section 5.22(a) hereof shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior FEI Proposal or other FEI Acquisition Proposal, or by any withdrawal or modification of the FEI Board Recommendation.

     5.23  VEECO STOCKHOLDERS' MEETING.

           (a) Veeco shall take all action necessary under all applicable Laws to call, give notice of and hold a meeting of the holders of Veeco Shares to vote on the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment (the "VEECO STOCKHOLDERS'

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MEETING"). The Veeco Stockholders' Meeting shall be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act on a date determined in accordance with the mutual agreement of FEI and Veeco (but on a date no more than two business days after the FEI Stockholders' Meeting). Veeco shall ensure that all proxies solicited in connection with the Veeco Stockholders' Meeting are solicited in compliance with all applicable Laws.

           (b) Subject to Section 5.23(c): (i) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Veeco recommends that Veeco's stockholders vote to approve the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment (such recommendation of Veeco's Board of Directors that Veeco's stockholders vote to approve the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment being referred to as the "VEECO BOARD RECOMMENDATION"); and (ii) the Veeco Board Recommendation shall not be withdrawn or modified in a manner adverse to FEI, and no resolution by the Board of Directors of Veeco or any committee thereof to withdraw or modify the Veeco Board Recommendation in a manner adverse to FEI shall be adopted.

           (c) Notwithstanding anything to the contrary contained in Section 5.23(b), at any time prior to the approval of the issuance of the Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment by the Required Veeco Stockholder Vote, the Veeco Board Recommendation may be withdrawn or modified in a manner adverse to FEI if: (i) a Veeco Acquisition Proposal is made and is not withdrawn; (ii) Veeco promptly provides FEI prior written notice of any meeting of Veeco's Board of Directors at which such Board of Directors will consider and determine whether such offer is a Superior Veeco Proposal;
(iii) Veeco's Board of Directors determines in good faith that such offer constitutes a Superior Veeco Proposal (after consultation with an independent financial advisor of nationally recognized reputation); (iv) Veeco's Board of Directors determines in good faith, after consultation with Veeco's outside legal counsel, that, in light of such Superior Veeco Proposal, the failure to withdraw or modify the Veeco Board Recommendation would be reasonably likely to result in a breach of the fiduciary obligations of Veeco's Board of Directors to Veeco's stockholders under applicable Law; and (v) neither Veeco nor any of its Representatives shall have materially violated any of the restrictions set forth in Section 5.17.

           (d) Veeco's obligation to call, give notice of and hold the Veeco Stockholders' Meeting in accordance with Section 5.23(a) hereof shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Veeco Proposal or other Veeco Acquisition Proposal, or by any withdrawal or modification of the Veeco Board Recommendation.

     5.24 SECTION 16 MATTERS. Prior to the Effective Time, the Board of Directors of each of FEI and Veeco shall adopt a resolution consistent with the interpretative guidance of the SEC, if any, to the effect that (i) the assumption of FEI Options held by FEI Insiders (as defined below) pursuant to this Agreement, (ii) the acquisition or exercise of other rights to receive or purchase equity securities of FEI or Veeco pursuant to agreements entered into in connection with the execution and delivery of this Agreement, and (iii) the receipt by FEI Insiders of Veeco Shares in exchange for FEI Common Stock pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act by any officer or director (or any entity which may be deemed to be a "director by

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deputization" as a result of its relationship with a director of FEI) of FEI who may become a covered person for purposes of Section 16 of the Exchange Act (a "FEI INSIDER").

     5.25 ACQUISITION COMPLIANCE. Veeco shall cause Acquisition to comply with all of Acquisition's obligations under or relating to this Merger Agreement. Acquisition shall not engage in any business that is not in connection with the Merger pursuant to this Merger Agreement.

     5.26 CONVEYANCE TAXES. Veeco, Acquisition and FEI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes, which become payable in connection with the transactions contemplated by this Merger Agreement that are required or permitted to be filed on or before the Effective Time. All such taxes will be paid by the party bearing the legal responsibility for such payment.

VI. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

     The obligations of the parties to enter into and complete the Closing are conditioned upon the satisfaction or waiver in writing by the parties, on or before the Closing Date, of the following conditions:

     6.01 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be Threatened, by the SEC with respect to the Form S-4 Registration Statement.

     6.02 STOCKHOLDER APPROVAL. The Merger shall have been duly approved by the Required FEI Stockholder Vote and the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment shall have been duly approved by the Required Veeco Stockholder Vote.

     6.03 LITIGATION. No suit, action or other Legal Proceeding by any Governmental Authority shall be pending in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, and no injunction or final judgment shall have been entered on the Closing Date before any court or Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby.

     6.04 NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation or executive order (whether temporary, preliminary or permanent), which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     6.05 HSR ACT. (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and (b) any similar waiting period under any applicable foreign antitrust Law or regulation to the consummation of the Merger shall have expired or been terminated, and any Consent required under any applicable foreign antitrust Law or regulation shall have been obtained, except where the failure for such waiting period to have expired or been terminated or for such Consent to have been obtained would not have a Material Adverse Effect on Veeco (following the Merger).

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     6.06  LISTING. The Veeco Shares to be issued in the Merger and such other shares required to be reserved for issuance in connection with the Merger shall be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

VII. CONDITIONS PRECEDENT TO VEECO'S AND ACQUISITION'S OBLIGATIONS

     The obligations of Veeco and Acquisition to enter into and complete the Closing are conditioned upon the satisfaction or waiver in writing by Veeco (on behalf of Veeco and Acquisition), on or before the Closing Date, of all of the following conditions:

     7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of FEI contained in this Merger Agreement shall (i) be true and correct as of the date of this Merger Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on FEI and (ii) be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date), except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on FEI; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties as of the date of this Merger Agreement or as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications and any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the FEI Disclosure Schedule hereto made or purported to have been made after the date of this Merger Agreement shall be disregarded.

     7.02 PERFORMANCE OF COVENANTS. FEI shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

     7.03 MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect with respect to FEI from the date hereof to the Closing Date.

     7.04 AGREEMENTS AND DOCUMENTS. Veeco and Acquisition shall have received the following agreements and documents, each of which shall be in full force and effect:

           (a) a legal opinion of Kaye Scholer LLP, counsel to Veeco, dated as of the Closing Date and addressed to Veeco, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (it being understood that in rendering such opinion, Kaye Scholer LLP may rely upon tax representation letters, dated as of the Closing Date, and substantially identical to the tax representation letters referred to in Section 5.10(b), modified to reflect changes in law, if any, and such other matters as Kaye Scholer LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, may reasonably request); and

           (b) a certificate, dated the Closing Date, executed on behalf of FEI by its Chief Executive Officer, confirming that the conditions set forth in Sections 7.01 and 7.02 hereof have been duly satisfied.

VIII. CONDITIONS PRECEDENT TO FEI'S OBLIGATIONS.

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     FEI's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by FEI, on or before the Closing Date, of all of the following conditions:

     8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Veeco and Acquisition contained in this Merger Agreement shall (i) be true and correct as of the date of this Merger Agreement, except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Veeco and (ii) be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date), except where the failure to be so true and correct would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Veeco; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties as of the date of this Merger Agreement or as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications and any similar qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Veeco Disclosure Schedule hereto made or purported to have been made after the date of this Merger Agreement shall be disregarded.

     8.02 PERFORMANCE OF COVENANTS. Each of Veeco and Acquisition shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by them prior to or on the Closing Date.

     8.03 MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect with respect to Veeco from the date hereof to the Closing Date.

     8.04  DOCUMENTS. FEI shall have received the following documents:

           (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to FEI, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code (it being understood that in rendering such opinion, Wilson Sonsini Goodrich & Rosati may rely upon tax representation letters dated as of the Closing Date, and substantially identical to the tax representation letters referred to in Section 5.10(b), modified to reflect changes in law, if any, and such other matters as Kaye Scholer LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, may reasonably request); and

           (b) a certificate, dated the Closing Date, executed on behalf of Veeco by its Chief Executive Officer, confirming that the conditions set forth in Sections 8.01 and 8.02 hereof have been duly satisfied.

IX. TERMINATION.

     9.01 TERMINATION. This Merger Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by FEI's stockholders and whether before or after approval of the issuance of Veeco Shares in the Merger by Veeco's stockholders):

           (a) by mutual written consent of Veeco and FEI;

           (b) by either Veeco or FEI if the Merger shall not have been consummated by December 31, 2002 (the "TERMINATION DATE") or, if later, the day following the last day of any cure

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period under Section 9.01(h) or 9.01(i) (but in no event beyond January 30,
2002) (unless the failure to consummate the Merger is significantly attributable to a failure on the part of the party seeking to terminate this Merger Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

           (c) by either Veeco or FEI if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

           (d) by either Veeco or FEI if (i) the FEI Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and FEI's stockholders shall have taken a final vote on a proposal to approve the Merger, and (ii) the Merger shall not have been approved at such meeting by the Required FEI Stockholder Vote (and shall not have been adopted at any adjournment or postponement thereof); PROVIDED, HOWEVER, that (A) a party shall not be permitted to terminate this Merger Agreement pursuant to this
Section 9.01(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time, and (B) FEI shall not be permitted to terminate this Merger Agreement pursuant to this Section 9.01(d) unless FEI shall have paid to Veeco any fee required to be paid to Veeco pursuant to Section 9.03(b);

           (e) by either Veeco or FEI if (i) the Veeco Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Veeco's stockholders shall have taken a final vote on the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment, and (ii) the issuance of Veeco Shares in the Merger or the Veeco Certificate of Incorporation Amendment shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Veeco Stockholder Vote; PROVIDED, HOWEVER, that (A) a party shall not be permitted to terminate this Merger Agreement pursuant to this
Section 9.01(e) if the failure to obtain such stockholder vote is attributable to a failure on the part of the party seeking to terminate this Merger Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time, and (B) Veeco shall not be permitted to terminate this Merger Agreement pursuant to this Section 9.01(e) unless Veeco shall have paid to FEI any fee required to be paid to FEI pursuant to Section 9.03(b);

           (f) by Veeco (at any time prior to the approval of the Merger by the Required FEI Stockholder Vote) if a FEI Triggering Event shall have occurred;

           (g) by FEI (at any time prior to the approval of the issuance of Veeco Shares in the Merger and the Veeco Certificate of Incorporation Amendment) by the Required Veeco Stockholder Vote) if a Veeco Triggering Event shall have occurred;

           (h) by Veeco if (i) any of FEI's representations and warranties contained in this Merger Agreement shall be inaccurate as of the date of this Merger Agreement, or shall have become inaccurate as of a date subsequent to the date of this Merger Agreement (as if made on such subsequent date, except to the extent expressly made as of an earlier date) and such breach has not

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been cured within 30 days after notice thereof, such that the condition set forth in Section 7.01 would not be satisfied, or (ii) any of FEI's covenants or agreements contained in this Merger Agreement shall have been breached (and any such breach shall not have been cured within 30 days after notice thereof) such that the condition set forth in Section 7.02 would not be satisfied; or

           (i) by FEI if (i) any of Veeco's representations and warranties contained in this Merger Agreement shall be inaccurate as of the date of this Merger Agreement, or shall have become inaccurate as of a date subsequent to the date of this Merger Agreement (as if made on such subsequent date, except to the extent expressly made as of an earlier date) and such breach has not been cured within 30 days after notice thereof, such that the condition set forth in
Section 8.01 would not be satisfied, or (ii) if any of Veeco's covenants or agreements contained in this Merger Agreement shall have been breached (and any such breach shall not have been cured within 30 days after notice thereof) such that the condition set forth in Section 8.02 would not be satisfied.

     9.02 EFFECT OF TERMINATION. In the event of the termination of this Merger Agreement as provided in Section 9.01, this Merger Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) Sections 9.02 and 9.03 and
Article X shall survive the termination of this Merger Agreement and shall remain in full force and effect, and (ii) the termination of this Merger Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Merger Agreement.

     9.03  EXPENSES; TERMINATION FEES.

           (a) Except as set forth in this Section 9.03, all fees and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Veeco and FEI shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

           (b) Termination Fees.

               (i) In the event that this Merger Agreement is terminated by Veeco pursuant to Section 9.01(h) or FEI pursuant to Section 9.01(i), then the non-terminating Party shall make a nonrefundable cash payment to the other Party, within two business days after such termination, in an amount equal to the aggregate amount of all fees and reasonable, documented, out-of-pocket expenses (the "TRANSACTION EXPENSES") (including, with respect to fees, all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of that Party in connection with the preparation and negotiation of this Merger Agreement and otherwise in connection with the Merger (such cash payment shall not exceed, in the aggregate, five million dollars ($5,000,000)).

               (ii) In the event that this Merger Agreement is terminated by FEI or Veeco pursuant to Section 9.01(d) and at or prior to the time of such termination a FEI Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made and not subsequently unconditionally withdrawn, FEI shall pay to Veeco within two business days after demand by Veeco an amount equal to Veeco's Transaction Expenses, by wire transfer of immediately available funds to an account designated in writing by Veeco.

               (iii) In the event that this Merger Agreement is terminated by FEI or Veeco pursuant to Section 9.01(e) and at or prior to the time of such termination a Veeco Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made and not subsequently unconditionally withdrawn, Veeco shall pay to FEI within two business days after demand by FEI an amount equal to FEI's Transaction Expenses, by wire transfer of immediately available funds to an account designated in writing by FEI.

               (iv) In the event that this Merger Agreement is terminated by FEI pursuant to Section 9.01(g) or by Veeco pursuant to Section 9.01(f), the non-terminating Party shall pay to the terminating party within two business days after such termination a fee equal to thirty million dollars ($30,000,000) by wire transfer of immediately available funds to an account designated in writing by the recipient (the "TERMINATION FEE"); PROVIDED, HOWEVER, that if this Merger Agreement is terminated (A) by FEI pursuant to Section 9.01(g) because an event specified in clause (x) of the definition of Veeco Triggering Event has occurred, the Termination Fee shall be payable only if within 12 months following the termination of this Merger Agreement, either a Veeco Acquisition Transaction is consummated, or Veeco enters into a letter of intent or Contract providing for a Veeco Acquisition Transaction and such Veeco Acquisition Transaction is consummated within 24 months following the termination of this Merger Agreement or (B) by Veeco pursuant to Section 9.01(f) because an event specified in clause (ix) of the definition of FEI Triggering Event has occurred, the Termination Fee shall be payable only if within 12 months following the termination of this Merger Agreement, either a FEI Acquisition Transaction is consummated, or FEI enters into a letter of intent or Contract providing for a FEI Acquisition Transaction and such FEI Acquisition Transaction is consummated within 24 months following the termination of this Merger Agreement. For purposes of this Section 9.03(b)(iv), the terms "FEI Acquisition Transaction" and "Veeco Acquisition Transaction" shall have the meanings ascribed to such terms in Article I, except that references to "15%" therein shall be deemed to read "40%."

               (v) In the event that this Merger Agreement is terminated by FEI or Veeco pursuant to Section 9.01(d) and (A) at or prior to the time of such termination a FEI Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made and not subsequently unconditionally withdrawn, and (B) within 12 months following the termination of this Merger Agreement, either a FEI Acquisition Transaction is consummated, or FEI enters into a letter of intent or Contract providing for a FEI Acquisition Transaction and such FEI Acquisition Transaction is consummated within 24 months following the termination of this Merger Agreement, FEI shall pay to Veeco within two business days after demand by Veeco a fee equal to the Termination Fee, by wire transfer of immediately available funds to an account designated in writing by Veeco. For purposes of this Section 9.03(b)(v), the term "FEI Acquisition Transaction" shall have the meaning ascribed to such term in Article I, except that references to "15%" therein shall be deemed to read "40%."

               (vi) In the event that this Merger Agreement is terminated by FEI or Veeco pursuant to Section 9.01(e) and (A) at or prior to the time of such termination a Veeco Acquisition

Proposal shall have been publicly disclosed, announced, commenced, submitted or made and not subsequently unconditionally withdrawn, and (B) within 12 months following the termination of this Merger Agreement, either a Veeco Acquisition Transaction is consummated, or Veeco enters into a letter of intent or Contract providing for a Veeco Acquisition Transaction and such Veeco Acquisition Transaction is consummated within 24 months following the termination of this Merger Agreement, Veeco shall pay to FEI within two business days after demand by Veeco a fee equal to the Termination Fee, by wire transfer of immediately available funds to an account designated in writing by FEI. For purposes of this
Section 9.03(b)(vi), the term "Veeco Acquisition Transaction" shall have the meaning ascribed to such term in Article I, except that references to "15%" therein shall be deemed to read "40%."

               (vii) Notwithstanding anything to the contrary in this Section 9.03, in no event shall any party hereto be entitled under this Section 9.03(b) to receive (i) the Termination Fee or the Transaction Expenses more than once or
(ii) the Transaction Expenses if such party has received the Termination Fee. In addition, if a party has received the Transaction Expenses and subsequently becomes entitled to receive the Termination Fee, such party shall receive the Termination Fee less any Transaction Expenses previously received.

               (viii) The Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the transaction contemplated by this Merger Agreement, and that, without these agreements, neither Party would have entered into this Merger Agreement. Accordingly, if either Party fails to pay in a timely manner the amounts due pursuant to this Section 9.03 and, in order to obtain such payment, either Party makes a claim that results in a judgment against either Party for the amounts set forth in this Section 9.03, such Party shall pay to the other its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.03 at the prime rate of JP Morgan Chase in effect on the date such payment was required to be made. Payment of the fees described in this Section 9.03 shall not be in lieu of damages incurred in the event of breach of this Agreement.

X. MISCELLANEOUS.

     10.01 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. 10.02 AMENDMENT. This Merger Agreement may be amended with the approval of the respective Boards of Directors of FEI and Veeco at any time (whether before or after approval of the Merger by the stockholders of FEI and whether before or after approval of the issuance of Veeco Shares in the Merger by Veeco's stockholders); PROVIDED, HOWEVER, that (i) after any such approval of the Merger by FEI's stockholders, no amendment shall be made which by Law requires further approval of the stockholders of FEI without the further approval of such stockholders, and (ii) after any such approval of the issuance of Veeco Shares in the Merger by Veeco's stockholders, no amendment shall be made which by Law or NASD regulation requires further approval of Veeco's stockholders without the further approval of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.03 WAIVER.

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           (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Merger Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No party shall be deemed to have waived any claim arising out of this Merger Agreement, or any power, right, privilege or remedy under this Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.04 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Merger Agreement or in any certificate delivered pursuant to this Merger Agreement shall survive the Merger.

     10.05 ENTIRE AGREEMENT; COUNTERPARTS. This Merger Agreement (together with the agreements, certificates and other documents referred to herein, the Schedules and Exhibits hereto and the FEI Disclosure Schedule and the Veeco Disclosure Schedule) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; PROVIDED, HOWEVER, that the certain Mutual Confidentiality Agreement dated February 28, 2002 between FEI and Veeco shall not be superseded and shall remain in full force and effect. This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     10.06 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES EXCEPT TO THE EXTENT THAT CERTAIN MATTERS ARE PREEMPTED BY FEDERAL LAW OR ARE GOVERNED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF THE RESPECTIVE PARTIES.

     10.07 DISCLOSURE SCHEDULES. The FEI Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Article III. Any matter or item disclosed pursuant to any Section of the FEI Disclosure Schedule shall be deemed to be disclosed only for purposes of disclosure under that Section; provided, that any matter or item disclosed in one Section of the FEI Disclosure Schedule will be deemed disclosed with respect to another Section of the FEI Disclosure Schedule if such disclosure is made in such a way as to make its relevance with respect to such other Section reasonably apparent. The Veeco Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Article
IV. Any matter or item disclosed pursuant to any Section of the Veeco Disclosure Schedule shall be deemed to be disclosed only for purposes of disclosure under that Section; provided, that any matter or item disclosed in one Section of the Veeco Disclosure Schedule will be deemed disclosed with respect to another Section of the Veeco Disclosure
Schedule if such disclosure is made in such a way as to make its relevance with respect to such other Section reasonably apparent. The inclusion of any information in the FEI Disclosure Schedule or Veeco Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has or would have a Material Adverse Effect, or is outside the ordinary course of business.

     10.08 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Merger Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     10.09 ASSIGNMENT. Neither Veeco, Acquisition nor FEI may assign this Merger Agreement to any other Person without the prior written consent of the other parties hereto.

     10.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (transmission confirmed), (c) on the fifth business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

           If to Veeco or Acquisition:

           c/o Veeco Instruments Inc.
           100 Sunnyside Boulevard
           Woodbury, New York  11797
           Attention: Gregory Robbins
           Telephone: (516) 677-0200
           Telecopy: (516) 677-0380

           With a copy to:

           Kaye Scholer LLP
           425 Park Avenue
           New York, New York 10022
           Attention: Rory A. Greiss, Esq.
           Telephone: (212) 836-8261
           Telecopy: (212) 836-7152

           If to FEI:

           FEI Company
           7425 NW Evergreen Parkway
           Hillsboro, Oregon  97124
           Attention: Bradley J. Thies
           Telephone: (503) 640-7500

           Telecopy: (503) 640-7570

           With a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Attention: Larry Sonsini, Esq.
           Telephone: (650) 493-9300
           Telecopy: (650) 493-6811

     10.11 HEADINGS. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     10.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Merger Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein. References herein to "this Merger Agreement," "herein," "hereof" and phrases of like import are references to this Merger Agreement, together with the Exhibits and Schedules hereto, including the FEI Disclosure Schedule and the Veeco Disclosure Schedule.

     10.13 SEVERABILITY. The invalidity of any term or terms of this Merger Agreement shall not affect any other term of this Merger Agreement, which shall remain in full force and effect.

     10.14 NO THIRD-PARTY BENEFICIARIES. Other than the Indemnified Persons, there are no third party beneficiaries of this Merger Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon anyone other than the parties hereto (and their permitted successors and assigns) and, with respect to the obligations of Veeco pursuant to Section
5.08 the Indemnified Persons, any right to insist upon or to enforce the performance of any of the obligations contained herein. Without limiting the foregoing, it is expressly understood and agreed that the provisions of Sections 5.05, 5.06, 5.07, 5.09 and 5.13 are statements of intent and no U.S. Continuing Employee, Foreign Continuing Employee or other Person (other than the parties hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no U.S. Continuing Employee, Foreign Continuing Employee or other Person is or is intended to be a third-party beneficiary thereof.

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     IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

                               VEECO INSTRUMENTS INC.

                               By: /s/ Edward H. Braun
                                   --------------------------------------------
                                   Name: Edward H. Braun
                                   Title: Chairman, Chief Executive
                                          Officer and President


                               FEI COMPANY

                               By: /s/ Vahe A. Sarkissian
                                   --------------------------------------------
                                   Name: Vahe A. Sarkissian
                                   Title: President and Chief Executive Officer


                               VENICE ACQUISITION CORP.

                               By: /s/ EDWARD H. BRAUN
                                   --------------------------------------------
                                   Name: Edward H. Braun
                                   Title: President

                                                                      SCHEDULE A
                            FEI Stockholders Party to
                        FEI Stockholder Voting Agreements

                                                                      SCHEDULE B
                           Veeco Stockholders Party to
                       Veeco Stockholder Voting Agreements

                                                                       EXHIBIT A

                        FEI Stockholder Voting Agreements

                                (ATTACHED HERETO)

                                VOTING AGREEMENT


         VOTING AGREEMENT, dated as of July 11, 2002 (this "AGREEMENT"), between Philips Business Electronics International B.V., a company incorporated under the laws of the Netherlands (the "STOCKHOLDER"), and Veeco Instruments Inc., a Delaware corporation (the "COMPANY" and, collectively with the Stockholder, the "PARTIES").

         WHEREAS, as of the date of this Agreement, the Stockholder is the Beneficial Owner (as herein defined) of 8,264,821 shares of Common Stock, no par value (the "FLORENCE STOCK"), of FEI Company, an Oregon corporation ("FLORENCE"); and

         WHEREAS, the Company, Venice Acquisition Corp., an Oregon corporation ("ACQUISITION"), and Florence have entered into an Agreement and Plan of Merger, dated as of July 11, 2002 (the "MERGER AGREEMENT"), which provides that, among other things, on the terms and subject to the conditions set forth therein, Acquisition shall be merged with and into Florence (the "MERGER"), and each share of Florence Stock will be converted into the right to receive 1.355 shares of common stock, $0.01 par value per share (the "COMPANY STOCK"), of the Company; and

         WHEREAS, the Stockholder and the Company have entered into an Investor Agreement, dated as of July 11, 2002 (the "INVESTOR AGREEMENT") and the Amendment Agreement, dated as of July 11, 2002 (the "AMENDMENT AGREEMENT"); and

         WHEREAS, the Stockholder and the Company each desire to make certain covenants and agreements concerning the manner in which the Stockholder Florence Shares (as herein defined) will be voted in connection with the Merger and the Merger Agreement.

         NOW, THEREFORE, in consideration of the Company's execution and delivery to the Stockholder of the Investor Agreement and the Amendment Agreement and in consideration of the mutual covenants and agreements contained herein, the Stockholder and the Company agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.01 As used in this Agreement, the following terms have the respective meanings ascribed to them in this Section.

         (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person or entity shall include securities Beneficially Owned by all other persons or entities with whom such person or entity would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

         (b) "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

         (c) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         (d) "EXISTING FLORENCE SHARES" means all shares of Florence Common Stock Beneficially Owned by the Stockholder on the date of this Agreement, in each case, if and to the extent entitled to be voted.

         (e) "FEI ACQUISITION PROPOSAL" has the meaning set forth in the Merger Agreement.

         (f) "FEI ACQUISITION TRANSACTION" has the meaning set forth in the Merger Agreement.

         (g) "NASDAQ" has the meaning set forth in the Merger Agreement.

         (h) "PROXY" means a proxy in the form of Exhibit A attached to this Agreement.

         (i) "STOCKHOLDER FLORENCE SHARES" means the Existing Florence Shares and any shares of Florence Stock and/or other equity securities of, or equity interests in, Florence acquired by the Stockholder in any capacity after the date of this Agreement and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by the Stockholder, in each case, if and to the extent entitled to be voted.

         (j) "SUPERIOR FEI PROPOSAL" has the meaning set forth in the Merger Agreement.

         (k) "TRANSFER" means any direct or indirect sale, transfer, pledge, assignment or other disposition of, or entry into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any Stockholder Florence Shares by the Stockholder (in each of the foregoing, whether voluntary or involuntary, by operation of law or otherwise).

         (l) "TRANSFEREE" any person or entity to whom a Transfer is made.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 RECIPROCAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other as follows:

         (a) Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Party has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated by this Agreement and (in the case of the Stockholder) the Proxy. This Agreement and (in the case of the Stockholder) the Proxy have been duly and validly authorized, executed and delivered by such Party and constitutes such Party's legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement or, in the case of the Stockholder, the Proxy, nor the consummation of the transactions contemplated by this Agreement or the Proxy will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) such Party's certificate of incorporation or similar organizational, governing or constating documents, (ii) any agreement or instrument to which such Party is a party or by which it is bound, or (iii) any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement or, in the case of the Stockholder, the Proxy, (ii) the performance by such Party of its obligations under this Agreement and the Proxy, or (iii) the consummation by such Party of the transactions contemplated by this Agreement and the Proxy.

         2.02 STOCKHOLDER REPRESENTATIONS AND WARRANTIES. The Stockholder hereby represents and warrants to the Company as follows:

         (a) The Stockholder is the record and Beneficial Owner of 8,264,821 Existing Florence Shares. On the date of this Agreement, such Existing Shares constitute all of the shares of Florence Stock owned of record or Beneficially Owned by the Stockholder.

         (b) The Stockholder owns the Existing Florence Shares free and clear of any liens, claims, security interests, proxies, voting trusts or agreements, restrictions, qualifications, limitations, understandings or arrangements which would in any way restrict or impair the Stockholder's right to vote Stockholder Florence Shares in its sole discretion, or could require the Stockholder to sell or transfer any Stockholder Florence Shares (whether upon default on a loan or otherwise) before the Effective Time.

         (c) The Stockholder has sufficient voting power and sufficient power to issue instructions and sufficient power to agree to the matters set forth in this Agreement with respect to the Stockholder Florence Shares.

                                  ARTICLE III

            AGREEMENTS IN RESPECT OF THE STOCKHOLDER FLORENCE SHARES

         3.01 VOTE FOR MERGER.

         (a) The Stockholder shall cause the Stockholder Florence Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Florence called to vote upon the Merger and the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, and shall cause the Stockholder Florence Shares to be voted or consented in favor of the Merger; PROVIDED that nothing set forth in this Section 3.01(a) or in the Proxy is intended or shall be construed to restrict or impair the right of the Stockholder to vote or consent (or cause to be voted or consented) any Stockholder Florence Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         (b) In order to effectuate the voting arrangements contemplated by Sections 3.01(a) and 3.02, contemporaneously with the execution and delivery by the Parties of this Agreement, and as a condition to such execution and delivery by the Company, the Stockholder is delivering to the Company the Proxy, duly executed by or on behalf of the Stockholder; PROVIDED that nothing set forth in this Section 3.01(b) or in the Proxy is intended or shall be construed to restrict or impair the right of the Stockholder to vote or consent (or cause to be voted or consented) any Stockholder Florence Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         3.02 VOTE AGAINST CERTAIN MATTERS. Prior to the Effective Time, the Stockholder shall cause the Stockholder Florence Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Florence called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval is sought, and shall cause the Stockholder Florence Shares to be voted or consented against any proposal or transaction involving Florence or any of its subsidiaries that would prevent or nullify the Merger or the Merger Agreement (any such proposal or transaction, a "PARTICULAR MATTER"); PROVIDED that nothing set forth in this Section 3.02 or such Proxy is intended or shall be construed to restrict or impair the right of the Stockholder to vote or consent (or cause to be voted or consented) any Stockholder Florence Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         3.03 TRANSFERS; OTHER VOTING ARRANGEMENTS.

         (a) The Stockholder may not Transfer any Stockholder Florence Shares except (i) to a Transferee that both (A) agrees, prior to the consummation of such Transfer, to become bound by this Agreement and the Proxy and subject to the terms, conditions and restrictions hereof and thereof in the same manner as the Stockholder, by executing and delivering to the Company a writing to such effect in form and substance satisfactory to the Company, and (B) enters into, prior to the consummation of such Transfer, a "standstill" agreement with respect to each of Florence and the Company, each of which "standstill" agreements (I) shall be identical in substance to Section 4.01(a) of the Investor Agreement and otherwise in form and substance satisfactory to Florence or the Company, as the case may be, and (II) shall be effective only for the period between the consummation of such Transfer and the Effective Time, or (ii) to a Transferee that has made a Superior FEI Proposal in the FEI Acquisition Transaction contemplated by such Superior FEI Proposal.

         (b) The Stockholder shall not, directly or indirectly, enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement, voting trust or otherwise with respect to any Stockholder Florence Shares, other than this Agreement and the Proxy; PROVIDED that nothing set forth in this
Section 3.03 or in the Proxy is intended or shall be construed to restrict or impair the right of the Stockholder to vote or consent (or grant a proxy causing to be voted or consented) any Stockholder Florence Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         (c) The Stockholder shall not, directly or indirectly, take any action that would or could reasonably be expected to invalidate or in any way limit the enforceability by the Proxyholders (as defined in the Proxy) of the Proxy.

         (d) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any employee of the Stockholder from acting in his or her capacity as a director or officer of Florence (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder's capacity as a stockholder of Florence). No conduct or action taken by any employee of the Stockholder who is also a director or officer of Florence, in his capacity as such, shall be deemed to constitute a breach of any provision of this Agreement.

         3.04 CONFIDENTIALITY. Prior to the first public announcement by the Company and Florence of the Merger Agreement, the Merger and the other transactions contemplated thereby, the Stockholder shall not, and shall cause its Affiliates (as defined in the Merger Agreement) and its and their respective employees, counsel, advisors and representatives ("REPRESENTATIVES") not to, disclose to any person or entity any information concerning the Merger Agreement, the Merger or the other transactions contemplated thereby, or the discussions concerning the same, PROVIDED, that such information may be disclosed to employees, counsel, advisors and representatives of the Stockholder and its Affiliates who have been advised of the foregoing obligations, and PROVIDED, FURTHER, that nothing set forth in this Section 3.04 is intended or shall be construed to restrict or impair the ability of the Stockholder or its Affiliates to comply with their respective reporting obligations under applicable laws and stock exchange regulations, in which event the Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto or similar relief in connection therewith.

         3.05 DISCLOSURE. Each Party acknowledges that the other Party is or may be obligated to disclose in governmental and stock exchange (including NASDAQ) filings the Stockholder's identity, facts concerning the Stockholder's ownership of Florence Stock and the nature of the commitments, arrangements and understandings set forth in this Agreement, the Proxy, the Investor Agreement, the Amendment Agreement and any other agreements executed and delivered in connection with the Merger, together with such other information as may be required by applicable laws and stock exchange regulations. No Party shall issue any press release naming the other Party or any of the other Party's Affiliates unless such press release has been approved by such other Party, which approval shall not be unreasonably withheld, delayed or conditioned.

         3.06 NO SOLICITATION. Subject to Section 3.03(d), the Stockholder shall not, and shall cause Koninklijke Philips Electronics N.V. ("PHILIPS") and each other direct and indirect subsidiary of Philips not to, take any action to solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any FEI Acquisition Proposal, or engage in discussions or negotiations with any person or entity (other than with Florence and the Company or any of their Affiliates or Representatives) with respect to any FEI Acquisition Proposal, (other than any Superior FEI Proposal or related FEI Acquisition Transaction) or disclose any nonpublic information relating to Florence or any subsidiary of Florence. The Stockholder shall advise Florence and the Company of any FEI Acquisition Proposal (including the identity of the person or entity making or submitting such FEI Acquisition Proposal and the terms thereof) that is made or submitted by any person or entity after the date of this Agreement, reasonably promptly following its receipt thereof. The Stockholder shall keep Florence and the Company reasonably informed with respect to the status of any such FEI Acquisition Proposal. The Stockholder shall, and shall cause Philips and each other direct and indirect subsidiary of Philips to, immediately cease and cause to be terminated any discussions now pending with any person or entity that relate to any FEI Acquisition Proposal or FEI Acquisition Transaction, other than discussions or negotiations with Florence and the Company or their Affiliates or Representatives.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01 TERMINATION OF AGREEMENT. The provisions of this Agreement and the Proxy shall automatically terminate upon, and be of no further force or effect after, the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the execution and delivery by any party to the Merger Agreement of any amendment thereto which would cause each share of Florence Stock to be converted into the right to receive fewer than 1.355 shares of Company Stock (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events).

         4.02 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire agreement among the parties relating to the transactions which are the subject of this Agreement, and all prior and contemporaneous negotiations, understandings and agreements among the parties (whether written or oral) with regard to the subject matter of this Agreement are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement.

         4.03 CAPTIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

         4.04 BINDING AGREEMENT; ASSIGNMENT.

         (a) The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Florence Shares and shall be binding upon any person to which record or Beneficial Ownership of such Stockholder Florence Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's successors, partners or Transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Florence Stock, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (b) Notwithstanding anything to the contrary set forth herein, except in accordance with Section 3.03(a), no Party may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party; PROVIDED that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

         4.05 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

                  If to the Company:

                  Veeco Instruments Inc.
                  100 Sunnyside Boulevard
                  Woodbury, New York 11797
                  Attention:  Gregory A. Robbins
                  Telephone:  (516) 677-0200
                  Telecopier: (516) 677-9125

                  with a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York  10022
                  Attention:  Rory A. Greiss
                  Telephone:  (212) 836-8261
                  Telecopier: (212) 836-7152

                  and a copy to:

                  FEI Company
                  7425 N.W. Evergreen Parkway
                  Hillsboro, Oregon 97124-5830
                  Attention:  Bradley J. Thies
                  Telephone:  (503) 640-7500
                  Telecopier: (503) 640-7509

                  and a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Larry W. Sonsini
                  Telephone:  (650) 493-9300
                  Telecopier: (650) 493-6811

                  If to the Stockholder:

                  c/o Philips Semiconductors

                  Legal Department
                  Building B460-1
                  Prof. Holstlaan 4
                  5656AA Eindhoven
                  The Netherlands
                  Attention: Guido Dierick
                  Telephone:  +31 (40) 272-2041
                  Telecopier: +31 (40) 272-4005

                  with a copy to:

                  Sullivan & Cromwell
                  1870 Embarcadero Road
                  Palo Alto, California 94303
                  Attention: Matthew G. Hurd
                  Telephone:  (650) 461-5600
                  Telecopier: (650) 461-5700

         4.06 GOVERNING LAW. THIS AGREEMENT AND THE PROXY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAWS DOCTRINES.

         4.07 AMENDMENTS. Prior to the Effective Time, this Agreement may be amended only by a document in writing signed by each of the Parties.

         4.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of some, but not all, the parties hereto. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same Agreement.

         4.09 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the Proxy were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Proxy and to enforce specifically the terms and provisions of this Agreement and the Proxy in any Federal court located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in any action or proceeding relating to or arising out of this Agreement (including, with respect to the Stockholder, the Proxy) or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not seek to change the venue of any such action or proceeding or otherwise to move any such action or proceeding to another court, whether because of inconvenience of the forum or otherwise (PROVIDED that nothing in this Section will prevent a party from removing an action or proceeding from a Delaware state court to a Federal court located in the State of Delaware), (iv) agrees that such Party will not bring any action relating to this Agreement or the Proxy or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (v) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or the Proxy or any of the transactions contemplated hereby or thereby.

         4.11 FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or appropriate to effect the full and prompt performance of the Stockholder's obligations pursuant to this Agreement and the validity and enforceability of the Proxy.

                            (Signature page follows)

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                  PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.


                  By:
                     -----------------------------------------------------------
                     Name:    J.C. Lobbezoo
                     Title:   Member Management Board


                  By:
                     -----------------------------------------------------------
                     Name:    A.P.M. van der Poel
                     Title:   Member Management Board





                  VEECO INSTRUMENTS INC.


                  By:
                     -----------------------------------------------------------
                     Name:
                     Title:

                                                                       EXHIBIT A

                                      PROXY

         Reference is hereby made to that certain Voting Agreement, dated as of July 11, 2002 (the "VOTING AGREEMENT"), of which this Proxy (this "PROXY") forms a part. Capitalized terms used but not defined in this Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Proxy is being delivered by the undersigned Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.01(b) of the Voting Agreement.

         The undersigned Granting Stockholder hereby appoints Veeco Instruments Inc., a Delaware corporation ("VEECO"), and each of Veeco's officers and other designees (each such person or entity, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of ORS ss.
60.231 (2001), with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Stockholder Florence Shares which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Florence (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise FOR AND IN FAVOR OF the Merger; PROVIDED, HOWEVER, that nothing set forth in this Proxy is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Stockholder Florence Shares with respect to any Superior FEI Proposal or related FEI Acquisition Transaction.

         The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to any Stockholder Florence Shares that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder purporting to grant the specific voting powers specified herein. Any obligation of the Granting Stockholder under this Proxy shall be binding upon the successors and assigns of the Granting Stockholder.

         THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE EARLIEST TO OCCUR OF (I) THE TERMINATION OF THE MERGER AGREEMENT IN ACCORDANCE WITH ITS TERMS, (II) THE EFFECTIVE TIME OF THE MERGER, AND (III) THE EXECUTION AND DELIVERY BY ANY PARTY TO THE MERGER AGREEMENT OF ANY AMENDMENT THERETO WHICH WOULD CAUSE EACH SHARE OF FLORENCE STOCK TO BE CONVERTED INTO THE RIGHT TO RECEIVE FEWER THAN 1.355 SHARES OF COMPANY STOCK (AS ADJUSTED FOR ANY STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR EVENTS).

         THIS PROXY WILL AUTOMATICALLY TERMINATE AND WILL BE AUTOMATICALLY REVOKED, AND THE INTEREST WITH WHICH THIS PROXY IS COUPLED WILL BE AUTOMATICALLY EXTINGUISHED, UPON THE EARLIEST TO OCCUR OF THE EVENTS SPECIFIED IN THE PREVIOUS SENTENCE.

                    PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.

                    By:
                           -----------------------------------------------------
                            Name:
                            Title:

                    By:
                           -----------------------------------------------------
                            Name:
                            Title:

                    Dated:  July 11, 2002

                                VOTING AGREEMENT


         VOTING AGREEMENT, dated as of July 11, 2002 (this "AGREEMENT"), among each of the individuals listed on SCHEDULE A to this Agreement (each, an "FEI STOCKHOLDER" and collectively, the "FEI STOCKHOLDERS"), and Veeco Instruments Inc., a Delaware corporation (the "COMPANY" and, collectively with the FEI Stockholders, the "PARTIES"). Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         WHEREAS, FEI Company, an Oregon corporation ("FEI"), Venice Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of the Company ("ACQUISITION"), and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 2002 (the "MERGER AGREEMENT"), which provides that, among other things, on the terms and subject to the conditions set forth therein, Acquisition shall be merged with and into FEI (the "MERGER"), and each share of FEI Common Stock will be converted into the right to receive 1.355 shares of common stock, $0.01 par value per share (the "COMPANY STOCK"), of the Company;

         WHEREAS, each FEI Stockholder owns the number of Existing FEI Shares (as defined herein) set forth opposite such FEI Stockholder's name on SCHEDULE A hereto and the FEI Stockholders collectively own in the aggregate 607,648 Existing FEI Shares;

         WHEREAS, this Agreement is the FEI Stockholders Voting Agreement contemplated by and referred to in the third "WHEREAS" clause to the Merger Agreement; and

         WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the FEI Stockholders enter into this Agreement.

         NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.01 As used in this Agreement, the following terms have the respective meanings ascribed to them in this Section.

         (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person or entity shall include securities Beneficially Owned by all other persons or entities with whom such person or entity would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

         (b) "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

         (c) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         (d) "EXISTING FEI SHARES" means all shares of FEI Common Stock Beneficially Owned by such FEI Stockholder on the date of this Agreement, in each case, if and to the extent entitled to be voted.

         (e) "FEI ACQUISITION PROPOSAL" has the meaning set forth in the Merger Agreement.

         (f) "FEI ACQUISITION TRANSACTION" has the meaning set forth in the Merger Agreement.

         (g) "NASDAQ" has the meaning set forth in the Merger Agreement.

         (h) "PROXY" means a proxy in the form of EXHIBIT A attached to this Agreement.

         (i) "STOCKHOLDER FEI SHARES" means the Existing FEI Shares and any shares of FEI Common Stock and/or other equity securities of, or equity interests in, FEI acquired by such FEI Stockholder in any capacity after the date of this Agreement and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by such FEI Stockholder, in each case, if and to the extent entitled to be voted.

         (j) "TRANSFER" means any direct or indirect sale, transfer, pledge, assignment or other disposition of, or entry into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any Stockholder FEI Shares by such FEI Stockholder (in each of the foregoing, whether voluntary or involuntary, by operation of law or otherwise).

         (k) "TRANSFEREE" any person or entity to whom a Transfer is made.

         (l) "SUPERIOR FEI PROPOSAL" has the meaning set forth in the Merger Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 FEI STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each FEI Stockholder represents and warrants to the Company as follows:

         (a) Such FEI Stockholder has all power and authority necessary to enable it to enter into this Agreement and the Proxy and to carry out the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly executed and delivered by such FEI Stockholder and each constitutes a legal, valid and binding obligation, enforceable against such FEI Stockholder in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement or the Proxy, nor the consummation of the transactions contemplated by this Agreement, the Proxy or by any document to be delivered in accordance herewith or therewith will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) any agreement or instrument to which such FEI Stockholder is a party or by which it is bound, or (ii) any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement or the Proxy, (ii) the performance by such FEI Stockholder of its obligations under this Agreement and the Proxy, or (iii) the consummation by such FEI Stockholder of the transactions contemplated by this Agreement and the Proxy.

         (d) Such FEI Stockholder is the record and Beneficial Owner of the number of Existing FEI Shares set forth opposite such FEI Stockholder's name on SCHEDULE A hereto. On the date of this Agreement, such Existing FEI Shares constitute all of the shares of FEI Common Stock owned of record or Beneficially Owned by such FEI Stockholder.

         (e) Such FEI Stockholder owns the number of Existing FEI Shares set forth opposite such FEI Stockholder's name on SCHEDULE A hereto, free and clear of any liens, claims, security interests, proxies, voting trusts or agreements, restrictions, qualifications, limitations, understandings or arrangements which would in any way restrict or impair such FEI Stockholder's right to vote such Existing FEI Shares in its sole discretion, or could require such FEI Stockholder to sell or transfer any of such Existing FEI Shares (whether upon default on a loan or otherwise) before the Effective Time.

         (f) Such FEI Stockholder has sufficient voting power and sufficient power to issue instructions and sufficient power to agree to the matters set forth in this Agreement with respect to all of such FEI Stockholder's Existing FEI Shares.

         (g) The obligations of such FEI Stockholder under this Agreement shall survive the death, disability or incapacity of such FEI Stockholder.

         2.02 COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the FEI Stockholders as follows:

         (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) the Company's certificate of incorporation or similar organizational or governing documents,
(ii) any agreement or instrument to which the Company is a party or by which it is bound, or (iii) any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, or (iii) the consummation by the Company of the transactions contemplated by this Agreement.

                                  ARTICLE III

               AGREEMENTS IN RESPECT OF THE STOCKHOLDER FEI SHARES

         3.01 VOTE FOR MERGER.

         (a) Such FEI Stockholder shall cause its Stockholder FEI Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of FEI called to vote upon the Merger, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Merger is sought, and shall cause such Stockholder FEI Shares to be voted or consented in favor of approving the Merger; PROVIDED that nothing set forth in this Section 3.01(a) or in the Proxy is intended or shall be construed to restrict or impair the right of such FEI Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder FEI Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         (b) In order to effectuate the voting arrangements contemplated by Sections 3.01(a) and 3.02, contemporaneously with the execution and delivery by the FEI Stockholders and the Company of this Agreement, and as a condition to such execution and delivery by the Company, such FEI Stockholder is delivering to the Company the Proxy, duly executed by or on behalf of such FEI Stockholder; PROVIDED that nothing set forth in this Section 3.01(b) or in the Proxy is intended or shall be construed to restrict or impair the right of such FEI Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder FEI Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         3.02 VOTE AGAINST CERTAIN MATTERS. Prior to the Effective Time, such FEI Stockholder shall cause its Stockholder FEI Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of FEI called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval is sought, and shall cause its Stockholder FEI Shares to be voted or consented against any proposal or transaction involving FEI or any of its subsidiaries that would prevent or nullify the Merger or the Merger Agreement (any such proposal or transaction, a "PARTICULAR MATTER"); PROVIDED that nothing set forth in this Section 3.02 or such Proxy is intended or shall be construed to restrict or impair the right of such FEI Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder FEI Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         3.03 TRANSFERS; OTHER VOTING ARRANGEMENTS.

         (a) Such FEI Stockholder may not Transfer any Stockholder FEI Shares except to a Transferee that has made a Superior FEI Proposal in the FEI Acquisition Transaction contemplated by such Superior FEI Proposal.

         (b) Such FEI Stockholder shall not, directly or indirectly, enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement, voting trust or otherwise with respect to any of its Stockholder FEI Shares, other than this Agreement and the Proxy; PROVIDED that nothing set forth in this
Section 3.03 or in the Proxy is intended or shall be construed to restrict or impair the right of such FEI Stockholder to vote or consent (or grant a proxy causing to be voted or consented) any of its Stockholder FEI Shares in favor of any Superior FEI Proposal or related FEI Acquisition Transaction.

         (c) Such FEI Stockholder shall not, directly or indirectly, take any action that would or could reasonably be expected to invalidate or in any way limit the enforceability by the Proxyholders (as defined in the Proxy) of the Proxy.

         (d) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict such FEI Stockholder from acting in his or her capacity as a director or officer of FEI (it being understood that this Agreement shall apply to such FEI Stockholder solely in such FEI Stockholder's capacity as a stockholder of FEI). No conduct or action taken by such FEI Stockholder, if such FEI Stockholder is also a director or officer of FEI (in his or her capacity as such), shall be deemed to constitute a breach of any provision of this Agreement.

         3.04 Confidentiality. Prior to the first public announcement by the Company and FEI of the Merger Agreement, the Merger and the other transactions contemplated thereby, such FEI Stockholder shall not disclose to any person or entity any information concerning the Merger Agreement, the Merger or the other transactions contemplated thereby, or the discussions concerning the same, PROVIDED, that nothing set forth in this Section 3.04 is intended or shall be construed to restrict or impair the ability of such FEI Stockholder to comply with its reporting obligations under applicable laws and stock exchange (including NASDAQ) regulations, in which event such FEI Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto or similar relief in connection therewith.

         3.05 DISCLOSURE. Such FEI Stockholder acknowledges that the Company and/or FEI may be obligated to disclose in governmental and stock exchange (including NASDAQ) filings such FEI Stockholder's identity, facts concerning such FEI Stockholder's ownership of Stockholder FEI Shares and the nature of the commitments, arrangements and understandings set forth in this Agreement, the Proxy, and any other agreements executed and delivered in connection with the Merger, together with such other information as may be required by applicable laws and stock exchange (including NASDAQ) regulations.

         3.06 NO SOLICITATION. Subject to Section 3.03(d), such FEI Stockholder shall not solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any FEI Acquisition Proposal, or engage in discussions or negotiations with any person or entity (other than with FEI and the Company or any of their Affiliates or Representatives) with respect to any FEI Acquisition Proposal, other than any Superior FEI Proposal or related FEI Acquisition Transaction. Such FEI Stockholder shall promptly advise FEI and the Company of any FEI Acquisition Proposal (including the identity of the person or entity making or submitting such FEI Acquisition Proposal and the terms thereof) that is made or submitted by any person or entity after the date of this Agreement. Such FEI Stockholder shall keep FEI and the Company reasonably informed with respect to the status of any such FEI Acquisition Proposal. Such FEI Stockholder shall immediately cease and cause to be terminated any existing discussions with any person or entity that relate to any FEI Acquisition Proposal or FEI Acquisition Transaction, other than discussions or negotiations with FEI and the Company or their Affiliates or Representatives.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01 TERMINATION OF AGREEMENT. The provisions of this Agreement and the Proxy shall automatically terminate upon, and be of no further force or effect after, the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the execution and delivery by any party to the Merger Agreement of any amendment thereto which would cause each share of FEI Stock to be converted into the right to receive fewer than 1.355 shares of Company Stock (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events).

         4.02 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire agreement among the parties relating to the transactions which are the subject of this Agreement, and all prior and contemporaneous negotiations, understandings and agreements among the parties (whether written or oral) with regard to the subject matter of this Agreement are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement.

         4.03 CAPTIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

         4.04 BINDING AGREEMENT; ASSIGNMENT.

         (a) Such FEI Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Stockholder FEI Shares and shall be binding upon any person to which record or Beneficial Ownership of such Stockholder FEI Shares shall pass, whether by operation of law or otherwise, including, without limitation, such FEI Stockholder's successors, partners or Transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of FEI Common Stock, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (b) Notwithstanding anything to the contrary set forth herein, except in accordance with Section 3.03(a) hereto, no party hereto may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties hereto; PROVIDED that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

         4.05 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

              If to the Company to:

              Veeco Instruments Inc.
              Corporate Headquarters
              100 Sunnyside Boulevard
              Woodbury, NY 11797
              Attention:  Greg Robbins
              Telephone:  (516) 677-0200
              Telecopier: (516) 677-9125

              with a copy to:

              Kaye Scholer LLP
              425 Park Avenue
              New York, New York  10022
              Attention:  Rory A. Greiss, Esq.
              Telephone:  (212) 836-8261
              Telecopier: (212) 836-7152

              If to such FEI Stockholder:

              Address set forth on the signature page hereto

         4.06 GOVERNING LAW. THIS AGREEMENT AND THE PROXY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAWS DOCTRINES.

         4.07 AMENDMENTS. Prior to the Effective Time, this Agreement may be amended only by a document in writing signed by each of the parties hereto.

         4.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of some, but not all, the parties hereto. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same Agreement.

         4.09 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the Proxy were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Proxy and to enforce specifically the terms and provisions of this Agreement and the Proxy in any Federal court located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto
(i) consents to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in any action or proceeding relating to or arising out of this Agreement (including, with respect to the Stockholder, the Proxy) or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not seek to change the venue of any such action or proceeding or otherwise to move any such action or proceeding to another court, whether because of inconvenience of the forum or otherwise (PROVIDED that nothing in this Section will prevent a party from removing an action or proceeding from a Delaware state court to a Federal court located in the State of Delaware), (iv) agrees that such Party will not bring any action relating to this Agreement or the Proxy or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (v) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or the Proxy or any of the transactions contemplated hereby or thereby.

         4.11 FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, such FEI Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or appropriate to effect the full and prompt performance of such FEI Stockholder's obligations pursuant to this Agreement and the validity and enforceability of the Proxy.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly authorized and signed as of the date in the first paragraph of this Agreement.

                                            THE "COMPANY"

                                            VEECO INSTRUMENTS INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            FEI STOCKHOLDER


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                              Address for Notice:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Facsimile No.:
                                                          ----------------------

                                   SCHEDULE A

FEI STOCKHOLDER                             NO. OF EXISTING FEI SHARES HELD

----------------------------------          ------------------------------------
Name

                                    EXHIBIT A

                                      PROXY

         Reference is hereby made to that certain Voting Agreement, dated as of July 11, 2002 (the "VOTING AGREEMENT"), of which this Proxy (this "PROXY") forms a part. Capitalized terms used but not defined in this Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Proxy is being delivered by the undersigned Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.01(b) of the Voting Agreement.

         The undersigned Granting Stockholder hereby appoints Veeco Instruments Inc., a Delaware corporation ("VEECO"), and each of Veeco's officers and other designees (each such person or entity, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of ORS ss.
60.231 (2001), with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Stockholder FEI Shares which the Granting Stockholder is entitled to vote at any meeting of the stockholders of FEI (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise FOR AND IN FAVOR OF the Merger; PROVIDED, HOWEVER, that nothing set forth in this Proxy is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Stockholder FEI Shares with respect to any Superior FEI Proposal or related FEI Acquisition Transaction.

         The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to any Stockholder FEI Shares that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder purporting to grant the specific voting powers specified herein. Any obligation of the Granting Stockholder under this Proxy shall be binding upon the successors and assigns of the Granting Stockholder.

         THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE EARLIEST TO OCCUR OF (I) THE TERMINATION OF THE MERGER AGREEMENT IN ACCORDANCE WITH ITS TERMS, (II) THE EFFECTIVE TIME OF THE MERGER, AND (III) THE EXECUTION AND DELIVERY BY ANY PARTY TO THE MERGER AGREEMENT OF ANY AMENDMENT THERETO WHICH WOULD CAUSE EACH SHARE OF FEI STOCK TO BE CONVERTED INTO THE RIGHT TO RECEIVE FEWER THAN 1.355 SHARES OF COMPANY STOCK (AS ADJUSTED FOR ANY STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR EVENTS). THIS PROXY WILL AUTOMATICALLY TERMINATE AND WILL BE AUTOMATICALLY REVOKED, AND THE INTEREST WITH WHICH THIS PROXY IS COUPLED WILL BE AUTOMATICALLY EXTINGUISHED, UPON THE EARLIEST TO OCCUR OF THE EVENTS SPECIFIED IN THE PREVIOUS SENTENCE.

                        FEI  STOCKHOLDER

                        By:
                               -------------------------------------------------
                                Name:
                                Title:
                        Dated:
                               -------------------------------------------------

                                                                       EXHIBIT B

                       Veeco Stockholder Voting Agreements

                                (ATTACHED HERETO)

                                VOTING AGREEMENT


         VOTING AGREEMENT, dated as of July 11, 2002 (this "AGREEMENT"), among each of the individuals listed on SCHEDULE A to this Agreement (each, a "VEECO STOCKHOLDER" and collectively, the "VEECO STOCKHOLDERS"), and FEI Company, an Oregon corporation (the "COMPANY" and, collectively with the Veeco Stockholders, the "PARTIES"). Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         WHEREAS, Veeco Instruments Inc. ("VEECO"), Venice Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Veeco ("ACQUISITION"), and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 2002 (the "MERGER AGREEMENT"), which provides that, among other things, on the terms and subject to the conditions set forth therein, Acquisition shall be merged with and into the Company (the "MERGER"), and each share of FEI Common Stock will be converted into the right to receive 1.355 shares of Veeco common stock, $0.01 par value per share (the "VEECO Stock");

         WHEREAS, each Veeco Stockholder owns the number of Existing Veeco Shares (as defined herein) set forth opposite such Veeco Stockholder's name on SCHEDULE A hereto and the Veeco Stockholders collectively own in the aggregate 119,290 Existing Veeco Shares;

         WHEREAS, this Agreement is a Veeco Stockholders Voting Agreement contemplated by and referred to in the third "WHEREAS" clause to the Merger Agreement; and

         WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the Veeco Stockholders enter into this Agreement.

         NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.01 As used in this Agreement, the following terms have the respective meanings ascribed to them in this Section.

         (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person or entity shall include securities Beneficially Owned by all other persons or entities with whom such person or entity would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

         (b) "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

         (c) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         (d) "EXISTING VEECO SHARES" means all shares of Veeco Stock Beneficially Owned by such Veeco Stockholder on the date of this Agreement, in each case, if and to the extent entitled to be voted.

         (e) "NASDAQ" has the meaning set forth in the Merger Agreement.

         (f) "PROXY" means a proxy in the form of EXHIBIT A attached to this Agreement.

         (g) "STOCKHOLDER VEECO SHARES" means the Existing Veeco Shares and any shares of Veeco Stock and/or other equity securities of, or equity interests in, Veeco acquired by such Veeco Stockholder in any capacity after the date of this Agreement and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by such Veeco Stockholder, in each case, if and to the extent entitled to be voted.

         (h) "TRANSFER" means any direct or indirect sale, transfer, pledge, assignment or other disposition of, or entry into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any Stockholder Veeco Shares by such Veeco Stockholder (in each of the foregoing, whether voluntary or involuntary, by operation of law or otherwise).

         (i) "TRANSFEREE" any person or entity to whom a Transfer is made.

         (j) "SUPERIOR VEECO PROPOSAL" has the meaning set forth in the Merger Agreement.

         (k) "VEECO ACQUISITION PROPOSAL" has the meaning set forth in the Merger Agreement.

         (l) "VEECO ACQUISITION TRANSACTION" has the meaning set forth in the Merger Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 VEECO STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Veeco Stockholder represents and warrants to the Company as follows:

         (a) Such Veeco Stockholder has all power and authority necessary to enable it to enter into this Agreement and the Proxy and to carry out the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly executed and delivered by such Veeco Stockholder and each constitutes a legal, valid and binding obligation, enforceable against such Veeco Stockholder in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement or the Proxy, nor the consummation of the transactions contemplated by this Agreement, the Proxy or by any document to be delivered in accordance herewith or therewith will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) any agreement or instrument to which such Veeco Stockholder is a party or by which it is bound, or (ii) any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement or the Proxy, (ii) the performance by such Veeco Stockholder of its obligations under this Agreement and the Proxy, or (iii) the consummation by such Veeco Stockholder of the transactions contemplated by this Agreement and the Proxy.

         (d) Such Veeco Stockholder is the record and Beneficial Owner of the number of Existing Veeco Shares set forth opposite such Veeco Stockholder's name on SCHEDULE A hereto. On the date of this Agreement, such Existing Veeco Shares constitute all of the shares of Veeco Stock owned of record or Beneficially Owned by such Veeco Stockholder.

         (e) Such Veeco Stockholder owns the number of Existing Veeco Shares set forth opposite such Veeco Stockholder's name on SCHEDULE A hereto, free and clear of any liens, claims, security interests, proxies, voting trusts or agreements, restrictions, qualifications, limitations, understandings or arrangements which would in any way restrict or impair such Veeco Stockholder's right to vote such Existing Veeco Shares in its sole discretion, or could require such Veeco Stockholder to sell or transfer any of such Existing Veeco Shares (whether upon default on a loan or otherwise) before the Effective Time.

         (f) Such Veeco Stockholder has sufficient voting power and sufficient power to issue instructions and sufficient power to agree to the matters set forth in this Agreement with respect to all of such Veeco Stockholder's Existing Veeco Shares.

         (g) The obligations of such Veeco Stockholder under this Agreement shall survive the death, disability or incapacity of such Veeco Stockholder.

         2.02 COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Veeco Stockholders as follows:

         (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) the Company's articles of incorporation or similar organizational or governing documents, (ii) any agreement or instrument to which the Company is a party or by which it is bound, or (iii) any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, or (iii) the consummation by the Company of the transactions contemplated by this Agreement.

                                  ARTICLE III

              AGREEMENTS IN RESPECT OF THE STOCKHOLDER VEECO SHARES

         3.01 VOTE FOR MERGER.

         (a) Such Veeco Stockholder shall cause its Stockholder Veeco Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Veeco called to vote upon the issuance of Veeco Stock in the Merger or approval of the Veeco Certificate of Incorporation Amendment, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the issuance of Veeco Stock in the Merger or the Veeco Certificate of Incorporation Amendment is sought, and shall cause such Stockholder Veeco Shares to be voted or consented in favor of approving the issuance of Veeco Stock in the Merger and the Veeco Certificate of Incorporation Amendment; PROVIDED that nothing set forth in this
Section 3.01(a) or in the Proxy is intended or shall be construed to restrict or impair the right of such Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         (b) In order to effectuate the voting arrangements contemplated by Sections 3.01(a) and 3.02, contemporaneously with the execution and delivery by the Veeco Stockholders and the Company of this Agreement, and as a condition to such execution and delivery by the Company, such Veeco Stockholder is delivering to the Company the Proxy, duly executed by or on behalf of such Veeco Stockholder; PROVIDED that nothing set forth in this Section 3.01(b) or in the Proxy is intended or shall be construed to restrict or impair the right of such Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         3.02 VOTE AGAINST CERTAIN MATTERS. Prior to the Effective Time, such Veeco Stockholder shall cause its Stockholder Veeco Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Veeco called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval is sought, and shall cause its Stockholder Veeco Shares to be voted or consented against any proposal or transaction involving Veeco or any of its subsidiaries that would prevent or nullify the Merger or the Merger Agreement (any such proposal or transaction, a "PARTICULAR MATTER"); PROVIDED that nothing set forth in this Section 3.02 or such Proxy is intended or shall be construed to restrict or impair the right of such Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         3.03 TRANSFERS; OTHER VOTING ARRANGEMENTS.

         (a) Such Veeco Stockholder may not Transfer any Stockholder Veeco Shares except to a Transferee that has made a Superior Veeco Proposal in the Veeco Acquisition Transaction contemplated by such Superior Veeco Proposal.

         (b) Such Veeco Stockholder shall not, directly or indirectly, enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement, voting trust or otherwise with respect to any of its Stockholder Veeco Shares, other than this Agreement and the Proxy; PROVIDED that nothing set forth in this Section 3.03 or in the Proxy is intended or shall be construed to restrict or impair the right of such Veeco Stockholder to vote or consent (or grant a proxy causing to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         (c) Such Veeco Stockholder shall not, directly or indirectly, take any action that would or could reasonably be expected to invalidate or in any way limit the enforceability by the Proxyholders (as defined in the Proxy) of the Proxy.

         (d) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict such Veeco Stockholder from acting in his or her capacity as a director or officer of Veeco (it being understood that this Agreement shall apply to such Veeco Stockholder solely in such Veeco Stockholder's capacity as a stockholder of Veeco). No conduct or action taken by such Veeco Stockholder, if such Veeco Stockholder is also a director or officer of Veeco (in his or her capacity as such), shall be deemed to constitute a breach of any provision of this Agreement.

         3.04 Confidentiality. Prior to the first public announcement by the Company and Veeco of the Merger Agreement, the Merger and the other transactions contemplated thereby, such Veeco Stockholder shall not disclose to any person or entity any information concerning the Merger Agreement, the Merger or the other transactions contemplated thereby, or the discussions concerning the same, PROVIDED, that nothing set forth in this Section 3.04 is intended or shall be construed to restrict or impair the ability of such Veeco Stockholder to comply with its reporting obligations under applicable laws and stock exchange (including NASDAQ) regulations, in which event such Veeco Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto or similar relief in connection therewith.

         3.05 DISCLOSURE. Such Veeco Stockholder acknowledges that the Company may be obligated to disclose in governmental and stock exchange (including NASDAQ) filings such Veeco Stockholder's identity, facts concerning such Veeco Stockholder's ownership of Stockholder Veeco Shares and the nature of the commitments, arrangements and understandings set forth in this Agreement, the Proxy, and any other agreements executed and delivered in connection with the Merger, together with such other information as may be required by applicable laws and stock exchange (including NASDAQ) regulations.

         3.06 NO SOLICITATION. Subject to Section 3.03(d), such Veeco Stockholder shall not solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Veeco Acquisition Proposal, or engage in discussions or negotiations with any person or entity (other than with Veeco and the Company or any of their Affiliates or Representatives) with respect to any Veeco Acquisition Proposal, other than any Superior Veeco Proposal or related Veeco Acquisition Transaction. Such Veeco Stockholder shall promptly advise Veeco and the Company of any Veeco Acquisition Proposal (including the identity of the person or entity making or submitting such Veeco Acquisition Proposal and the terms thereof) that is made or submitted by any person or entity after the date of this Agreement. Such Veeco Stockholder shall keep Veeco and the Company reasonably informed with respect to the status of any such Veeco Acquisition Proposal. Such Veeco Stockholder shall immediately cease and cause to be terminated any existing discussions with any person or entity that relate to any Veeco Acquisition Proposal or Veeco Acquisition Transaction, other than discussions or negotiations with Veeco and the Company or their Affiliates or Representatives.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01 TERMINATION OF AGREEMENT. The provisions of this Agreement and the Proxy shall automatically terminate upon, and be of no further force or effect after, the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the execution and delivery by any party to the Merger Agreement of any amendment thereto which would cause each share of FEI Common Stock to be converted into the right to receive greater than 1.355 shares of Veeco Stock (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events).

         4.02 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire agreement among the parties relating to the transactions which are the subject of this Agreement, and all prior and contemporaneous negotiations, understandings and agreements among the parties (whether written or oral) with regard to the subject matter of this Agreement are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement.

         4.03 CAPTIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

         4.04 BINDING AGREEMENT; ASSIGNMENT.

         (a) Such Veeco Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Stockholder Veeco Shares and shall be binding upon any person to which record or Beneficial Ownership of such Stockholder Veeco Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Veeco Stockholder's successors, partners or Transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Veeco Stock, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (b) Notwithstanding anything to the contrary set forth herein, except in accordance with Section 3.03(a) hereto, no party hereto may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties hereto; PROVIDED that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

         4.05 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

              If to the Company to:

              FEI Company
              Corporate Headquarters
              7451 NW Evergreen Parkway
              Hillsboro, OR 97124
              Attention: Bradley J. Thies
              Telephone: (503) 640-7500
              Telecopier: (503) 640-7570
              with a copy to:

              Wilson Sonsini Goodrich & Rosati, P.C.
              650 Page Mill Road
              Palo Alto, CA 94304-1050
              Attention: Larry W. Sonsini, Esq.
              Telephone: (650) 493-9300
              Telecopier: (650) 493-6811

              If to such Veeco Stockholder:

              Address set forth on Schedule A hereto

         4.06 GOVERNING LAW. THIS AGREEMENT AND THE PROXY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAWS DOCTRINES.

         4.07 AMENDMENTS. Prior to the Effective Time, this Agreement may be amended only by a document in writing signed by each of the parties hereto.

         4.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of some, but not all, the parties hereto. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same Agreement.

         4.09 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the Proxy were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Proxy and to enforce specifically the terms and provisions of this Agreement and the Proxy in any Federal court located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in any action or proceeding relating to or arising out of this Agreement (including, with respect to the Stockholder, the Proxy) or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not seek to change the venue of any such action or proceeding or otherwise to move any such action or proceeding to another court, whether because of inconvenience of the forum or otherwise (PROVIDED that nothing in this Section will prevent a party from removing an action or proceeding from a Delaware state court to a Federal court located in the State of Delaware), (iv) agrees that such Party will not bring any action relating to this Agreement or the Proxy or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (v) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or the Proxy or any of the transactions contemplated hereby or thereby.

         4.11 FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, such Veeco Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or appropriate to effect the full and prompt performance of such Veeco Stockholder's obligations pursuant to this Agreement and the validity and enforceability of the Proxy.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly authorized and signed as of the date in the first paragraph of this Agreement.

                                            THE "COMPANY"

                                            FEI COMPANY


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                            VEECO STOCKHOLDER


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                              Address for Notice:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Facsimile No.:
                                                          ----------------------

                                   SCHEDULE A

VEECO STOCKHOLDER                        NO. OF EXISTING VEECO SHARES HELD

--------------------------------         ---------------------------------------
Name

                                    EXHIBIT A

                                      PROXY

         Reference is hereby made to that certain Voting Agreement, dated as of July 11, 2002 (the "VOTING AGREEMENT"), of which this Proxy (this "PROXY") forms a part. Capitalized terms used but not defined in this Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Proxy is being delivered by the undersigned Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.01(b) of the Voting Agreement.

         The undersigned Granting Stockholder hereby appoints FEI Company, an Oregon corporation ("FEI"), and each of FEI's officers and other designees (each such person or entity, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Stockholder Veeco Shares which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise FOR AND IN FAVOR OF the issuance of Veeco Stock in the Merger and approval of the Veeco Certificate of Incorporation Amendment; PROVIDED, HOWEVER, that nothing set forth in this Proxy is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Stockholder Veeco Shares with respect to any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to any Stockholder Veeco Shares that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder purporting to grant the specific voting powers specified herein. Any obligation of the Granting Stockholder under this Proxy shall be binding upon the successors and assigns of the Granting Stockholder.

         THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE EARLIEST TO OCCUR OF (I) THE TERMINATION OF THE MERGER AGREEMENT IN ACCORDANCE WITH ITS TERMS, (II) THE EFFECTIVE TIME OF THE MERGER, AND (III) THE EXECUTION AND DELIVERY BY ANY PARTY TO THE MERGER AGREEMENT OF ANY AMENDMENT THERETO WHICH WOULD CAUSE EACH SHARE OF FEI COMMON STOCK TO BE CONVERTED INTO THE RIGHT TO RECEIVE GREATER THAN 1.355 SHARES OF VEECO STOCK (AS ADJUSTED FOR ANY STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR EVENTS). THIS PROXY WILL AUTOMATICALLY TERMINATE AND WILL BE AUTOMATICALLY REVOKED, AND THE INTEREST WITH WHICH THIS PROXY IS COUPLED WILL BE AUTOMATICALLY EXTINGUISHED, UPON THE EARLIEST TO OCCUR OF THE EVENTS SPECIFIED IN THE PREVIOUS SENTENCE.

                           VEECO  STOCKHOLDER

                           By:
                                 -----------------------------------------------
                                  Name:
                                  Title:
                           Dated:
                                 -----------------------------------------------

                                VOTING AGREEMENT


         VOTING AGREEMENT, dated as of July 11, 2002 (this "AGREEMENT"), between Chorus, L.P., a Minnesota limited partnership (the "VEECO STOCKHOLDER") and FEI Company, an Oregon corporation (the "COMPANY" and, collectively with the Veeco Stockholder, the "PARTIES"). Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         WHEREAS, Veeco Instruments Inc. ("VEECO"), Venice Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Veeco ("ACQUISITION"), and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 2002 (the "MERGER AGREEMENT"), which provides that, among other things, on the terms and subject to the conditions set forth therein, Acquisition shall be merged with and into the Company (the "MERGER"), and each share of FEI Common Stock will be converted into the right to receive 1.355 shares of common stock, $0.01 par value per share (the "VEECO STOCK"), of Veeco;

         WHEREAS, on the date hereof, the Veeco Stockholder Beneficially Owns 3,605,969 shares of Veeco Stock;

         WHEREAS, this Agreement is a Veeco Stockholders Voting Agreement contemplated by and referred to in the third "WHEREAS" clause to the Merger Agreement; and

         WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the Veeco Stockholder enter into this Agreement.

         NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.01 As used in this Agreement, the following terms have the respective meanings ascribed to them in this Section.

         (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person or entity shall include securities Beneficially Owned by all other persons or entities with whom such person or entity would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

         (b) "ESCROW SHARES" means the 206,625 shares of Veeco Stock owned of record and Beneficially Owned by the Veeco Stockholder, which are subject to that certain Escrow Agreement, dated as of September 17, 2001, among Veeco, Paul
E. Colombo, certain former stockholders of Applied Epi, Inc. and The Bank of Cherry Creek, N.A.

         (c) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         (d) "EXISTING VEECO SHARES" means all shares of Veeco Stock Beneficially Owned by the Veeco Stockholder on the Record Date, if and to the extent entitled to be voted.

         (e) "PROXY" means a proxy in the form of EXHIBIT A attached to this Agreement.

         (f) "RECORD DATE" means the record date established by the Veeco Board of Directors with respect to the Veeco Stockholders' Meeting.

         (g) "STOCKHOLDER VEECO SHARES" means the Existing Veeco Shares and any shares of Veeco Stock and/or other equity securities of, or equity interests in, Veeco acquired by the Veeco Stockholder in any capacity after the date of this Agreement and Beneficially Owned by the Veeco Stockholder on the Record Date, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by the Veeco Stockholder, in each case, if and to the extent entitled to be voted.

         (h) "TRANSFER" means any direct or indirect sale, transfer, pledge, assignment or other disposition of, or entry into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any Stockholder Veeco Shares by the Veeco Stockholder (in each of the foregoing, whether voluntary or involuntary, by operation of law or otherwise).

         (i) "TRANSFEREE" any person or entity to whom a Transfer is made.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 VEECO STOCKHOLDER REPRESENTATIONS AND WARRANTIES. The Veeco Stockholder represents and warrants to the Company as follows:

         (a) The Veeco Stockholder has all power and authority necessary to enable it to enter into this Agreement and the Proxy and to carry out the transactions contemplated hereby and thereby. This Agreement and the Proxy have been duly executed and delivered by the Veeco Stockholder and each constitutes a legal, valid and binding obligation, enforceable against the Veeco Stockholder in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement or the Proxy, nor the consummation of the transactions contemplated by this Agreement, the Proxy or by any document to be delivered in accordance herewith or therewith will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i)any agreement or instrument to which the Veeco Stockholder is a party or by which it is bound, or (ii)any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) As of the date hereof, the Veeco Stockholder is the record owner and Beneficial Owner of 3,605,969 shares of Veeco Stock, and such shares constitute all of the shares of Veeco Stock owned of record by the Veeco Stockholder.

         (d) Other than that certain Escrow Agreement, dated as of September 17, 2001, among Veeco, Paul E. Colombo, certain former stockholders of Applied Epi, Inc. and The Bank of Cherry Creek, N.A., the Veeco Stockholder owns the 3,605,969 shares of Veeco Stock free and clear of any liens, claims, security interests, proxies, voting trusts or agreements, restrictions, qualifications, limitations, understandings or arrangements that would in any way restrict or impair the Veeco Stockholder's right to vote such shares of Veeco Stock in its sole discretion, or could require the Veeco Stockholder to sell or transfer any of such shares of Veeco Stock (whether upon default on a loan or otherwise) before the Effective Time.

         (e) The Veeco Stockholder has sufficient voting power and sufficient power to issue instructions and sufficient power to agree to the matters set forth in this Agreement with respect to all of the shares of Veeco Stock owned by the Veeco Stockholder.

         2.02 COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Veeco Stockholder as follows:

         (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under (i) the Company's articles of incorporation or similar organizational or governing documents,
(ii)any agreement or instrument to which the Company is a party or by which it is bound, or (iii)any law, or any order, rule or regulation of any court or governmental authority or other regulatory organization having jurisdiction over it.

         (c) Except as set forth in the Merger Agreement and the schedules thereto, no governmental filings, authorizations, approvals or consents, or other governmental action, is required for (i) the execution and delivery of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, or (iii) the consummation by the Company of the transactions contemplated by this Agreement.

                                  ARTICLE III

              AGREEMENTS IN RESPECT OF THE STOCKHOLDER VEECO SHARES

         3.01 VOTE FOR MERGER.

         (a) The Veeco Stockholder shall cause its Stockholder Veeco Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Veeco called to vote upon the issuance of Veeco Stock in the Merger or approval of the Veeco Certificate of Incorporation Amendment, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the issuance of Veeco Stock in the Merger or the Veeco Certificate of Incorporation Amendment is sought, and shall cause such Stockholder Veeco Shares to be voted or consented in favor of approving the issuance of Veeco Stock in the Merger and the Veeco Certificate of Incorporation Amendment; PROVIDED that nothing set forth in this
Section 3.01(a) or in the Proxy is intended or shall be construed to restrict or impair the right of the Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         (b) In order to effectuate the voting arrangements contemplated by Sections 3.01(a) and 3.02, contemporaneously with the execution and delivery by the Veeco Stockholder and the Company of this Agreement, and as a condition to such execution and delivery by the Company, the Veeco Stockholder is delivering to the Company the Proxy, duly executed by or on behalf of the Veeco Stockholder; PROVIDED that nothing set forth in this Section 3.01(b) or in the Proxy is intended or shall be construed to restrict or impair the right of the Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         3.02 VOTE AGAINST CERTAIN MATTERS. Prior to the Effective Time, the Veeco Stockholder shall cause its Stockholder Veeco Shares to be counted as present for purposes of establishing a quorum at any meeting of stockholders of Veeco called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval is sought, and shall cause its Stockholder Veeco Shares to be voted or consented against any proposal or transaction involving Veeco or any of its subsidiaries that would prevent or nullify the Merger or the Merger Agreement (any such proposal or transaction, a "PARTICULAR MATTER"); PROVIDED that nothing set forth in this Section 3.02 or such Proxy is intended or shall be construed to restrict or impair the right of the Veeco Stockholder to vote or consent (or cause to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         3.03 TRANSFERS; OTHER VOTING ARRANGEMENTS.

         (a) The Veeco Stockholder may not Transfer any Escrow Shares except to a Transferee that has made a Superior Veeco Proposal in the Veeco Acquisition Transaction contemplated by such Superior Veeco Proposal.

         (b) The Veeco Stockholder shall not, directly or indirectly, enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement, voting trust or otherwise with respect to any of its Stockholder Veeco Shares, other than this Agreement and the Proxy unless such arrangement, proxy agreement, trust or other instrument provides for the voting of Stockholder Veeco Shares in accordance with the terms of this Agreement; PROVIDED that nothing set forth in this Section 3.03 or in the Proxy is intended or shall be construed to restrict or impair the right of the Veeco Stockholder to vote or consent (or grant a proxy causing to be voted or consented) any of its Stockholder Veeco Shares in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         (c) The Veeco Stockholder shall not, directly or indirectly, take any action that would or could reasonably be expected to invalidate or in any way limit the enforceability by the Proxyholders (as defined in the Proxy) of the Proxy.

         (d) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Veeco Stockholder from directly or indirectly selling, transferring, pledging, assigning or otherwise disposing of or entering into any contract, option, or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of any Veeco Stock held by the Veeco Stockholder, except the Escrow Shares, all without the attachment of, or any obligation to be bound by, any provisions of this Agreement. 3.04 CONFIDENTIALITY. Prior to the first public announcement by the Company and Veeco of the Merger Agreement, the Merger and the other transactions contemplated thereby, the Veeco Stockholder shall not disclose to any person or entity any information concerning the Merger Agreement, the Merger or the other transactions contemplated thereby, or the discussions concerning the same, PROVIDED, that nothing set forth in this Section 3.04 is intended or shall be construed to restrict or impair the ability of the Veeco Stockholder to comply with its reporting obligations under applicable laws and stock exchange (including NASDAQ) regulations, in which event the Veeco Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto or similar relief in connection therewith.

         3.05 DISCLOSURE. The Veeco Stockholder acknowledges that Veeco and/or the Company may be obligated to disclose in governmental and stock exchange (including NASDAQ) filings the Veeco Stockholder's identity, facts concerning the Veeco Stockholder's ownership of Stockholder Veeco Shares and the nature of the commitments, arrangements and understandings set forth in this Agreement, the Proxy, and any other agreements executed and delivered in connection with the Merger, together with such other information as may be required by applicable laws and stock exchange (including NASDAQ) regulations.

         3.06 NO SOLICITATION. Subject to Section 3.03(d), the Veeco Stockholder shall not solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Veeco Acquisition Proposal, or engage in discussions or negotiations with any person or entity (other than with Veeco and the Company or any of their Affiliates or Representatives) with respect to any Veeco Acquisition Proposal, other than any Superior Veeco Proposal or related Veeco Acquisition Transaction. The Veeco Stockholder shall promptly advise Veeco and the Company of any Veeco Acquisition Proposal (including the identity of the person or entity making or submitting such Veeco Acquisition Proposal and the terms thereof) that is made or submitted by any person or entity after the date of this Agreement. The Veeco Stockholder shall keep Veeco and the Company reasonably informed with respect to the status of any such Veeco Acquisition Proposal. The Veeco Stockholder shall immediately cease and cause to be terminated any existing discussions with any person or entity that relate to any Veeco Acquisition Proposal or Veeco Acquisition Transaction, other than discussions or negotiations with Veeco and the Company or their Affiliates or Representatives.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01 TERMINATION OF AGREEMENT. The provisions of this Agreement and the Proxy shall automatically terminate upon, and be of no further force or effect after, the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the execution and delivery by any party to the Merger Agreement of any amendment thereto which would cause each share of FEI Common Stock to be converted into the right to receive greater than 1.355 shares of Veeco Stock (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events).

         4.02 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire agreement among the parties relating to the transactions which are the subject of this Agreement, and all prior and contemporaneous negotiations, understandings and agreements among the parties (whether written or oral) with regard to the subject matter of this Agreement are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement.

         4.03 CAPTIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

         4.04 BINDING AGREEMENT; ASSIGNMENT.

         (a) The Veeco Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Escrow Shares and shall be binding upon any person to which record or Beneficial Ownership of such Escrow Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Veeco Stockholder's successors, partners or Transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of any of the Escrow Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (b) Notwithstanding anything to the contrary set forth herein, except in accordance with Section 3.03(a) hereto, no party hereto may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties hereto; PROVIDED that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

         4.05 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

              If to the Company to:

              FEI Company
              Corporate Headquarters
              7451 NW Evergreen Parkway
              Hillsboro, OR 97124
              Attention: Bradley J. Thies
              Telephone: (503) 640-7500
              Telecopier: (503) 640-7570

              with a copy to:

              Wilson Sonsini Goodrich & Rosati, P.C.
              650 Page Mill Road
              Palo Alto, CA 94304-1050
              Attention: Larry W. Sonsini, Esq.
              Telephone: (650) 493-9300
              Telecopier: (650) 493-6811

              If to the Veeco Stockholder:

              Paul E. Colombo
              4900 Constellation Drive
              St. Paul, MN 55127
              Telephone: (651) 482-0800
              Telecopier: (651) 482-0600

              with a copy to:

              Robins, Kaplan, Miller & Ciresi L.L.P.
              2800 LaSalle Plaza
              800 LaSalle Avenue
              Minneapolis, MN 55402-2015
              Attention: John R. Houston, Esq.
              Telephone: (612) 349-8285
              Telecopier: (612) 339-4181

         4.06 GOVERNING LAW. THIS AGREEMENT AND THE PROXY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAWS DOCTRINES.

         4.07 AMENDMENTS. Prior to the Effective Time, this Agreement may be amended only by a document in writing signed by each of the parties hereto.

         4.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of some, but not all, the parties hereto. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same Agreement.

         4.09 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the Proxy were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Proxy and to enforce specifically the terms and provisions of this Agreement and the Proxy in any Federal court located in the State of Minnesota or in a Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to the personal jurisdiction of any Federal court located in the State of Minnesota or any Minnesota state court in any action or proceeding relating to or arising out of this Agreement (including, with respect to the Stockholder, the Proxy) or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such Party will not seek to change the venue of any such action or proceeding or otherwise to move any such action or proceeding to another court, whether because of inconvenience of the forum or otherwise (PROVIDED that nothing in this Section will prevent a party from removing an action or proceeding from a Minnesota state court to a Federal court located in the State of Minnesota), (iv) agrees that such Party will not bring any action relating to this Agreement or the Proxy or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Minnesota or a Minnesota state court and (v) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or the Proxy or any of the transactions contemplated hereby or thereby.

         4.11 FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, the Veeco Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or appropriate to effect the full and prompt performance of the Veeco Stockholder's obligations pursuant to this Agreement and the validity and enforceability of the Proxy.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly authorized and signed as of the date in the first paragraph of this Agreement.

                                            THE "COMPANY"

                                            FEI COMPANY


                                            By:
                                                --------------------------------
                                                Vahe A. Sarkissian
                                                President and Chief Executive
                                                Officer


                                            VEECO STOCKHOLDER

                                            CHORUS, L.P.,
                                            BY ITS GENERAL PARTNER
                                            CHORUS MANAGEMENT, INC.


                                            By:
                                                --------------------------------
                                                Name:  Paul E. Colombo
                                                Title:  President

                                    EXHIBIT A

                                      PROXY

         Reference is hereby made to that certain Voting Agreement, dated as of July __, 2002 (the "VOTING AGREEMENT"), of which this Proxy (this "PROXY") forms a part. Capitalized terms used but not defined in this Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Proxy is being delivered by the undersigned Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.01(b) of the Voting Agreement.

         The undersigned Granting Stockholder hereby appoints FEI Company, an Oregon corporation ("FEI"), and each of FEI's officers and other designees (each such person or entity, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Stockholder Veeco Shares which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise FOR AND IN FAVOR OF the issuance of Veeco Stock in the Merger and approval of the Veeco Certificate of Incorporation Amendment; PROVIDED, HOWEVER, that nothing set forth in this Proxy is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Stockholder Veeco Shares with respect to any Superior Veeco Proposal or related Veeco Acquisition Transaction.

         The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to any Stockholder Veeco Shares that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder purporting to grant the specific voting powers specified herein. Any obligation of the Granting Stockholder under this Proxy shall be binding upon the successors and assigns of the Granting Stockholder other than the transferees under Section 3.03(d).

         THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL THE EARLIEST TO OCCUR OF (I) THE TERMINATION OF THE MERGER AGREEMENT IN ACCORDANCE WITH ITS TERMS, (II) THE EFFECTIVE TIME OF THE MERGER, AND (III) THE EXECUTION AND DELIVERY BY ANY PARTY TO THE MERGER AGREEMENT OF ANY AMENDMENT THERETO WHICH WOULD CAUSE EACH SHARE OF FEI COMMON STOCK TO BE CONVERTED INTO THE RIGHT TO RECEIVE GREATER THAN 1.355 SHARES OF VEECO STOCK (AS ADJUSTED FOR ANY STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR EVENTS). THIS PROXY WILL AUTOMATICALLY TERMINATE AND WILL BE AUTOMATICALLY REVOKED, AND THE INTEREST WITH WHICH THIS PROXY IS COUPLED WILL BE AUTOMATICALLY EXTINGUISHED, UPON THE EARLIEST TO OCCUR OF THE EVENTS SPECIFIED IN THE PREVIOUS SENTENCE.

                         VEECO  STOCKHOLDER

                         By:
                                ------------------------------------------------
                                Name:
                                Title:
                         Dated:
                                ------------------------------------------------

                                                                       EXHIBIT C

                         Certificate of Amendment of the
   Amended and Restated Certificate of Incorporation of Veeco Instruments Inc.


                                (ATTACHED HERETO)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             VEECO INSTRUMENTS INC.


         It is hereby certified that:

         1. The name of the corporation (the "Corporation") is Veeco Instruments Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on the 8th day of August, 1989. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 1, 1994. Certificates of Amendment were filed with the Secretary of State on each of November 20, 1989, January 17, 1990, January 19, 1990, March 25, 1992, May 3, 1994, June 2, 1997, July 25, 1997 and May 5, 2000.

         3. Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended to read in its entirety as follows:

                  "4. The corporation shall have authority to issue a total of ___________ shares, to be divided into ___________ shares of common stock with par value of $0.01 per share and 500,000 shares of preferred stock with par value of $0.01 per share."

         4. The amendment to the Amended and Restated Certificate of Incorporation effective hereby and herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, who acknowledges and affirms under the penalties of perjury that this certificate is the act and deed of the Corporation and that the facts stated herein are true this __ day of _______, 2002.


                                                   VEECO INSTRUMENTS INC.


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                       EXHIBIT D

                               Articles of Merger


                                (ATTACHED HERETO)

                                 STATE OF OREGON
                              CORPORATION DIVISION
                           151 PUBLIC SERVICE BUILDING
                              255 CAPITOL STREET NE
                              SALEM, OR 97310-1237

REGISTRY NUMBER OF SURVIVING CORPORATION: ________________


                               ARTICLES OF MERGER
                           OF VENICE ACQUISITION CORP.
                            WITH AND INTO FEI COMPANY


         These Articles of Merger are filed pursuant to ORS 60.481 and ORS
60.494 by FEI Company, an Oregon corporation ("FEI"), to be the surviving corporation in the merger of Venice Acquisition Corp., an Oregon corporation ("Acquisition Corp."), with and into FEI (the "Merger").

         PLAN OF MERGER. The plan of merger is attached hereto as EXHIBIT A and is incorporated herein by reference.

         SHAREHOLDER APPROVAL. The Merger required the approval of the shareholders of FEI and Acquisition Corp.

         Pursuant to ORS 60.487(5) and FEI's Second Amended and Restated Articles of Incorporation, the holders of outstanding shares of FEI's common stock were entitled to vote on the Merger. Pursuant to ORS 60.487(5) and Acquisition Corp.'s Articles of Incorporation, the holders of outstanding shares of Acquisition Corp.'s common stock were entitled to vote on the Merger. With respect to the foregoing, the shareholders of FEI and Acquisition Corp. approved the Merger, respectively, as follows:

         (a) _______ shares of FEI common stock were outstanding and entitled to vote on the Merger; _____ shares of common stock voted for the Merger and ____shares voted against the Merger.

         (b) _______ shares of Acquisition Corp. common stock were outstanding and entitled to vote on the Merger; _____ shares of common stock voted for the Merger and ____shares voted against the Merger.

         EFFECTIVE DATE. The Merger shall be effective upon filing of the Articles of Merger with the Secretary of State of the state of Oregon.

               Dated:  _____, 2002

FEI COMPANY



By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

VENICE ACQUISITION CORP.



By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
             AMONG VEECO INSTRUMENTS INC., VENICE ACQUISITION CORP.
                                 AND FEI COMPANY

                                                                       EXHIBIT E

          Fourth Amended and Restated Bylaws of Veeco Instruments Inc.


                                (ATTACHED HERETO)

                       FOURTH AMENDED AND RESTATED BYLAWS
                                       OF
                             VEECO INSTRUMENTS INC.
                               (THE "CORPORATION")

                            EFFECTIVE ______ __, 2002


1.       MEETINGS OF STOCKHOLDERS.

         1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held at a place and time determined by the board of directors (the "Board").

         1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by resolution of the Board or by the president or chief executive officer and shall be called by the president, chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 50% of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         1.3 PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board, the chief executive officer of the Corporation or the directors or stockholders requesting the meeting (as applicable).

         1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.6 of these bylaws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

         1.5 NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS. No business may be transacted at an annual or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.5 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.5.

              In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

              To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to such special meeting.

              To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

              At the same time or prior to the submission of any stockholder proposal of business to be conducted at an annual or special meeting that, if approved, could not be implemented by the Corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent stockholder or stockholders shall submit to the secretary of the Corporation an analysis, satisfactory to the Board, demonstrating that the proposal will have no material detrimental effect on the business and operations of the Corporation after making the requisite notices or obtaining the requisite consents or approvals and after giving effect to the potential responses thereto.

              No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.5; PROVIDED, HOWEVER, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this
Section 1.5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with such procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         1.6 QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of 50% of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

         1.7 VOTING; PROXIES. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.9 of these bylaws. Directors shall be elected in the manner provided in Section 2.1 of these bylaws. Voting need not be by ballot unless ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

         1.8 LIST OF STOCKHOLDERS. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

         1.9 ACTION BY CONSENT WITHOUT A MEETING. No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

2.       BOARD OF DIRECTORS.

         2.1 NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS. The business of the Corporation shall be managed by the Board. The Board shall consist of not less than three nor more than fifteen members, the exact number of which shall be determined from time to time by resolution adopted by a majority vote of the directors then serving, but no decrease in the number of directors that constitutes the Board may shorten the term of any incumbent director. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, as nearly equal in size as possible. Unless otherwise provided in the certificate of incorporation, directors shall be elected


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at each annual meeting of stockholders and shall hold office for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall also serve until the election and qualification of their respective successors, subject to the provisions of
Section 2.10. As used in these bylaws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board.

         2.2 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation, if any, to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 2.2.

              In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

              To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to such special meeting.

              To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings


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

between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

              No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         2.3 QUORUM AND MANNER OF ACTING. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

         2.4 PLACE OF MEETINGS. Meetings of the Board may be held in or outside Delaware.

         2.5 ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) at such time and place as the chairman of the board shall determine, on notice as provided in Section 2.7 of these Bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular is a legal holiday, the meeting shall be held on the next business day.

         2.6 SPECIAL MEETINGS. Special meetings of the Board may be called by the chief executive officer of the Corporation or by a majority of the entire Board.

         2.7 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telecopying it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of


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

any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

         2.8 BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

         2.9 PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         2.10 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by delivering his resignation in writing to the chief executive officer of the Corporation or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed, but only for cause, by vote of the stockholders at a meeting duly called for such purpose.

         2.11 VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

         2.12 COMPENSATION. Directors who are not executive officers of the Corporation shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. Directors who are also executive officers of the Corporation shall receive no additional compensation for service as directors. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.       COMMITTEES.

         3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have such powers and duties as the Board shall determine, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

         3.2 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law.


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

         3.3 COMMITTEES. The following committees are hereby created, with the powers and duties hereinafter set forth.

              (A) COMPENSATION COMMITTEE. The Compensation Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of a majority of the entire Board). The Compensation Committee shall fix the compensation of the chairman, the chief executive officer and such other executive officers as it shall determine and administer any stock option, stock appreciation or other incentive compensation programs of the Corporation.

              (B) AUDIT COMMITTEE. The Audit Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of the majority of the entire Board) who are not employees of the Corporation. The Audit Committee shall have full corporate power and authority to act in respect of any matter which may develop or arise in connection with any audit or the maintenance of internal accounting controls or any other matter relating to the Corporation's financial affairs. The Audit Committee shall review, at least once each fiscal year, the services performed and to be performed by the Corporation's independent public accountants and the fees charged therefor, and, in connection therewith, consider the effect of any nonaudit services on the independence of such accountants. The Audit Committee shall also review with the Corporation's independent public accountants and its internal audit department the general scope of their respective audit coverages, the procedure and internal accounting controls adopted by the Corporation and any significant matters encountered by any of them.

              (C) NOMINATING COMMITTEE. The Nominating Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of a majority of the entire Board). The Nominating Committee shall provide to the Board its recommendations regarding individuals to be considered for election as directors of the Corporation at meetings of the stockholders of the Corporation and shall have such other powers and duties as may be determined by the Board from time to time.

         3.4 RULES APPLICABLE TO COMMITTEES. The Board, by vote of a majority of the entire Board, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting.

4.       OFFICERS.

         4.1 NUMBER. The executive officers of the Corporation shall be the chairman of the board and chief executive officer, the president, one or more vice presidents, a secretary and a treasurer. Any two or more offices may be held by the same person.

         4.2 ELECTION; TERM OF OFFICE. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual


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meeting of the Board, and until the election of his successor, subject to the provisions of Section 4.4.

         4.3 SUBORDINATE OFFICERS. The Board and the chief executive officer may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the chief executive officer determines. The chief executive officer may delegate to any executive officer the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

         4.4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the chief executive officer of the Corporation; provided, that, the chairman and president and chief executive officer may only be removed by a two-thirds vote of the members of the Board other than the officer proposed to be removed (if such officer is a member of the Board).

         4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these bylaws for election or appointment to the office.

         4.6 THE CHAIRMAN. The chairman shall preside at all meetings of the Board and of the stockholders and shall have the powers and duties commensurate with chairmen of publicly-traded entities. The chairman shall manage the board-level governance of the Corporation. The chairman shall work with the chief executive officer of the Corporation to plan and develop the strategy for the Corporation and to set goals and financial performance measures of the Corporation. The chairman shall co-chair the Corporation's Integration Steering Committee and the Corporation's Strategic Review Board and shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board.

         4.7 THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president and chief executive officer of the Corporation shall be the chief executive officer of the Corporation and shall be responsible for the general and active management of the business of the Corporation and for seeing that all orders and resolutions of the Board are carried into effect. The chief executive officer's role shall be to run the Corporation and he shall be responsible for its operating results. He shall also be the chief external representative of the Corporation. The chief executive officer shall have general powers of supervision over the business of the Corporation. The officers of the Corporation shall report to the chief executive officer and the chief executive officer shall report to the Board. The chief executive officer shall work with the chairman to plan and develop the strategy for the Corporation and the setting of goals and financial performance measures. The chief executive officer shall co-chair the Corporation's Integration Steering Committee and the Corporation's Strategic Review Board and shall also


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

perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board.

         4.8 VICE PRESIDENT. Each vice president of the Corporation shall have such powers and duties as the chief executive officer of the Corporation assigns to him.

         4.9 THE TREASURER. The treasurer of the Corporation shall be the chief financial officer or the Corporation and shall be in charge of the Corporation's books and accounts. The treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the chief executive officer of the Corporation.

         4.10 THE SECRETARY. The secretary of the Corporation shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chief executive officer of the Corporation assigns to him. In the absence of the secretary of the Corporation from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

         4.11 SALARIES. Subject to the provisions of Section 3.3(A) hereof, the chief executive officer may fix the officers' salaries.

5.       SHARES.

         5.1 CERTIFICATES. The Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chief executive officer, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

         5.2 TRANSFERS. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

         5.3 DETERMINATION OF STOCKHOLDERS OF RECORD. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.       MISCELLANEOUS.

         6.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.


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

         6.2 FISCAL YEAR. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

         6.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the Corporation may be represented and voted by the chief executive officer, the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

         6.4 AMENDMENTS. The affirmative vote of a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation's Bylaws (other than Sections 4.4, 4.6 and 4.7, which shall require the affirmative vote of two-thirds of the entire Board). The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors, at a meeting duly called for such purpose.

                                     * * * *


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